Exhibit 10.2

AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF DECEMBER 22, 2011

AMONG

QUICKSILVER RESOURCES INC.,

as PARENT,

QUICKSILVER RESOURCES CANADA INC.,

as BORROWER,

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH,

as ADMINISTRATIVE AGENT,

JPMORGAN CHASE BANK, N.A.,

as GLOBAL ADMINISTRATIVE AGENT,

THE BANK OF NOVA SCOTIA,

as SYNDICATION AGENT,

THE TORONTO-DOMINION BANK AND CANADIAN IMPERIAL BANK OF COMMERCE,

as CO-DOCUMENTATION AGENTS,

AND

THE LENDERS PARTY HERETO

JOINT BOOKRUNNERS

J.P. MORGAN SECURITIES LLC AND THE BANK OF NOVA SCOTIA

i

Annex I	List of Maximum Credit Amounts

Exhibit A	Form of Note
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Interest Election Request
Exhibit D	Form of Compliance Certificate
Exhibit E-1	Security Instruments
Exhibit E-2	Form of Guaranty Agreement
Exhibit F	Form of Assignment and Assumption
Exhibit G	Form of Pledge Agreement

Schedule 1.02	Initial Guarantors
Schedule 3.05	Grandfathered Letters of Credit
Schedule 7.11	Subsidiaries and Partnerships; Unrestricted Subsidiaries
Schedule 7.12	Insurance
Schedule 9.02	Existing Debt
Schedule 9.03	Liens
Schedule 9.06	Investments
Schedule 9.08	Nature of Business

THIS AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 22, 2011 (as amended, modified, supplemented or restated from time to time, this “Agreement”), is among QUICKSILVER RESOURCES INC., a Delaware corporation (the “Parent”), QUICKSILVER RESOURCES CANADA INC., a corporation organized under the laws of the Province of Alberta, Canada (the “Borrower”); each of the Lenders from time to time party hereto; JPMORGAN CHASE BANK, N.A., Toronto Branch, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”); JPMORGAN CHASE BANK, N.A., as global administrative agent for the Lenders, and when appropriate, for the Lenders and U.S. Lenders (in such capacity, together with its successors in such capacity, the “Global Administrative Agent”); THE BANK OF NOVA SCOTIA, as syndication agent (in such capacity, the “Syndication Agent”); and THE TORONTO-DOMINION BANK and CANADIAN IMPERIAL BANK OF COMMERCE, as co-documentation agents (in such capacity, the “Co-Documentation Agents”). The joint lead arrangers for the credit facility provided under this Agreement are J.P. MORGAN SECURITIES LLC and THE BANK OF NOVA SCOTIA (collectively, the “Joint Lead Arrangers”).

R E C I T A L S

WHEREAS, the Parent, JPMorgan Chase Bank, N.A., as administrative agent and the lenders and the other parties thereto entered into the Credit Agreement dated as of September 6, 2011 (as amended or supplemented prior to the date hereof, the “Existing U.S. Credit Agreement”);

WHEREAS, the Borrower, JPMorgan Chase Bank, N.A., Toronto Branch, as administrative agent, and the lenders and the other parties thereto entered into the Credit Agreement dated as of September 6, 2011 (as amended or supplemented, the “Existing Canadian Credit Agreement”);

WHEREAS, the Borrower and the Parent have requested that the Existing U.S. Credit Agreement and Existing Canadian Credit Agreement each be amended and restated to, among other items, facilitate the consummation of the Barnett Shale Transaction (as defined below) and the Midstream Joint Venture (as defined below) and to create a global borrowing base;

WHEREAS, the Lenders have agreed to amend and restate the Existing Canadian Credit Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree that the Existing Canadian Credit Agreement is hereby amended and restated in its entirety as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01 Terms Defined Above. As used in this Agreement, each term defined above has the meaning indicated above.

Section 1.02 Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Administrative Agents” means the Global Administrative Agent and the Administrative Agent.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Loans” has the meaning assigned to such term in Section 5.05.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means, collectively, the Global Administrative Agent, the Administrative Agent, the Syndication Agent and the Co-Documentation Agents; and “Agent” means the Global Administrative Agent, the Administrative Agent, the Syndication Agent or any Co-Documentation Agent, as the context requires.

“Aggregate Maximum Credit Amounts” at any time shall equal the sum of the Maximum Credit Amounts, as the same may be reduced or terminated pursuant to Section 2.06 or increased pursuant to Section 2.09.

“Agreed Currency” has the meaning assigned to such term in Section 2.11(a).

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Allocated Canadian Borrowing Base” means, as of any date, the sum of (a) the portion of the U.S. Borrowing Base designated by the Parent to support the availability of Revolving Credit Exposure pursuant to a Borrowing Base Allocation Notice delivered in accordance with Section 2.07(e)(i) which is in effect as of such date plus (b) the Nominal Canadian Borrowing Base. On the date of this Agreement, the initial Allocated Canadian Borrowing Base shall be US$300,000,000.

“Allocated U.S. Borrowing Base” means, as of any date, the amount equal to (a) the U.S. Borrowing Base minus (b) the portion of the U.S. Borrowing Base designated by the Parent to support the availability of Revolving Credit Exposure pursuant to a Borrowing Base Allocation Notice delivered in accordance with Section 2.07(e)(i) which is in effect as of such date. As of the date of this Agreement, the initial Allocated U.S. Borrowing Base shall be US$775,000,000.

“Applicable Margin” means, for any day with respect to the commitment fees payable hereunder, or with respect to any Canadian Prime Loan, CDOR Loan, U.S. Prime Loan or Eurodollar Loan, as the case may be, the rate per annum set forth in the appropriate column below under the caption “Commitment Fee Rate”, “Canadian Prime Spread,” “CDOR Spread,” “U.S. Prime Spread”, or “Eurodollar Spread”, as the case may be, for the Global Borrowing Base Utilization Percentage then in effect:

Global Borrowing Base Utilization Percentage	Commitment Fee Rate	Canadian Prime Spread	CDOR Spread	U.S. Prime Spread	Eurodollar Spread
Greater than 90%	0.500%	1.50%	2.50%	1.50%	2.50%
Greater than 75% but less than or equal to 90%	0.500%	1.25%	2.25%	1.25%	2.25%
Greater than 50% and less than or equal to 75%	0.500%	1.00%	2.00%	1.00%	2.00%
Greater than 25% and less than or equal to 50%	0.375%	0.75%	1.75%	0.75%	1.75%
Less than or equal to 25%	0.375%	0.50%	1.50%	0.50%	1.50%

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

“Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Maximum Credit Amounts represented by such Lender’s Maximum Credit Amount as such percentage is set forth on Annex I; provided that in the case of Section 2.10 when a Defaulting Lender shall exist, “Applicable Percentage” as used in such Section 2.10 shall mean the percentage of the Aggregate Maximum Credit Amounts (disregarding any Defaulting Lender’s Maximum Credit Amounts) represented by such Lender’s Maximum Credit Amount.

“Approved Counterparty” means (a) any Lender or (b) any Affiliate of a Lender, (c) any U.S. Lender, (d) any Affiliate of a U.S. Lender or (e) any counterparty with a rating of its senior, unsecured, long-term indebtedness for borrowed money that is not guaranteed by any other Person or subject to any other credit enhancement of better than or equal to “BBB-” or “Baa3” by S&P and Moody’s, respectively.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Petroleum Engineers” means (a) with respect to the U.S. Reserve Report, Schlumberger Data and Consulting Services, (b) with respect to the Canadian Reserve Report, LaRoche Petroleum Consultants Limited and (c) any other independent petroleum engineers or other independent petroleum consultant(s) reasonably acceptable to the Global Administrative Agent.

“Arrangers” means the Joint Lead Arrangers and Joint Bookrunners.

“ASC” means the Financial Accounting Standards Board Accounting Standards Codification, as in effect from time to time.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in the form of Exhibit F or any other form approved by the Administrative Agent.

“Availability Period” means the period from and including the Effective Date to but excluding the Termination Date.

“Bank Products” means treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Bank Products Obligation” means an obligation in respect of a Bank Product provided by a Bank Products Provider.

“Bank Products Provider” means any Lender or Affiliate of a Lender that provides Bank Products to any Canadian Credit Party.

“Barnett Holdings” has the meaning assigned to such term in the definition of “Barnett Shale Transaction”.

“Barnett Shale Transaction” means a series of transactions (more fully described below) upon the completion of which the MLP Barnett Shale Assets and the Specified Oil and Gas Swap Agreements will be wholly owned, directly or indirectly, by MLP. These transactions shall be consummated at the time of the initial public offering of common units representing limited partnership interests of MLP and shall include the following transactions (or such similar or related transactions not material and adverse to the U.S. Lenders, taken as a whole) entered into prior to, on or after the Effective Date:

(a) the Parent shall form (A) the following Restricted Subsidiaries: (1) Quicksilver Partners Operating Ltd., a Cayman Islands exempted company (“MLP Opco”); (2) QP General Partner LLC, a Delaware limited liability company (“SpinCo”); and (3) QPP Holdings LLC, a Delaware limited liability company (“Barnett Holdings”) and (B) the following Unrestricted Subsidiaries: Quicksilver Resources GP LLC, a Delaware limited liability company (“GP LLC”) and Quicksilver Production Partners LP, a Delaware limited partnership (“MLP”) ((A) and (B) collectively, the “Newly Formed Barnett Subsidiaries”);

(b) the Parent shall contribute the MLP Barnett Shale Assets to MLP Opco;

(c) through a series of contributions involving SpinCo, Barnett Holdings and GP LLC, the Parent shall contribute (a) 100% of the equity interest of MLP Opco; (b) through the novation (or termination and replacement) described in clause (iv) below, the Specified Oil and Gas Swap Agreements; and (c) cash in an amount equal to 0.1% of MLP’s equity interest following the MLP IPO to MLP in exchange for the Contribution Consideration and a general partnership interest in MLP;

(d) at the time of or concurrently with the contribution of the Equity Interests in MLP Opco to MLP, (a) the Specified Oil and Gas Swap Agreements shall be novated by the Parent to MLP (or such Specified Oil and Gas Swap Agreements may instead be terminated and replaced), (b) all Liens created by the U.S. Security Instruments in the assets of, and any

Investments by the Parent or its Restricted Subsidiaries in, MLP Opco shall automatically terminate and all obligations of MLP Opco under the U.S. Guaranty Agreement or Guaranty Agreement shall automatically be released and (c) MLP Opco shall automatically become an Unrestricted Subsidiary;

(e) MLP or one of its wholly owned subsidiaries shall (a) enter into a new credit facility (the “MLP Credit Agreement”) and (b) offer and sell up to 50% of its common units representing limited partnership interests through an initial public offering (the “MLP IPO”);

(f) the Parent will receive, directly or indirectly, through a series of distributions, transfers, reimbursements and/or intercompany loans, from MLP, (a) the net cash proceeds of the MLP IPO and the initial borrowings under the MLP Credit Agreement on the date of MLP IPO and (b) the MLP interests (collectively, the “Contribution Consideration”) which shall, in the aggregate, equal the fair market value of the MLP Barnett Shale Assets and the Specified Oil and Gas Swap Agreements;

(g) MLP and GP LLC will enter into an omnibus agreement with the Parent and certain of its Affiliates, pursuant to which, among other things, the Parent or such Affiliates will provide MLP and GP LLC with general, administrative and operational services; and

(h) MLP and the Parent will enter into a tax sharing agreement pursuant to which MLP will pay the Parent (or its Affiliates) MLP’s share of state and local income and other taxes for which MLP’s results are included in a combined or consolidated tax return filed by the Parent or its Affiliates.

“BBEP” means BreitBurn Energy Partners L.P., a Delaware limited partnership.

“BBEP Common Units” means Common Units of BBEP, and shall include any securities into or for which such Common Units are reclassified, converted or exchanged in connection with (a) a consolidation, merger, reorganization or other business combination transaction to which BBEP is a party and in which BBEP is the continuing or surviving Person or (b) a transfer of all or substantially all of the assets of BBEP.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans or CDOR Loans, as to which a single Interest Period is in effect.

“Borrowing Base Allocation Notice” has the meaning assigned to such term in Section 2.07(e)(i).

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or a federal holiday or any other day on which commercial banks in Calgary, Toronto, Montreal or Chicago are closed;

provided that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“Calgary” means Calgary, Alberta, Canada.

“Canadian Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Canadian Prime Rate in effect on such day and (b) the sum of (i) the CDOR Rate for a one month interest period beginning on such date and (ii) 100 basis points. Any change in the Canadian Base Rate due to a change in the Canadian Prime Rate or the CDOR Rate shall be effective from and including the effective date of such change in the Canadian Prime Rate or the CDOR Rate, respectively.

“Canadian Benefit Plans” means any employee benefit plan, maintained or contributed to by any Canadian Credit Party that is not a Canadian Pension Plan and which is primarily for the benefit of the employees or former employees of any Canadian Credit Party employed in Canada who participate or are eligible to participate, including all profit sharing, incentive compensation, savings, supplemental retirement, retiring allowance, severance, deferred compensation, welfare, bonus, supplementary unemployment benefit plans or arrangements and all life, health, dental and disability plans and arrangements primarily for the benefit of such employees.

“Canadian Borrowing Base Deficiency” occurs at any time the Revolving Credit Exposure exceeds the Allocated Canadian Borrowing Base in effect at such time.

“Canadian Credit Parties” means the Borrower, its Restricted Subsidiaries and each Canadian Guarantor.

“Canadian Dollars” or “C$” refers to the lawful money of Canada.

“Canadian Guarantor” means each Guarantor which is formed under the laws of Canada or any province or territory thereof.

“Canadian Lien Searches” means searches for Liens from Alberta, British Columbia, and such other jurisdictions in which any Oil and Gas Property owned by any Canadian Credit Party is located, as the Administrative Agent may reasonably request, covering the Canadian Credit Parties.

“Canadian Pension Plan” means any pension plan to which any Canadian Credit Party contributes or has made contributions on behalf of its employees and required to be registered under Canadian provincial or federal pension benefits standards legislation and which is contributed to by (or to which there is or may be an obligation to contribute by) the Canadian Credit Parties, other than a multi-employer pension plan as defined under such legislation.

“Canadian Pension Plan Termination Event” means an event which would reasonably be expected to entitle a Person (without the consent of any Canadian Credit Party) to wind-up or terminate a Canadian Pension Plan in full or in part, or the institution of any steps by any Governmental Authority to terminate or order the termination or wind-up of, in full or in part, any Canadian Pension Plan, or an event respecting any Canadian Pension Plan which would result in the revocation of the registration of such Canadian Pension Plan or which could otherwise reasonably be expected to adversely affect the tax status of any such Canadian Pension Plan.

“Canadian Permitted Additional Debt” means any Permitted Additional Debt other than U.S. Permitted Additional Debt.

“Canadian Prime” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Canadian Base Rate.

“Canadian Prime Rate” means the rate of interest per annum publicly announced from time to time by the bank then serving as Administrative Agent as the prime rate it will use to determine the rates of interest on Canadian Dollar loans to its customers in Canada; each change in the Canadian Prime Rate shall be effective from and including the date such change is publicly announced as being effective. Such rate is set by the bank then serving as Administrative Agent as a general reference rate of interest, taking into account such factors as the bank then serving as Administrative Agent may deem appropriate; it being understood that (x) many of the bank then serving as Administrative Agent’s commercial or other loans are priced in relation to such rate, (y) it is not necessarily the lowest or best rate actually charged to any customer and (z) the bank then serving as Administrative Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

“Canadian Reserve Report Affected Property” has the meaning assigned to such term in Section 8.12(a).

“Capital Leases” means, in respect of any Person, all leases that are or should be in accordance with GAAP recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.

“Cash Interest Expense” means, with respect to the Parent and the Consolidated Restricted Subsidiaries on a consolidated basis for any period, Interest Expense for such period, less the sum of (a) pay-in-kind Interest Expense or other non-cash Interest Expense (including as a result of the effects of purchase accounting), (b) to the extent included in Interest Expense, the amortization of any financing fees paid by, or on behalf of, the Parent or any Consolidated Restricted Subsidiary, including such fees paid in connection with the Transactions, (c) the amortization of debt discounts, if any, or fees and deferred gains or losses with respect to Swap Agreements in respect of interest rates, (d) interest income of the Parent and the Consolidated Restricted Subsidiaries actually received in cash for such period, (e) any charges related to any premium or penalty paid, write off of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any indebtedness prior to its stated maturity, (f) to the extent included in Interest Expense, any interest paid on property and income tax payments, litigation settlements or any other obligation that does not constitute Debt and (g) interest expense capitalized during such period; provided that (i) Cash Interest Expense shall exclude any one-time financing fees paid in connection with the Transactions or any amendment of this Agreement or the U.S. Credit Agreement and (ii) that if any such Person shall have Redeemed any Existing Debt or Permitted Additional Debt during such period, Cash Interest

Expense shall be subject to pro forma adjustments for such Redemption as if such Redemption had occurred on the first day of such period in a manner satisfactory to the Global Administrative Agent.

“Casualty Event” means any loss, casualty or other damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Oil and Gas Property of the Parent or any of its Restricted Subsidiaries.

“CDOR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the CDOR Rate.

“CDOR Rate” means for the relevant interest period, the Canadian deposit offered rate which, in turn means on any day the sum of: (a) the annual rate of interest determined with reference to the arithmetic average of the discount rate quotations of all institutions listed in respect of the relevant interest period for Canadian Dollar-denominated bankers’ acceptances displayed and identified as such on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time, as of 10:00 a.m. Toronto local time on such day and, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Administrative Agent after 10:00 a.m. Toronto local time to reflect any error in the posted rate of interest or in the posted average annual rate of interest); plus (b) solely with respect to a Lender that is not a Schedule I Lender, 0.10% per annum; provided that if such rates are not available on the Reuters Screen CDOR Page on any particular day, then the Canadian deposit offered rate component of such rate on that day shall be calculated as the cost of funds quoted by the Administrative Agent to raise Canadian Dollars for the applicable interest period as of 10:00 a.m. Toronto local time on such day for commercial loans or other extensions of credit to businesses of comparable credit risk; or if such day is not a Business Day, then as quoted by the Administrative Agent on the immediately preceding Business Day.

“Change in Control” means, after the Effective Date, the occurrence of any of the following: (a) any “person” or “group” of related persons (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all Equity Interests that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Equity Interests of the Parent (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Equity Interest of the Parent held by a parent entity of the Parent, if such person or group “beneficially owns” (as defined above), directly or indirectly, more than 50% of the voting power of the Equity Interests of such parent entity); (b) a majority of the members of the board of directors of the Parent are not Continuing Directors; (c) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Parent and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); (d) the adoption by the stockholders of the Parent of a plan or proposal for the liquidation or dissolution of the Parent; (e) a “Change in Control” or similar event occurs under and as defined in any indenture or similar governing document in respect of Existing Debt or Permitted Additional Debt but only to the extent, in the case of this clause (e), the occurrence of any such event gives rise to an obligation of the Parent or any other Restricted Subsidiary to redeem, repay or repurchase, or otherwise offer to redeem, repay or repurchase, all or any portion of such Existing Debt or Permitted Additional Debt, which redemption, repayment or repurchase is not otherwise permitted by the terms of this Agreement; or (f) the Parent shall cease to own, directly or indirectly, all of the issued and outstanding Equity Interests in the Borrower.

“Change in Law” means (a) the adoption of any law, rule or regulation after the Effective Date (including, without limitation, any rule or regulation adopted by any Governmental Authority after the Effective Date under the framework of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act or in connection with the Bank for International Settlements, the Basel Committee on Banking Supervision or the United States, Canadian or foreign regulatory authorities, in each case, pursuant to Basel III), (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Effective Date or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 5.01(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date (including, without limitation, any requests, guidelines or directives made or issued after the Effective Date in connection with the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act or promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision or the United States, Canadian or foreign regulatory authorities, in each case, pursuant to Basel III).

“Chicago” means Chicago, Illinois.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Combined Aggregate Maximum Credit Amount” means the sum of (a) the Aggregate Maximum Credit Amounts and (b) the U.S. Aggregate Maximum Credit Amounts.

“Combined Credit Exposure” means, at the time of determination, the sum of (a) the Dollar Equivalent of the aggregate Revolving Credit Exposure of the Lenders hereunder, and (b) the U.S. Revolving Credit Exposure.

“Combined Commitments” means the aggregate of (a) the Commitments of the Lenders hereunder and (b) the U.S. Commitments. The initial aggregate principal amount of the Combined Commitments is U.S. US$1,075,000,000.

“Combined Defaulting Lender” means a Combined Lender that is a Defaulting Lender or a U.S. Defaulting Lender.

“Combined Lenders” means the Lenders hereunder and the U.S. Lenders.

“Combined Loan Documents” means the Loan Documents and the U.S. Loan Documents.

“Combined Loans” means the loans made by the Combined Lenders to the Borrower and the Parent pursuant to the Combined Loan Documents.

“Combined Obligations” means the aggregate of the Secured Indebtedness and the U.S. Secured Indebtedness.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) modified from time to time pursuant to Section 2.06 or Section 2.09 and (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04(b). The amount representing each Lender’s Commitment shall be the lesser of such Lender’s Maximum Credit Amount and such Lender’s Applicable Percentage of the then effective Allocated Canadian Borrowing Base.

“Commitment Fee Rate” has the meaning assigned to such term in the definition of “Applicable Margin”.

“Consolidated Net Income” means with respect to the Parent and the Consolidated Restricted Subsidiaries, for any period, the aggregate of the net income (or loss) of the Parent and its Consolidated Restricted Subsidiaries after allowances for taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (or loss) (to the extent otherwise included therein) the following (without duplication):

(a) the net income (or loss) for such period of any Person which is not a Consolidated Restricted Subsidiary, except that the amount of dividends, distributions or other payments in respect of equity actually paid in cash during such period by such other Person to the Parent or to a Consolidated Restricted Subsidiary (or to the extent any non-cash dividend, distribution or other payment made during such period by such other Person to the Parent or to a Consolidated Restricted Subsidiary was converted into cash by the Parent or such Consolidated Restricted Subsidiary during such period) shall be included in such net income (or loss), as the case may be;

(b) the net income (but not loss) during such period of any Consolidated Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Restricted Subsidiary is not at the time permitted by the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Restricted Subsidiary or is otherwise restricted or prohibited;

(c) any extraordinary gains (net of extraordinary losses) during such period;

(d) non-cash gains, losses or adjustments, including non-cash gains, losses or adjustments under authoritative guidance from the FASB as a result of changes in the fair market value of derivatives and any gains or losses attributable to writeups or writedowns of assets, including ceiling test writedowns and writedowns under authoritative guidance from the FASB as a result of accounting for oil and gas activities, goodwill and other intangible assets, and property, plant and equipment (for the avoidance of doubt, realized gains or losses will be counted in Consolidated Net Income in the quarter that cash is actually received or paid);

(e) any premium or penalty paid, interest expense capitalized in such period, write off of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any indebtedness prior to its stated maturity;

(f) any non-cash employee, officer or director based compensation; and

(g) any gain realized (net of losses) in connection with asset sales.

“Consolidated Restricted Subsidiaries” means any Restricted Subsidiaries of the Parent that are Consolidated Subsidiaries.

“Consolidated Subsidiaries” means each Subsidiary of the Parent (whether now existing or hereafter created or acquired) the financial statements of which are or shall be (or should have been) consolidated with the financial statements of the Parent in accordance with GAAP.

“Continuing Directors” means the individuals (i) who were members of the board of directors or other equivalent governing body of the Parent on the Effective Date, (ii) whose election or nomination to such board or body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of such board or body or (iii) whose election or nomination to such board or body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of such board or body.

“Contribution Consideration” has the meaning assigned to such term in the definition of “Barnett Shale Transaction”.

“Control” means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “Controlling” and “Controlled” have meanings correlative of the foregoing.

“Credit Parties” means the Parent and its Restricted Subsidiaries.

“Criminal Code (Canada)” means the Criminal Code R.S.C. 1985, c. C-46, as amended from time to time.

“Currency” means, with respect to any Loan or Letter of Credit, whether such Loan or Letter of Credit is denominated in Canadian Dollars or Dollars.

“Debt” means, for any Person, the sum of the following (without duplication):

(a) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments;

(b) all obligations of such Person in respect of drawn letters of credit, bankers’ acceptances, surety or other bonds and similar instruments that have not previously been reimbursed;

(c) all amounts owed by such Person representing the deferred purchase price of Property or services (other than liabilities of such Person to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities) that are either (i) not greater than 90 days past the invoice or billing date or (ii) are being contested in good faith by appropriate proceedings and adequate reserves therefor have been established under GAAP);

(d) all obligations under Capital Leases;

(e) all obligations under all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of United States and Canadian federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease;

(f) obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements in the ordinary course of business and obligations to deliver goods manufactured by such Person in consideration of deposits, progress payments or other advance payments in the ordinary course of business;

(g) all Debt (as defined in the other clauses of this definition) of others secured by a Lien on any Property of such Person, whether or not such Debt is assumed by such Person to the extent of the lesser of the fair market value of the property subject to such Lien and the amount of such Debt;

(h) all Debt (as defined in the other clauses of this definition) of others Guaranteed by such Person to the extent of the lesser of the amount of such Debt and the maximum stated amount of such Guarantee;

(i) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability;

(j) Disqualified Capital Stock; and

(k) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment.

The Debt of any Person shall include all obligations of such Person of the character described above notwithstanding that any such obligation is not included as a liability of such Person under GAAP. For the avoidance of doubt, “Debt” does not include obligations in respect of Swap Agreements, indemnities incurred in the ordinary course of business or in connection with the disposition of assets, any non-cash employee, officer or director compensation, any compensation paid to employees, officers or directors pursuant to stock appreciation rights, or, except to the extent set forth in the foregoing clause (e), obligations under operating leases.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” means a rate per annum equal to 2% plus the rate applicable to Canadian Prime Loans as provided in Section 3.02(a).

“Defaulting Lender” means any Lender, as reasonably determined by the Administrative Agent, that has (a) failed to comply with its obligation to fund any portion of its Loans or participations in Letters of Credit within two (2) Business Days of the date required to be funded by it hereunder unless such Lender notifies the Global Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing), which has not been waived by the Required Lenders, has not been satisfied, (b) notified the Borrower, the Administrative Agent, any Issuing Bank, or any Lender in writing that it does not intend to comply with any portion of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with any portion of its funding obligations under this Agreement (unless such writing relates to such Lenders’ obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement), which has not been waived by the Required Lenders, cannot be satisfied), (c) failed, within three (3) Business Days after written request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in the then outstanding Letters of Credit; provided, that any such Lender will cease to be a Defaulting Lender under this clause (c) upon receipt of such confirmation by the Administrative Agent, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of an Equity Interest in such Lender or a parent company thereof by a Governmental Authority or an instrumentality thereof. For avoidance of doubt (A) an assignee of a Defaulting Lender shall not be deemed to be a Defaulting Lender solely by virtue of the fact that it is an assignee of a Defaulting Lender, (B) neither the reallocation of funding obligations provided for in Section 2.10 as a result of a Lender being a Defaulting Lender nor the performance by non-Defaulting Lenders of such reallocated funding obligations will by themselves cause the relevant Defaulting Lender to become a non-Defaulting Lender and (C) when a Defaulting Lender ceases to be a Defaulting Lender (due to assignment to a new or existing Lender, commitment reduction pursuant to Section 2.10 or otherwise), all cash collateral deposited with respect to LC Exposure pursuant to Section 2.10(b) shall be promptly released to the Borrower (unless such cash collateral is otherwise required to remain on deposit pursuant to any other provision hereof) and all commitment reallocations under Section 2.10 shall be promptly adjusted.

“Discretionary Borrowing Base Allocation Notice” has the meaning assigned to such term in Section 2.07(e)(ii).

“Discretionary Borrowing Base Reallocation” has the meaning assigned to such term in Section 2.07(e)(ii).

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the earlier of (a) the Maturity Date and (b) the date on which there are no Loans, LC Exposure or other obligations hereunder outstanding and all of the Commitments are terminated.

“Dollar Equivalent” means, at any date, with respect to any amount denominated in

(a) Canadian Dollars, the equivalent amount thereof in Dollars as determined by the Global Administrative Agent or the Issuing Bank, as the case may be, at such time on the basis of the amount of Dollars into which such amount of Canadian Dollars may be converted at the rate of exchange for determining the amount of Dollars that may be purchased with such amount of Canadian Dollars as appearing on the Reuters World Currency Page at approximately 12:00 noon, New York time for the most recent Revaluation Date or, if such rate does not appear on any Reuters World Currency Page for such most recent Revaluation Date, The Bank of Canada mid-point spot rate of exchange for such date in Toronto at approximately 12:00 noon, Toronto time as of such most recent Revaluation Date, and

(b) any other foreign currency, the equivalent amount thereof in Dollars as determined by the Global Administrative Agent, as the case may be, at such time on the basis of the amount of Dollars into which such amount of foreign currency may be converted at the rate of exchange for determining the amount of Dollars that may be purchased with such amount of such foreign currency as appearing on the Reuters World Currency Page at approximately 12:00 noon, New York time for the most recent Revaluation Date or, if such rate does not appear on any Reuters World Currency Page for such most recent Revaluation Date, such rate of exchange shall be determined by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Global Administrative Agent by referencing such rate of exchange appearing on such service at approximately 12:00 noon, New York time as of such most recent Revaluation Date;

provided that, in each case, if any such rates of exchange cannot be determined pursuant to clauses (a) and (b) above, the Dollar Equivalent of such amount shall be determined by the Global Administrative Agent using any reasonable method it deems appropriate to determine such rate of exchange, after consultation with the Borrower.

“Dollars” or “$” or “US$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Restricted Subsidiary that is organized under the laws of Canada or any province thereof.

“EBITDAX” means, for any period, the sum of Consolidated Net Income for such period plus (i) the following expenses or charges to the extent deducted in determining Consolidated Net Income in such period (without duplication): interest; sales, franchise and income taxes; depreciation; depletion and accretion; amortization; exploration expenses; seismic, geologic and geophysical services performed in connection with oil and gas exploration; accretion of asset retirement obligations in accordance with ASC Topic 410, Accounting for Asset Retirement Obligations, and any similar accounting in prior periods; and other non-cash expenses, adjustments, losses or charges, plus (ii) an amount equal to twenty-five percent (25%) of the Net Proceeds received by the Parent during such period from sales of BBEP Common Units owned by the Parent on or prior to the Effective Date, and minus (iii) all non-cash income included in the calculation of Consolidated Net Income; provided, however, that if any such Person shall have consummated any Material Acquisition or Material Disposition during such period, EBITDAX shall be subject to pro forma adjustments for such acquisition or disposition, as if such acquisition or disposition had occurred on the first day of such period and shall also include adding back to Consolidated Net Income any non-recurring or one-time cash or non-cash charges or expenses associated with such acquisition or disposition; provided, however, that such pro forma adjustments shall be in a manner satisfactory to the Global Administrative Agent.

“Effective Date” means the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.02).

“Engineering Reports” has the meaning assigned to such term in Section 2.07(c)(i).

“Environmental Complaint” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication from any federal, provincial, territorial, state or municipal authority or any other party against the Parent or any Restricted Subsidiary involving (a) a Hazardous Discharge from or onto any real property owned, leased or operated at any time by the Parent or any Restricted Subsidiary, or (b) a Hazardous Discharge caused, in whole or in part, by the Parent or any Restricted Subsidiary or by any Person acting on behalf of or at the instruction of the Parent or any Restricted Subsidiary, or (c) any violation of any Environmental Law by the Parent or any Restricted Subsidiary.

“Environmental Laws” means any and all Governmental Requirements pertaining in any way to health and safety (with respect to exposure to hazardous substances), the environment or the preservation or reclamation of natural resources, as applicable in any jurisdictions in which the Parent or any Restricted Subsidiary is conducting or at any time has conducted business, or where any Oil and Gas Property of the Parent or any Restricted Subsidiary is located, including without limitation, (a) with respect to the Parent or any U.S. Subsidiary or any Oil and Gas Property of the Parent or any U.S. Subsidiary located in the United States, the Oil Pollution Act of 1990, as amended (“OPA”), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended (“RCRA”), the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended and (b) with respect to any Domestic Subsidiary conducting business, or any Oil and Gas Property of any Domestic Subsidiary located, in Canada, the Environmental Protection and Enhancement Act, R.S.A. 2000, c. E-12, as amended, (“EPEA”), the Oil and Gas Conservation Act, R.S.A. 2000, c. E-12, as amended (“OGCA”) and the Canadian Environmental Protection Act, 1999. S.C. 1999. c. 33, as amended. With respect to the Parent or any U.S. Subsidiary or any Oil and Gas Property of the Parent or any U.S. Subsidiary located in the United States, the term “oil” has the meaning specified in OPA, the terms “release” (or “threatened release”) have the meanings specified in CERCLA, the terms “solid waste” and “disposal” (or “disposed”) have the meanings specified under applicable State Environmental Law; provided, however, that to the extent the applicable Environmental Laws of the state or local jurisdiction in which any Oil and Gas Property of the Parent or any Subsidiary is located establish an equivalent meaning for “oil”, “release”, or “disposal” which is broader than that specified above, such broader meaning shall apply to the extent applicable to such state or local jurisdiction. With respect to any Domestic Subsidiary conducting business, or any Oil and Gas Property of any Domestic Subsidiary located, in Canada, the term “oil” has the meaning specified in OGCA, the term “release” has the meanings specified in EPEA, the terms “solid waste” and “disposal” (or “disposed”) have the meanings, or comparable meanings, specified under applicable provincial or territorial Environmental Law in Canada; provided, however, that to the extent the applicable Environmental Laws of the province, territory or local jurisdiction in which any Oil and Gas Property of any Domestic Subsidiary is located establish an equivalent meaning for “oil”, “release”, or “disposal” which is broader than that specified above, such broader meaning shall apply to the extent applicable to such province, territory or local jurisdiction.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Parent or any Restricted Subsidiary resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment, or (e) any contract or agreement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest. Convertible debt (including, without limitation, the Existing Convertible Debentures) shall not constitute “Equity Interests” for purposes hereof.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Parent or any Restricted Subsidiary would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

“ERISA Event” means (a) a “Reportable Event” described in section 4043 of ERISA and the regulations issued thereunder with respect to a Pension Plan, (b) the withdrawal of the Parent or any Restricted Subsidiary or any ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in section 4001(a)(2) of ERISA or from a Multiemployer Plan, (c) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under section 4041 of ERISA, (d) the institution of proceedings to terminate a Pension Plan by the PBGC, (e) receipt by the Parent or any Restricted Subsidiary or any ERISA Affiliate of a notice of withdrawal liability pursuant to Section 4202 of ERISA, (f) any other event or condition which might constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (g) the incurrence or assumption by the Parent or any Restricted Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to any Pension Plan or Multiemployer Plan (other than to make contributions in the ordinary course of business for the payment of current premiums which are not past due), (h) the occurrence of a non-exempt prohibited transaction under section 406 of ERISA or section 4975 of the Code that is reasonably likely to result in liability to the Parent or any Restricted Subsidiary, (i) the failure with respect to a Pension Plan, to satisfy the minimum funding standard under section 412 of the Code or section 302 of ERISA, or (j) the receipt by the Parent or any Restricted Subsidiary or any ERISA Affiliate of any notice concerning the determination that a Multiemployer Plan is in endangered or critical status, within the meaning of section 305 of ERISA, or insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the LIBO Rate.

“Event of Default” has the meaning assigned to such term in Section 10.01.

“Excepted Liens” means:

(a) Liens for Taxes, assessments or other governmental charges or levies which (i) are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP or (ii) result from a failure by the third-party lessor of any Oil and Gas Property to pay such Taxes, assessments or other governmental charges or levies owing by such third-party lessor, which is satisfied within 60 days after a Responsible Officer of the Borrower becomes aware thereof;

(b) Liens incurred or deposits made in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or in default (except to the extent that non-payment of such obligations is permitted by Section 8.04);

(c) statutory landlord’s Liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, journeymen’s, landlord’s and construction Liens, Liens on pipelines and pipeline facilities or other like Liens, in each case arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Properties each of which is in respect of obligations that are not delinquent or in default (except to the extent that non-payment of such obligations is permitted by Section 8.04);

(d) contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out and farm-in agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not (i) materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Parent or any Restricted Subsidiary or (ii) materially impair the value of such Property subject thereto;

(e) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution;

(f) (i) Immaterial Title Deficiencies and (ii) other minor defects in title which (A) for purposes of this Agreement, shall include, but not be limited to, easements, restrictions, zoning restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of the Parent or any Restricted Subsidiary for the purpose of roads, streets, alleys, highways, telephone lines, power lines, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, surface leases and other similar rights in respect of surface operations, (B) in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Parent or any Restricted Subsidiary and (C) in the aggregate do not materially impair the value of such Property subject thereto;

(g) (i) Liens on cash or securities pledged to secure performance of tenders, surety bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations, and other obligations of a like nature incurred, in each case, in the ordinary course of business, and (ii) Liens on cash or securities pledged to secure performance of appeal bonds, injunction bonds and other obligations of a like nature, including, in the case of clauses (i) and (ii), cash on deposit with a court or any Person in lieu of or in connection with any of the items referenced in this clause (g);

(h) judgment and attachment Liens not giving rise to an Event of Default under Section 10.01(k); and

(i) Liens arising from or perfected by precautionary United States Uniform Commercial Code financing statement filings (or similar filings or registrations in other jurisdictions including Canada) or other applicable precautionary filings regarding operating leases entered into by the Parent or any Restricted Subsidiary in the ordinary course of business covering only the Property under lease and accessions thereto, rights under warranties with respect thereto, proceeds thereof and other similar rights and interests;

provided, that (i) no intention to subordinate the first priority Lien in the collateral granted in favor of the Administrative Agent and the Secured Parties pursuant to the Security Instruments is to be hereby implied or expressed by the permitted existence of such Excepted Liens, and (ii) the term “Excepted Liens” shall not include any Lien securing Debt for borrowed money other than the Secured Indebtedness.

“Exchange Act” the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document, (a) taxes imposed on (or measured by) net income or capital (however denominated) and franchise taxes, in each case imposed by Canada or such other jurisdiction under the laws of which such recipient is organized or in which its principal office is located or in which its applicable lending office is located, or in which it is domiciled, is a resident or national of, or engaged in business or maintaining a permanent establishment or other physical presence in or otherwise having some present or former connection with (otherwise than by the mere receipt of payments under the Loan Documents); (b) any Canadian withholding tax imposed by reason of a Foreign Lender not dealing at arm’s length, within the meaning of the Income Tax Act (Canada), with any Canadian Credit Party at the time of such payment; and (c) any branch profits taxes imposed by Canada or any similar tax imposed by any other jurisdiction in which the Borrower or any Canadian Guarantor is located.

“Existing Canadian Credit Agreement” has the meaning assigned to such term in the recitals to this Agreement.

“Existing Convertible Debentures” means, collectively, each of Parent’s 1.875% Convertible Subordinated Debentures due 2024, as amended, restated, renewed, extended, supplemented, increased, replaced, refinanced or otherwise modified from time to time to the extent permitted under Section 9.05(b).

“Existing Debt” means the Existing Convertible Debentures, Existing Subordinate Notes, Existing 2015 Senior Notes, Existing 2016 Senior Notes and Existing 2019 Senior Notes.

“Existing Midstream Assets” means all tangible and intangible property owned by the Borrower or any other Domestic Subsidiary on the Effective Date and used in (a) gathering, compressing, treating, processing and transporting natural gas, crude, condensate and natural gas liquids; (b) fractionating and transporting natural gas, crude, condensate and natural gas liquids; and (c) marketing natural gas, crude, condensate and natural gas liquids, including, without limitation, gathering lines, pipelines, storage facilities, surface leases, rights-of-way, easements and servitudes related to each of the foregoing, including, without limitation, the pipeline known as the Maxhamish Pipeline (as it exists on the Effective Date, and as it may thereafter exist having regard to the additional compressors and equipment to be installed and construction and other work to be done for its completion, and which tangible and intangible property includes all line pipe, compressors and other tangible equipment and property now or hereafter comprised therein or ancillary thereto, and all related rights-of-way, easements and similar rights relating to the use of and access to the surface of the land in or on which the Maxhamish Pipeline is located) and a gathering agreement and processing agreement signed or to be signed by and between the Borrower and an Unrestricted Subsidiary or the partnership referred to in the definition of Midstream Joint Venture in respect of the gathering and other handling of the Borrower’s Hydrocarbons production in the said Maxhamish Pipeline and the processing of such Hydrocarbons, respectively. For purposes of clarity, “Existing Midstream Assets” shall not include any Oil and Gas Properties of the types described in clauses (a) through (e) of the definition of Oil and Gas Properties, other than the said gathering agreement and any other contracts and agreements that relate to the sale, purchase, transportation, gathering, exchange, or processing of Hydrocarbons hereinafter entered into by the Borrower or a Domestic Subsidiary with the partnership referred to in the definition of Midstream Joint Venture.

“Existing QRCI Pledge Agreement” has the meaning assigned to such term in Section 12.21.

“Existing Subordinate Notes” means, collectively, each of the Parent’s 7 1⁄8% Senior Subordinated Notes due 2016, as amended, restated, renewed, extended, supplemented, increased, replaced, refinanced or otherwise modified from time to time to the extent permitted under Section 9.05(b).

“Existing U.S. Credit Agreement” has the meaning assigned to such term in the recitals to this Agreement.

“Existing 2015 Senior Notes” means, collectively, each of the Parent’s 8 1⁄4% Senior Notes due 2015, as amended, restated, renewed, extended, supplemented, replaced, refinanced or otherwise modified from time to time to the extent permitted under Section 9.05(b).

“Existing 2016 Senior Notes” means, collectively, each of the Parent’s 11 3⁄4% Senior Notes due 2016, as amended, restated, renewed, extended, supplemented, replaced, refinanced or otherwise modified from time to time to the extent permitted under Section 9.05(b).

“Existing 2019 Senior Notes” means, collectively, each of the Parent’s 9 1⁄8% Senior Notes due 2019, as amended, restated, renewed, extended, supplemented, replaced, refinanced or otherwise modified from time to time to the extent permitted under Section 9.05(b).

“FASB” means the Financial Accounting Standards Board.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller.

“Financial Statements” means the financial statement or statements of the Parent and its Consolidated Subsidiaries referred to in Section 7.04(a).

“Foreign Lender” means any Lender that is not a resident of Canada or deemed to be a resident of Canada for purposes of Part XIII of the Income Tax Act (Canada), other than a resident of the U.S. for purposes of the Canada-United States Income Tax Convention that is fully entitled to the benefits of such income tax convention with regard to any amounts that may become payable to it under the Loan Documents. For purposes of this definition, Canada and each province thereof shall be deemed to constitute a single jurisdiction.

“Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement contributed to by the Parent or any Restricted Subsidiary with respect to employees employed outside Canada and the United States.

“Foreign Subsidiary” means any Restricted Subsidiary that is not a U.S. Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America or Canada, as applicable, as in effect from time to time subject to the terms and conditions set forth in Section 1.05.

“Global Administrative Agent” has the meaning assigned to such term in the preamble of this Agreement.

“Global Borrowing Base” means at any time an amount determined in accordance with Section 2.07, as the same may be adjusted from time to time pursuant to Section 8.12(c), Section 9.02(n), or Section 9.10.

“Global Borrowing Base Deficiency” occurs if at any time the Combined Credit Exposures exceeds the Global Borrowing Base then in effect at such time.

“Global Borrowing Base Utilization Percentage” means, as of any day, the fraction expressed as a percentage, the numerator of which is the Combined Credit Exposures on such day, and the denominator of which is the Global Borrowing Base in effect on such day.

“Governmental Authority” means, as applicable, the governments of the United States of America and/or Canada, any other nation or any political subdivision thereof, whether provincial, territorial, state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of government over the Parent or any Restricted Subsidiary, any of their Properties, any Agent, any Issuing Bank or any Lender.

“Governmental Requirement” means any applicable law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement of any Governmental Authority, whether now or hereinafter in effect, including, without limitation, environmental laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

“GP LLC” has the meaning assigned to such term in the definition of “Barnett Shale Transaction”.

“Grandfathered Letters of Credit” means the letters of credit issued by JPMorgan under the Existing Canadian Credit Agreement outstanding on the Effective Date or which constituted “Grandfathered Letters of Credit” under the Existing Canadian Credit Agreement and set forth on Schedule 3.05.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions, by “comfort letter” or other similar undertaking of support or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided, that the term “Guarantee” shall not include (x) endorsements of instruments for collection or deposit in the ordinary course of business or (y) indemnities given in connection with asset sales or otherwise provided in the ordinary course of business. The terms “Guarantee” and “Guaranteed” used as a verb shall have a correlative meaning.

“Guarantors” means the entities listed on Schedule 1.02, any other Person that must guarantee the Combined Obligations in order for the Borrower to comply with Section 8.13 and any other Person that executes the Guaranty Agreement or the U.S. Guaranty Agreement guaranteeing the payment of the Combined Obligations.

“Guaranty Agreement” means an agreement executed by the Guarantors in substantially the form of Exhibit E-2 unconditionally guaranteeing on a joint and several basis, payment of the Secured Indebtedness, as the same may be amended, modified or supplemented from time to time.

“Hazardous Discharge” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping of any Hazardous Material from or onto any real property owned, leased or operated at any time by the Parent or any Subsidiary or any real property owned, leased or operated by any other Person.

“Hazardous Material” means all explosive or radioactive substances or wastes, all hazardous or toxic substances, pollutants, asbestos or asbestos containing materials,

polychlorinated biphenyls, radon gas, infectious or medical wastes and all other hazardous or toxic substances or wastes (including oil and natural gas exploration, production and development wastes) of any nature, in each case, to the extent regulated pursuant to any Environmental Law, and any petroleum, petroleum products or petroleum distillates.

“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Secured Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to Hydrocarbons, oil and gas leases, mineral leases, or other liquid or gaseous Hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Immaterial Title Deficiencies” means minor defects or deficiencies in title which do not diminish by more than 5% the aggregate value of the Oil and Gas Properties evaluated in the Reserve Reports used in the most recent determination of the Global Borrowing Base.

“Income Tax Act (Canada)” means the Income Tax Act (Canada) and regulations promulgated thereunder, as amended from time to time.

“Increasing Lender” has the meaning assigned to such term in Section 2.09.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of the date hereof among the Administrative Agents on behalf of the Lenders, the U.S. Lenders and the other secured parties.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.04.

“Interest Expense” means, with respect to the Parent and its Consolidated Restricted Subsidiaries for any period, (determined without duplication) the gross interest expense of the Parent and its Consolidated Restricted Subsidiaries for such period on a consolidated basis, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees and deferred gains or losses with respect to Swap Agreements in respect of interest rates) payable in connection with the incurrence of Debt to the extent included in interest expense, (iii) the portion of any payments or accruals with respect to Capital Leases allocable to interest expense, (iv) the portion of any payments or accruals with respect to obligations of the type described in clause (e) of the definition of “Debt” in this Agreement allocable to interest expense whether or not the same constitutes interest expense under GAAP, and (v) interest expense capitalized in such period. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received and costs incurred by the Parent and its Consolidated Restricted Subsidiaries with respect to Swap Agreements in respect of interest rates.

“Interest Payment Date” means (a) with respect to any Canadian Prime Loan or U.S. Prime Loan, the last day of each March, June, September and December, and (b) with respect to any CDOR Loan or Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a CDOR Borrowing or Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means with respect to any CDOR Borrowing or Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three, six or, if available to all Lenders, nine or 12 months or one or two weeks thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period pertaining to a CDOR Borrowing or a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interim Redetermination” has the meaning assigned to such term in Section 2.07(b).

“Interim Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to an Interim Redetermination becomes effective as provided in Section 2.07(d).

“Investment” means, for any Person any investment including, without limitation: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person; (b) the making of any deposit with, or advance, loan or capital contribution to, purchase or other acquisition of any other Debt or equity participation or interest in, or other extension of credit to, any other Person; (c) the purchase or acquisition (in one or a series of transactions) of Property of another Person that constitutes a business unit or (d) the entering into of any Guarantee of Debt or other liability of any other Person.

“Issuing Bank” means JPMorgan and each Lender that agrees to act as an issuer of Letters of Credit hereunder at the request of the Borrower, in each case, in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.08(i).

Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Joinder Agreement” has the meaning assigned to such term in Section 2.09(a).

“Joint Bookrunners” means J.P. Morgan Securities LLC and The Bank of Nova Scotia, in their capacity as the joint bookrunners hereunder.

“Joint Lead Arrangers” has the meaning assigned to such term in the preamble of this Agreement.

“JPMorgan” means JPMorgan Chase Bank, N.A., Toronto Branch, in its individual capacity.

“Judgment Currency” has the meaning assigned to such term in Section 2.11(b).

“LC Commitment” means (a) from the date hereof until June 1, 2012, US$100,000,000, (b) from June 1, 2012 until September 1, 2012, US$125,000,000, (c) from September 1, 2012 until June 1, 2013, US$165,000,000 and (d) thereafter, US$205,000,000.

“LC Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit issued by such Issuing Bank.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn and unexpired stated amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time. For purposes of computing the undrawn and unexpired stated amount of any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.

“Lenders” means the Persons listed on Annex I and any Person that shall have become a party hereto pursuant to Section 2.09 or pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement, including any Grandfathered Letters of Credit.

“Letter of Credit Agreements” means all letter of credit applications and other agreements (including any amendments, modifications or supplements thereto) submitted by the Borrower, or entered into by the Borrower, with any Issuing Bank relating to any Letter of Credit issued by such Issuing Bank.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing at Reuters Reference Screen LIBOR01 (or on any successor or substitute screen of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such screen of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which Dollar deposits in the approximate amount of such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien, security interest or floating charge arising from a mortgage, debenture, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, the Parent or any Restricted Subsidiary shall be deemed to own subject to a Lien any asset which is acquired or held subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Loan Documents” means this Agreement, the Notes, all Letter of Credit Agreements, the Letters of Credit and the Security Instruments.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Majority Lenders” means, at any time while no Combined Credit Exposure is outstanding, Combined Lenders having more than 50% of the Combined Commitments; and at any time while any Combined Credit Exposure is outstanding, Combined Lenders holding more than 50% of the outstanding aggregate principal amount of the Combined Credit Exposure (without regard to any sale of participations); provided that any portion of the Combined Credit Exposure of the Combined Defaulting Lenders (if any) shall be excluded from the determination of the Majority Lenders.

“Material Acquisition” means the acquisition of the Equity Interests of a Person or the acquisition of assets from a Person, in each case for consideration of at least US$25,000,000.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, Property or financial condition of the Parent and its Restricted Subsidiaries taken as a whole; provided that changes in the prices of Hydrocarbons will not constitute a Material Adverse Effect, (b) the validity or enforceability of any of the U.S. Loan Documents or Loan Documents or the ability of the Parent and its Restricted Subsidiaries to perform any of their respective obligations under any U.S. Loan Document or Loan Document to which it is a party or (c) the rights and remedies of or benefits available to either applicable Administrative Agent, any other Agent, any Issuing Bank or any U.S. Lender under any U.S. Loan Document or any Lender under any Loan Document.

“Material Debt” means Debt (other than the Loans and Letters of Credit and U.S. Loans and U.S. Letters of Credit) or obligations in respect of one or more Swap Agreements, of any one or more of the Parent and its Restricted Subsidiaries in an aggregate principal amount exceeding US$45,000,000. For purposes of determining Material Debt, the “principal amount” of the obligations of the Parent or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the net amount (after giving effect to any netting agreements on collateral arrangements) that the Parent or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Disposition” means the sale, lease, assignment, conveyance or transfer of the Equity Interests of a Person or the assets of a Person, in each case for consideration of at least US$25,000,000.

“Material Restricted Subsidiary” means, at any time, each Restricted Subsidiary that is a Domestic Subsidiary and owns assets representing 7.5% or more of the total assets of the Canadian Credit Parties or whose EBITDAX represents 7.5% or more of the EBITDAX of the Canadian Credit Parties. For purposes of this definition, the total EBITDAX of the Canadian Credit Parties shall be determined as of the end of the Borrower’s most recent fiscal quarter for which financial statements are available.

“Maturity Date” means the earliest of (i) September 6, 2016 (the “Scheduled Maturity Date”), (ii) ninety (90) days prior to the maturity of the Existing 2015 Senior Notes to the extent the Existing 2015 Senior Notes are not repurchased, redeemed or refinanced to have a termination date of at least ninety (90) days after the Scheduled Maturity Date, (iii) ninety (90) days prior to the maturity of the Existing Subordinate Notes to the extent the Existing Subordinate Notes are not repurchased, redeemed or refinanced to have a termination date at least ninety (90) days after the Scheduled Maturity Date or (iv) ninety (90) days prior to the maturity of the Existing 2016 Senior Notes to the extent the Existing 2016 Senior Notes are not repurchased, redeemed or refinanced to have a termination date at least ninety (90) days after the Scheduled Maturity Date.

“Maximum Credit Amount” means, as to each Lender, the amount set forth opposite such Lender’s name on Annex I under the caption “Maximum Credit Amounts”, as the same may be (a) reduced or terminated from time to time in connection with a reduction or termination of the Aggregate Maximum Credit Amounts pursuant to Section 2.06(b), (b) increased pursuant to Section 2.09, (c) modified from time to time pursuant to any assignment permitted by Section 12.04(b) or (d) established pursuant to a Joinder Agreement executed by an Increasing Lender pursuant to Section 2.09.

“Midstream Joint Venture” means a contemplated transaction on terms substantially similar (and not materially less favorable to the Borrower, taken as a whole, than) those disclosed by the Parent to the Global Administrative Agent prior to the Effective Date that will involve the following transactions (or such similar or related transactions not material and adverse to the Combined Lenders, taken as a whole): (a) the Investment, directly or indirectly, by the Borrower in a partnership by the exchange of the Existing Midstream Assets for an interest in the partnership and cash (which partnership interest will be held directly by the Borrower or, following a transaction between the Borrower and an Unrestricted Subsidiary wherein the Borrower will receive Equity Interests in such Unrestricted Subsidiary in exchange for cash and the partnership interests the Borrower holds, through an Unrestricted Subsidiary), (b) the entering into of certain agreements pursuant to which the Borrower will agree to dedicate and to cause its Subsidiaries to dedicate certain of the production arising from or attributable to their working interest shares of natural gas to one or more Unrestricted Subsidiaries or such partnership and to have certain of its Hydrocarbons production (i) gathered and transported in certain of the Existing Midstream Assets and (ii) processed and treated in future midstream assets of such partnership, (c) the entering into of certain operating agreements and services agreements with respect to the operations of such partnership and (d) the purchase by the Borrower of certain compression assets currently used or under construction on the Maxhamish Pipeline upon completion of the related processing facility for a purchase price of US$33,000,000 plus any applicable transfer taxes.

“Minimum Allocated U.S. Borrowing Base” has the meaning assigned to such term in Section 2.07(e)(i).

“Minimum Liquidity” means, as of any date of determination, the sum of (a) the aggregate unused amount of the Commitments and U.S. Commitments as of such date (but only to the extent that the Parent or the Borrower, as applicable, is permitted to borrow such amounts under the terms of this Agreement and the U.S. Credit Agreement, as applicable, including, without limitation, Section 6.02 hereof) plus (b) all unrestricted and unencumbered cash and Investments of the type described in Section 9.06(b), (c), (e), (f), (g), (h), and (i) reflected on the Parent’s balance sheet as of such date.

“MLP” has the meaning assigned to such term in the definition of “Barnett Shale Transaction”.

“MLP Barnett Shale Assets” means a portion of those assets owned by the Parent located in the Barnett Shale in the Fort Worth Basin of North Texas consisting of, but not limited to, producing wells, undeveloped locations (including proved and unproved reserves) and related well equipment leases and surface rights as disclosed by the Parent to the Global Administrative Agent prior to the Effective Date (or such other associated assets not material and adverse to the Combined Lenders, taken as a whole).

“MLP Credit Agreement” has the meaning assigned to such term in the definition of “Barnett Shale Transaction”.

“MLP IPO” has the meaning assigned to such term in the definition of “Barnett Shale Transaction”.

“MLP Opco” has the meaning assigned to such term in the definition of “Barnett Shale Transaction”.

“Montreal” means Montreal, Quebec, Canada.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Mortgaged Property” means any Property owned by the Parent, Borrower or any Guarantor which is subject to the Liens existing and to exist under the terms of the Security Instruments.

“Multiemployer Plan” means a Plan which is a multiemployer plan as defined in section 3(37) or 4001(a)(3) of ERISA.

“Net Proceeds” means the aggregate cash proceeds received by the Parent or any Restricted Subsidiary in respect of any sale of BBEP Common Units, net of (a) the costs relating to such sale, (b) the net tax effect, if any, as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (c) Debt (other than the Secured Indebtedness) which is secured by a Lien upon any of the BBEP Common Units subject to such sale and which must be repaid as a result of such sale.

“New Borrowing Base Notice” has the meaning assigned to such term in Section 2.07(d).

“New York” means New York, New York.

“Newly Formed Barnett Subsidiaries” has the meaning assigned to such term in the definition of “Barnett Shale Transaction”.

“Nominal Canadian Borrowing Base” means, as of any date, the amount equal to (a) the Global Borrowing Base minus (b) the U.S. Borrowing Base.

“Non-Recourse Debt” means any Debt of any Subsidiary which does not own any Oil and Gas Properties included in the Global Borrowing Base in which the Parent or any Restricted Subsidiary made an Investment which Debt is (a) secured solely by the assets acquired with the proceeds of such Debt and (b) with respect to which (i) neither the Parent nor any Restricted Subsidiary shall have any liability to any Person for repayment of all or any portion of such Debt beyond the assets so secured and (ii) the holders thereof (A) shall have recourse only to, and the right to require the obligations of such Subsidiary to be performed, satisfied or paid only out of, the assets so secured and (B) shall have no direct or indirect recourse (including by way of indemnity or guaranty) to the Parent or any Restricted Subsidiary, whether for principal, interest, fees, expenses or otherwise; provided, however, that any such Debt shall not cease to be “Non-Recourse Debt” solely as a result of the instrument governing such Debt containing terms pursuant to which such Debt becomes recourse upon (1) fraud or misrepresentation by the Subsidiary in connection with such Debt, (2) such Subsidiary failing to pay taxes or other charges that result in the creation of Liens on any portion of the specific property securing such Debt or failing to maintain any insurance on such property required under the instruments securing such Debt, (3) the conversion of any of the collateral for such Debt, (4) such Subsidiary failing to maintain any of the collateral for such Debt in the condition required under the instruments securing the Debt, (5) any income generated by the specific property securing such Debt being applied in a manner not otherwise allowed in the instruments securing such Debt, (6) the violation of any Environmental Law or otherwise affecting the environmental condition of the specific property securing the Debt or (7) the rights of the holder of such Debt to the specific property becoming impaired, suspended or reduced by any act, omission or misrepresentation of such Person; provided further, however, that, upon the occurrence of any of the foregoing clauses (1) through (7) above, any such Debt shall cease to be “Non-Recourse Debt”.

“Notes” means the promissory notes of the Borrower described in Section 2.02(d) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

“OFAC” means the Office of Foreign Assets Control of the United States Department of Treasury.

“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, transportation, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses and surface buildings, structures and the contents thereof which contents are not otherwise Oil and Gas Properties situated on such Hydrocarbon Interests or Property) and (x) including any and all oil wells, gas wells, injection wells or other wells, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing and (y) excluding any of the foregoing assets described in clause (x) manufactured for sale to third parties to the extent not used by the manufacturing Person in connection with the operating, working or development of any of such Hydrocarbon Interests or Property; provided that notwithstanding anything to the contrary contained herein, “Oil and Gas Properties” shall not include cash, deposit accounts, commodity accounts or securities accounts.

“Oil and Gas Swap Agreement” means a Swap Agreement pursuant to which any Person hedges the price (including basis or transportation cost differentials) to be received by it for future production of Hydrocarbons.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to such corporation’s jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Currency” has the meaning assigned to such term in Section 2.11(a).

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing taxes or any other excise or Property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery, performance, enforcement or registration or, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement and any other Loan Document.

“Parent” has the meaning assigned to such term in the preamble.

“Participant” has the meaning assigned to such term in Section 12.04(c)(i).

“Participant Register” has the meaning assigned to such term in Section 12.04(c)(iii).

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Pension Plan” means any employee pension benefit plan as defined in section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code and in respect of which the Parent or any Restricted Subsidiary or any ERISA Affiliate of the foregoing may have liability, including any liability by reason of having been a substantial employer pursuant to section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

“Permitted Additional Debt” means Debt permitted to be incurred pursuant to Section 9.02(n).

“Permitted Holders” means (a) the Parent or any Restricted Subsidiary of the Parent, (b) a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Parent or any Restricted Subsidiary of the Parent, (c) Mercury Exploration Company, Mercury Production Company, Quicksilver Energy, L.P., The Discovery Fund, Pennsylvania Avenue Limited Partnership, Pennsylvania Management Company, the estate of Frank Darden, Lucy Darden, Ann Darden Self, Glenn Darden or Thomas Darden, (d) with respect to the natural persons listed in the foregoing clause (c), their respective successors, assigns or designees which, in each case, are Controlled Affiliates of any Person referred to in the foregoing clause (c), and their respective heirs, beneficiaries, trust, estates, and (e) with respect to the Persons listed in the foregoing clause (c) that are not natural persons, their respective successors, assigns or designees which, in each case, are Controlled Affiliates of any Person referred to in the foregoing clause (c).

“Permitted Investments” means the Investments permitted by Section 9.06.

“Permitted Liens” means with respect to (a) any Oil and Gas Property of the Parent or any Restricted Subsidiary of the types described in clauses (a), (b), (c), (e) and (f) of the definition of “Oil and Gas Properties” evaluated in the Reserve Reports used in the most recent determination of the Global Borrowing Base, the Liens permitted under clauses (a), (b), (c), (g), (h) and (j) of Section 9.03, (b) any Equity Interests issued by any Restricted Subsidiary, Liens of the type described in clause (a) of the definition of “Excepted Liens” and (c) all property and assets (other than those referred to in the foregoing clauses (a) and (b)), Liens of the type listed under Section 9.03.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA, other than a Canadian Pension Plan or Canadian Benefit Plan, which (a) is currently or hereafter sponsored, maintained or contributed to by the Parent, any Restricted Subsidiary or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by the Parent, any Restricted Subsidiary or an ERISA Affiliate.

“Pledge Agreement” means any Pledge Agreement required to be entered into hereunder among the Credit Parties (to the extent that any of the foregoing own Equity Interests in the Restricted Subsidiaries of the Parent (other than Equity Interests of the Borrower or any U.S. Restricted Subsidiary (each of whose Equity Interests are or will be pledged pursuant to the U.S. Pledge Agreement)) and the Administrative Agent in substantially the form of Exhibit G (or otherwise in form and substance acceptable to the Administrative Agent) granting Liens and a security interest on such Equity Interests issued by such Restricted Subsidiaries in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Secured Indebtedness, as the same may be amended, modified or supplemented from time to time.

“Principal Office” means the principal office of the Administrative Agent, which on the date of this Agreement is located at 200 Bay Street, Floor 18, Royal Bank Plaza, South Tower, Toronto, Ontario M5J 2J2 Canada.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Proposed Borrowing Base Notice” has the meaning assigned to such term in Section 2.07(c)(ii).

“Proposed Global Borrowing Base” has the meaning assigned to such term in Section 2.07(c)(i).

“Proposed U.S. Borrowing Base” has the meaning assigned to such term in Section 2.07(c)(i).

“Proved Hydrocarbon Interests” means, collectively, all Hydrocarbon Interests which constitute “proved reserves,” “proved developed producing reserves,” “proved developed nonproducing reserves,” and “proved undeveloped reserves,” as such terms are defined from time to time by the Society of Petroleum Engineers of the American Institute of Mining Engineers.

“Proved Producing Hydrocarbon Interests” means all Hydrocarbon Interests which constitute “proved developed producing reserves” as such term is defined from time to time by the Society of Petroleum Engineers of the American Institute of Mining Engineers.

“Reclassification” means the owner of an Oil and Gas Property evaluated in the Reserve Reports used in the most recent determination of the Global Borrowing Base changing from a Restricted Subsidiary to an Unrestricted Subsidiary as a result of either (a) the Borrower designating such previously Restricted Subsidiary as an Unrestricted Subsidiary in accordance with Section 9.07(b), or (b) such previously Restricted Subsidiary merging with an Unrestricted Subsidiary, with the Unrestricted Subsidiary being the continuing or surviving Person in accordance with Section 9.09(a). “Reclassified” shall have the correlative meaning thereto, and an Oil and Gas Property is “Reclassified” if a Reclassification occurs with respect to its owner.

“Recognized Value” means, (a) with respect to Oil and Gas Properties evaluated in the most recently delivered Reserve Reports, the discounted present value of the estimated net cash flow to be realized from the production of Hydrocarbons from such Oil and Gas Properties as determined by the Administrative Agent for purposes of determining the portion of the then effective Global Borrowing Base which it attributes to such Oil and Gas Properties in accordance with Section 2.07, and (b) with respect to any other Oil and Gas Properties, the discounted present value of the estimated net cash flow to be realized from the production of Hydrocarbons from such Oil and Gas Properties as determined by the Administrative Agent in the same manner as if it were evaluating such Oil and Gas Properties for purposes of determining the Global Borrowing Base.

“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt. “Redeem” has the correlative meaning thereto.

“Redetermination Date” means, with respect to any Scheduled Redetermination or any Interim Redetermination, the date that the redetermined Borrowing Base related thereto becomes effective pursuant to Section 2.07(d).

“Register” has the meaning assigned to such term in Section 12.04(b)(iv).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, partners, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.

“Required Lenders” means, at any time while no Combined Credit Exposure is outstanding, Combined Lenders having at least 66-2/3% of the Combined Commitments; and at any time while any Combined Credit Exposure is outstanding, Combined Lenders holding at least 66-2/3% of the outstanding aggregate principal amount of the Combined Credit Exposure (without regard to any sale of participations); provided that any portion of the Combined Credit Exposure of the Combined Defaulting Lenders (if any) shall be excluded from the determination of the Required Lenders.

“Required U.S. Lenders” means the “Required Lenders” under the U.S. Credit Agreement.

“Reserve Report” means a report or reports, in form and substance reasonably satisfactory to the Global Administrative Agent, setting forth, as of the dates set forth in Section 8.11(a) (or such other date in the event of an Interim Redetermination), the oil and gas reserves attributable to the Oil and Gas Properties of the Borrower and the other Domestic Subsidiaries or the Parent and the U.S. Subsidiaries, as applicable, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with SEC reporting requirements at the time. For the avoidance of doubt, any reference in this Agreement (including Section 8.13 and Section 9.10) to Oil and Gas Properties described, included or evaluated in a Reserve Report shall be deemed to refer solely to Proved Hydrocarbon Interests and to exclude possible or probable oil and gas reserves attributable to such Oil and Gas Properties. A Reserve Report may either be a Canadian Reserve Report or a U.S. Reserve Report or both as the context requires.

“Responsible Officer” means, as to any Person, the Chief Executive Officer, the President, any Financial Officer or any Vice President of such Person or of the controlling shareholder of such Person (a “Specified Responsible Officer”) or any (a) other officer of such Person or of the controlling shareholder of such Person specified as such to the Global Administrative Agent in writing by a Specified Responsible Officer, or (b) other employee of such Person or of a controlling shareholder of such Person specified as such to the Global Administrative Agent in writing by the chief financial officer and by one other Financial Officer of such Person; provided that any written designation of any officer or employee other than a Specified Responsible Officer as a “Responsible Officer” shall include a specimen signature of such other officer or employee which is certified by a Specified Responsible Officer. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Parent.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in the Parent or any Restricted Subsidiary, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Parent or any Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Parent or any Restricted Subsidiary; provided that cash payments in connection with restricted stock units, phantom stock plans or similar compensation arrangements shall not constitute Restricted Payments.

“Restricted Subsidiary” means any Subsidiary of the Parent that is not an Unrestricted Subsidiary.

“Revaluation Date” means

(a) with respect to any Letter of Credit denominated in a currency other than Dollars, each of the following: (i) the last day of each calendar month (or, if such day is not a Business Day, the next succeeding Business Day), (ii) such days as the Administrative Agent may designate, (iii) the Business Day preceding the date of any Borrowing or the issuance, amendment, extension or renewal of any Letter of Credit, (iv) the day on which any payment by the L/C Issuer or any reimbursement payment made in respect of any Letter of Credit denominated in a currency other than Dollars is to occur, (v) any day on which any LC Exposure is cash collateralized pursuant to Section 2.08(j), (vi) any date of the payment of any fees hereunder which depend on the amount of LC Exposure and (vii) any day on which the Commitments hereunder are decreased;

(b) with respect to calculations made pursuant to Section 1.07, any date on which the Parent or any Restricted Subsidiary undertakes (or would propose to undertake) an action that changes the amount that counts towards a threshold or basket amount; and

(c) otherwise, the current date.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of (i) the outstanding principal amount of such Lender’s Loans and (ii) its LC Exposure, in each case at such time.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

“Schedule I Lender” means a Lender which is a Canadian chartered bank listed on Schedule I to the Bank Act (Canada), as amended from time to time.

“Scheduled Redetermination” has the meaning assigned to such term in Section 2.07(b).

“Scheduled Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to a Scheduled Redetermination becomes effective as provided in Section 2.07(d).

“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.

“Section 1031 Counterparty” means an entity that is not an Affiliate of the Borrower and that will serve as an exchange accommodation titleholder in connection with the Section 1031 Exchange.

“Section 1031 Exchange” means a transaction intended to qualify for nonrecognition of gain or loss under Section 1031 of the Code pursuant to which the Parent or any Restricted Subsidiary would exchange Oil and Gas Properties owned by it for Oil and Gas Properties owned by a third party.

“Secured Indebtedness” means any and all amounts owing or to be owing by any Credit Party (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising): (a) to any Agent, any Issuing Bank or any Lender under any Loan Document, including, without limitation, all interest on any of the Loans (including any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Credit Party (or could accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such case, proceeding or other action); (b) to any Secured Swap Provider under any Swap Agreement, but excluding any additional transactions or confirmations entered into (i) after such Secured Swap Provider ceases to be a Lender or an Affiliate of a Lender or (ii) after assignment by a Secured Swap Provider to a Person that is not a Lender or an Affiliate of a Lender at the time of such assignment; (c) to any Bank Products Provider in respect of Bank Products; and (d) all renewals, extensions and/or rearrangements of any of the above.

“Secured Parties” means the Lenders, Bank Product Providers and the Secured Swap Providers.

“Secured Swap Provider” means (a) any Person that is a party to a Swap Agreement with any Canadian Credit Party that (i) constituted a “Secured Swap Provider” under the Existing Canadian Credit Agreement or (ii) entered into such Swap Agreement (whether at the time the transaction was entered into or thereafter by novation) while such Person was a Lender or an Affiliate of a Lender, whether or not such Person at any time ceases to be a Lender or an Affiliate of a Lender, as the case may be, or (b) any assignee of any Person described in clause (a) above so long as such assignee is a Lender or an Affiliate of a Lender at the time of such assignment.

“Security Instruments” means the Guaranty Agreement, each Pledge Agreement, debentures, mortgages, deeds of trust and other agreements, instruments or certificates described or referred to in Exhibit E-1 (it being understood that Exhibit E-1 shall include any applicable U.S. Security Instruments as of the date hereof), and any and all other agreements, instruments or certificates now or hereafter executed and delivered by the Borrower or any other Person (other than Swap Agreements with the Lenders or any Affiliate of a Lender or participation or similar agreements between any Lender and any other lender or creditor with respect to any Secured Indebtedness pursuant to this Agreement and other than agreements in respect of Bank Products Obligations) in connection with, or as security for the payment or performance of the Secured Indebtedness, the Notes, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, modified, supplemented or restated from time to time.

“Specified Oil and Gas Swap Agreements” means certain of the Parent’s Oil and Gas Swap Agreements identified in writing to the Global Administrative Agent prior to the MLP IPO.

“Specified Responsible Officer” has the meaning assigned to such term in the definition of “Responsible Officer”.

“Subsidiary” means: (a) any Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, managers or other governing body of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of its Subsidiaries or by the Borrower and one or more of its Subsidiaries and (b) any partnership of which the Borrower or any of its Subsidiaries is a general partner. Unless otherwise indicated herein, each reference to the term “Subsidiary” shall mean a Subsidiary of the Borrower.

“Super-majority Lenders” means, at any time while no Combined Credit Exposure is outstanding, Combined Lenders having at least 95% of the Combined Commitments; and at any time while any Combined Credit Exposure is outstanding, Combined Lenders holding at least 95% of the outstanding aggregate principal amount of the Combined Credit Exposure (without regard to any sale of participations); provided that any portion of the Combined Credit Exposure of the Combined Defaulting Lenders (if any) shall be excluded from the determination of the Super-majority Lenders.

“Super-majority U.S. Lenders” has the meaning assigned to such term in the U.S. Credit Agreement.

“Swap Agreement” means any agreement with respect to any financial derivative transaction, including any swap, forward, future or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that stock option or other benefit or compensation plans providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Parent and its Restricted Subsidiary shall not constitute a Swap Agreement.

“Sweep Accounts” means deposit accounts, the proceeds of which are transferred nightly to an interest-bearing concentration account maintained by the Administrative Agent or another Lender (provided that upon an Event of Default such Lender shall, at the request of the Administrative Agent, enter into a control agreement with the Administrative Agent and appropriate Canadian Credit Party in form and substance reasonably satisfactory to the Administrative Agent), and re-transferred each morning to the applicable Canadian Credit Party’s deposit accounts, all on terms and conditions reasonably satisfactory to the Administrative Agent.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Termination Date” means the earlier of the Maturity Date and the date of termination of the Commitments.

“Toronto” means Toronto, Ontario, Canada.

“Transactions” means, with respect to (a) the Parent , the execution, delivery and performance by the Parent of the U.S. Credit Agreement and each other U.S. Loan Document to which it is a party, the borrowing of U.S. Loans, the use of the proceeds thereof and the issuance of the U.S. Letters of Credit thereunder, and the grant of Liens by the Parent on Mortgaged Properties and other Properties pursuant to the U.S. Security Instruments, (b) the Borrower, the execution, delivery and performance by the Borrower of the Agreement and each other Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, and the grant of Liens by the Borrower on Mortgaged Properties and other Properties pursuant to the Security Instruments and (c) each Guarantor, the execution, delivery and performance by such Guarantor of each Loan Document and U.S. Loan Document to which it is a party, the guaranteeing of the applicable Combined Obligations and the other obligations under the Guaranty Agreement or U.S. Guaranty Agreement by such Guarantor and such Guarantor’s grant of the security interests and provision of collateral pursuant to the Security Instruments and U.S. Security Instruments, and the grant of Liens by such Guarantor on Mortgaged Properties and other Properties pursuant to the Security Instruments and U.S. Security Instruments.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Canadian Base Rate, the CDOR Rate, the U.S. Base Rate or the LIBO Rate.

“Unfunded Current Liability” means the amount, if any, by which (a) the greater of the solvency liability or the going concern liability of a Canadian Pension Plan as at the date of the most recently filed actuarial valuation, in either case determined in accordance with the actuarial methods and assumptions used by the actuary for the Canadian Pension Plan in the most recent actuarial valuation of the Canadian Pension Plan filed with, and accepted for filing by, the relevant pension regulatory authority, exceeds (b) the fair market value of the assets of the Canadian Pension Plan as at the same date.

“Unrestricted Subsidiary” means any Subsidiary of the Parent designated as such on Schedule 7.10 or which the Parent has designated in writing to the Administrative Agent to be an Unrestricted Subsidiary pursuant to Section 9.07, in each case, other than the Borrower.

“U.S. Aggregate Maximum Credit Amounts” means the “Aggregate Maximum Credit Amounts” under the U.S. Credit Agreement.

“U.S. Base Rate” means, for any day, a rate per annum equal to the greater of (a) the U.S. Prime Rate in effect on such day, and (b) the LIBO Rate for a one month Interest Period beginning on such day plus one hundred basis points (or if such day is not a Business Day, the immediately preceding Business Day); provided that, for the avoidance of doubt, the LIBO Rate for any day shall be based on the rate appearing at Reuters Reference Screen LIBOR01 (or on any successor or substitute screen of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such screen of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time on such day, as the rate for Dollar deposits with a one-month maturity; provided further that, in the event that such rate is not available at such time for any reason, then the LIBO Rate for such day shall be based on the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which Dollar deposits in the approximate amount of the applicable U.S. Prime Borrowing with a one month maturity are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, on such day (or the immediately preceding Business Days if such day is not a day on which banks are open for dealings in Dollar deposits in the London interbank market). Any change in the U.S. Base Rate due to a change in the U.S. Prime Rate or the LIBO Rate shall be effective from and including the effective date of such change in the U.S. Prime Rate or the LIBO Rate, respectively.

“U.S. Borrowing Base” has the meaning assigned to such term in the U.S. Credit Agreement.

“U.S. Borrowing Base Deficiency” has the meaning assigned to such term in the U.S. Credit Agreement.

“U.S. Borrowings” means “Borrowings” under the U.S. Credit Agreement.

“U.S. Commitments” means the “Commitments” of the U.S. Lenders under the U.S. Credit Agreement.

“U.S. Credit Agreement” means the Amended and Restated Credit Agreement dated as of even date herewith among the Parent, as borrower, the Global Administrative Agent, and others.

“U.S. Defaulting Lender” means a “Defaulting Lender” under the U.S. Credit Agreement.

“U.S. Guarantor” means (x) any Guarantor organized under the laws of the U.S. (or any state thereof) and (y) prior to the release contemplated by Section 8.13, MLP Opco.

“U.S. Guaranty Agreement” means the “Guaranty Agreement” under the U.S. Credit Agreement.

“U.S. LC Exposure” means the “LC Exposure” under the U.S. Credit Agreement.

“U.S. Lenders means the “Lenders” under the U.S. Credit Agreement.

“U.S. Letters of Credit” means the “Letters of Credit” under the U.S. Credit Agreement.

“U.S. Loan Document” means any “Loan Document” under the U.S. Credit Agreement.

“U.S. Loans” means the “Loans” under the U.S. Credit Agreement.

“U.S. Majority Lenders” means the “Majority Lenders” under the U.S. Credit Agreement.

“U.S. Material Restricted Subsidiary” means any “Material Restricted Subsidiary” under the U.S. Credit Agreement.

“U.S. Notes” means the “Notes” under the U.S. Credit Agreement.

“U.S. Permitted Additional Debt” means the “Permitted Additional Debt” under the U.S. Credit Agreement.

“U.S. Pledge Agreement” means the “Pledge Agreement” under the U.S. Credit Agreement.

“U.S. Prime” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the U.S. Base Rate.

“U.S. Prime Rate” means the rate of interest per annum publicly announced from time to time by the bank then serving as Administrative Agent as the prime rate in effect at its principal office in New York City; each change in the U.S. Prime Rate shall be effective from and including the date such change is publicly announced as being effective. Such rate is set by the bank then serving as Administrative Agent as a general reference rate of interest, taking into account such factors as the bank then serving as Administrative Agent may deem appropriate; it being understood that (x) many of the bank then serving as Administrative Agent’s commercial or other loans are priced in relation to such rate, (y) it is not necessarily the lowest or best rate actually charged to any customer and (z) the bank then serving as Administrative Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

“U.S. Required Lenders” means the “Required Lenders” under the U.S. Credit Agreement.

“U.S. Reserve Report” means a Reserve Report for the Oil and Gas Properties located in the United States or on the Outer Continental Shelf adjacent to the United States.

“U.S. Revolving Credit Exposure” means the “Revolving Credit Exposure” under the U.S. Credit Agreement.

“U.S. Secured Indebtedness” means the “Secured Indebtedness” under the U.S. Credit Agreement.

“U.S. Secured Parties” means the “Secured Parties” under the U.S. Credit Agreement.

“U.S. Security Instruments” means the “Security Instruments” under the U.S. Credit Agreement.

“U.S. Subsidiaries” means, collectively, each Restricted Subsidiaries of the Parent formed under the laws of the United States or any State or territory thereof.

“U.S. Sweep Accounts” means the “Sweep Accounts” under the U.S. Credit Agreement.

Section 1.03 Types of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings, respectively, may be classified and referred to by Type (e.g., a “Eurodollar Loan” or a “Eurodollar Borrowing”).

Section 1.04 Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” as used in this Agreement shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision. In addition, all terms used herein relating to rules, regulations laws, taxes, GAAP and other similar items shall be deemed to mean, as applicable, the rules, regulations, laws, taxes, GAAP or such similar item of the United States, Canada or any other jurisdiction reasonably acceptable to the Administrative Agent pursuant to Section 9.08, as the context so requires.

Section 1.05 Accounting Terms and Determinations; GAAP. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the Financial Statements except for changes in which Borrower’s independent certified public accountants concur and which are disclosed in such Financial Statements or to the Administrative Agent on the next date on which financial statements are required to be delivered to the Lenders pursuant to Section 8.01(a); provided that, if (i) the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of or calculation of compliance with such provision or (ii) the Administrative Agent notifies the Borrower that the Majority Lenders request an amendment to any provision hereof for such purpose, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding anything herein to the contrary, for the purposes of calculating any of the ratios tested under Section 9.01, and the components of each of such ratios, the following shall be excluded: all Unrestricted Subsidiaries, and their Subsidiaries (including their assets, liabilities, income, expenses, losses, cash flows, and the elements thereof), except as set forth in clause (a) of the definition of Consolidated Net Income.

Section 1.06 Letter of Credit Amounts. For purposes of calculation of the LC Exposure and utilization of the LC Commitment, the amount of a Letter of Credit issued in Canadian Dollars at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect or proposed to be issued at such time.

Section 1.07 Dollar Denominated Baskets. For purposes of determining compliance under ARTICLE 9 (excluding Section 9.01) and such other sections of the Loan Documents as the Borrower and Global Administrative Agent may agree where compliance with a covenant or provision depends on any threshold or basket amount operating to provide relief for the Parent and its Restricted Subsidiaries from such covenant or provision, the applicable amount of any currency (other than Dollars) shall be the Dollar Equivalent of such currency as determined as of the most recent Revaluation Date. For the avoidance of doubt, the Dollar Equivalent of any transaction determined for purposes of covenant compliance (e.g., the principal amount of Indebtedness incurred, the amount of an Investment, the value of an asset) shall be determined on the date such covenant compliance is determined and shall not be thereafter revalued.

ARTICLE II

THE CREDITS

Section 2.01 Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (ii) the total Revolving Credit Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow the Loans.

Section 2.02 Loans and Borrowings. (a) Borrowings; Several Obligations. Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Types of Loans. Subject to Section 3.03, each Borrowing shall be comprised entirely of Canadian Prime Loans, CDOR Loans, U.S. Prime Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any CDOR Loan or Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. No such designation or transfer shall result in any liability on the part of the Borrower for increased costs or expenses resulting solely from such designation or transfer (except any such transfer which is made by a Lender pursuant to Section 5.04 or Section 5.05, or otherwise for the purpose of complying with any Governmental Requirement). Increased costs for expenses resulting from a Change in Law occurring subsequent to any such designation or transfer shall be deemed not to result solely from such designation or transfer.

(c) Minimum Amounts; Limitation on Number of Borrowings. Each Canadian Prime Borrowing shall be in an aggregate amount that is an integral multiple of C$100,000 and not less than C$500,000; provided that a Canadian Prime Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.08(e). Each CDOR Borrowing shall be in an aggregate amount that is an integral multiple of C$1,000,000 and not less than C$3,000,000. Each U.S. Prime Borrowing shall be in an aggregate amount that is an integral multiple of US$100,000 and not less than US$500,000; provided that a U.S. Prime Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.08(e). Each Eurodollar Borrowing shall be in an aggregate amount that is an integral multiple of US$1,000,000 and not less than US$3,000,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 CDOR Borrowings or 10 Eurodollar Borrowings outstanding. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

(d) Notes. If requested by a Lender, the Loans made by such Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A, dated, in the case of (i) any Lender party hereto as of the date of this Agreement, as of the Effective Date, and (ii) any other Lender, as of the date such Lender becomes a party hereto, payable to such Lender in a principal amount equal to its Maximum Credit Amount as in effect on such date, and otherwise duly completed. In the event that any Lender’s Maximum Credit Amount increases or decreases for any reason (whether pursuant to Section 2.06, Section 2.09, Section 12.04(b) or otherwise), the Borrower shall deliver or cause to be delivered, to the extent such Lender is then holding a Note and upon the written request of such Lender, on the effective date of such increase or decrease, a new Note payable to such Lender in a principal amount equal to its Maximum Credit Amount after giving effect to such increase or decrease, and otherwise duly completed. Upon receipt of such replacement Note, such Lender shall return the replaced Note to the Borrower. The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer, may be endorsed by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.

Section 2.03 Requests for Borrowings. To request a Canadian Prime Borrowing, a CDOR Borrowing, a U.S. Prime Borrowing or a Eurodollar Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a CDOR Borrowing or a Eurodollar Borrowing, not later than 1:00 p.m., Toronto time, three Business

Days before the date of the proposed Borrowing or (b) in the case of a Canadian Prime Borrowing or a U.S. Prime Borrowing, not later than 12:00 p.m. noon, Toronto time, on the date of the proposed Borrowing; provided that no such notice shall be required for any deemed request of a Canadian Prime Borrowing or a U.S. Prime Borrowing, as applicable, to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e). Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, electronic mail or telecopy to the Administrative Agent of a written Borrowing Request substantially in the form of Exhibit B and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing (which amount will be in the appropriate Currency as required pursuant to the third to last sentence of this Section 2.03);

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be a Canadian Prime Borrowing, a CDOR Borrowing, a U.S. Prime Borrowing or a Eurodollar Borrowing;

(iv) in the case of a CDOR Borrowing or a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Canadian Prime Borrowing. If no Interest Period is specified with respect to any requested CDOR Borrowing or Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Notwithstanding anything herein to the contrary, (x) Canadian Prime Loans and CDOR Loans may only be denominated in Canadian Dollars and (y) U.S. Prime Loans and Eurodollar Loans may only be denominated in Dollars. Each Borrowing Request shall be deemed to constitute a representation and warranty by the Borrower that the matters specified in Section 6.02(a) through (d) will be satisfied on the date of Borrowing specified in such Borrowing Request. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04 Interest Elections. (a) Conversion and Continuance. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a CDOR Borrowing or a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a CDOR Borrowing or a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.04. The Borrower may elect different options with respect to different portions of the affected

Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. No such conversion or continuation shall be deemed the making of a new Borrowing for purposes of this Agreement, including without limitation Article 6.

(b) Interest Election Requests. To make an election pursuant to this Section 2.04, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, electronic mail or telecopy to the Administrative Agent of a written Interest Election Request in substantially the form of Exhibit C and signed by the Borrower.

(c) Information in Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.04(c)(iii) and (iv) shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be a Canadian Prime Borrowing, a CDOR Borrowing, a U.S. Prime Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a CDOR Borrowing or a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which, subject to Section 2.04(e)(ii), shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a CDOR Borrowing or a Eurodollar Borrowing but does not specify an Interest Period or the Interest Period specified in such Interest Election Request is not available to all Lenders, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Notice to Lenders by the Administrative Agent. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) Effect of Failure to Deliver Timely Interest Election Request and Events of Default and Borrowing Base Deficiencies on Interest Election. If the Borrower fails to deliver a timely Interest Election Request with respect to a CDOR Borrowing or a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Canadian Prime Borrowing or U.S. Prime Borrowing, as applicable. Notwithstanding any contrary provision hereof, if (i) an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Majority Lenders, so notifies the Borrower: (A) no outstanding Borrowing may be converted to or continued as a CDOR Borrowing or a Eurodollar Borrowing (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a CDOR Borrowing or a Eurodollar Borrowing shall be ineffective) and (B) unless repaid, each CDOR Borrowing and Eurodollar Borrowing shall be converted to a Canadian Prime Borrowing or a U.S. Prime Borrowing, as applicable, at the end of the Interest Period applicable thereto and (ii) a Borrowing Base Deficiency exists and the Administrative Agent, at the request of the Majority Lenders, so notifies the Borrower, no outstanding Borrowing may be converted to or continued as a CDOR Borrowing or a Eurodollar Borrowing with an Interest Period longer than one month.

Section 2.05 Funding of Borrowings.

(a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds (in the appropriate Currency based on the relevant Borrowing Request) by 2:00 p.m., Toronto time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent and designated by the Borrower in the applicable Borrowing Request; provided that Canadian Prime Loans or U.S. Prime Loans, as applicable, made to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e) shall be remitted by the Administrative Agent to the Issuing Bank that made such LC Disbursement. Nothing herein shall be deemed to obligate any Lender to obtain the funds for its Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loan in any particular place or manner.

(b) Presumption of Funding by the Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date (or with respect to a Canadian Prime Borrowing or a U.S. Prime Borrowing, prior to the proposed time) of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the costs incurred by the Administrative Agent for making such Lender’s share of such Borrowing and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to Canadian Prime Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

(c) Borrowings, conversion or continuations of Loans, and prepayments of Loans of different Currencies at the same time hereunder shall be deemed to be separate Borrowings, continuations, conversions and prepayments, respectively, one for each Currency.

Section 2.06 Termination and Reduction of Aggregate Maximum Credit Amounts. (a) Scheduled Termination of Commitments. Unless previously terminated, the Commitments shall terminate on the Maturity Date. If at any time the Aggregate Maximum Credit Amounts are terminated or reduced to zero, then the Commitments shall terminate on the effective date of such termination or reduction.

(b) Optional Termination and Reduction of Aggregate Credit Amounts. (i) The Borrower may at any time terminate, or from time to time reduce, the Aggregate Maximum Credit Amounts; provided that (A) each reduction of the Aggregate Maximum Credit Amounts shall be in an amount that is an integral multiple of US$1,000,000 and not less than US$3,000,000 and (B) the Borrower shall not terminate or reduce the Aggregate Maximum Credit Amounts if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 3.04(c), the total Revolving Credit Exposures would exceed the total Commitments.

(ii) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Maximum Credit Amounts under Section 2.06(b)(i) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.06(b)(ii) shall be irrevocable; provided that a notice of termination of the Aggregate Maximum Credit Amounts delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Aggregate Maximum Credit Amounts shall be permanent and may not be reinstated. Each reduction of the Aggregate Maximum Credit Amounts shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage

Section 2.07 Borrowing Base. Initial Borrowing Base. (a) For the period from and including the Effective Date to but excluding the first Redetermination Date occurring after the Effective Date, the amount of the Global Borrowing Base shall be US$1,075,000,000 and the amount of the U.S. Borrowing Base shall be US$850,000,000. Until reallocated in accordance with the Section 2.07 or 3.04 or otherwise required to be reduced hereunder, the Allocated U.S. Borrowing Base shall be US$775,000,000 and the Allocated Canadian Borrowing Base shall be US$300,000,000. Notwithstanding the foregoing, the Global Borrowing Base and U.S. Borrowing Base may be subject to further adjustments from time to time, whether before or after such Redetermination Date, pursuant to Section 8.12(c), Section 9.02(n) or Section 9.10.

(b) Scheduled and Interim Redeterminations. Subject to Section 2.07(d), the Global Borrowing Base and the U.S. Borrowing Base shall be redetermined semi-annually (a “Scheduled Redetermination”) on or about the date that is 45 days following the Parent’s delivery of the U.S. Reserve Report and Canadian Reserve Report in accordance with Section 8.11(a).

In addition, (i) the Parent may, by notifying the Global Administrative Agent thereof, and (ii) the Global Administrative Agent may, or shall at the direction of the Required Lenders or U.S. Required Lenders, by notifying the Parent thereof, each elect to cause the Global Borrowing Base or U.S. Borrowing Base to be redetermined one time between Scheduled Redeterminations (an “Interim Redetermination”) in accordance with this Section 2.07.

(c) Scheduled and Interim Redetermination Procedure. (i) Each Scheduled Redetermination and each Interim Redetermination shall be effectuated as follows: Upon receipt by the Global Administrative Agent of (A) the U.S. Reserve Report, the Canadian Reserve Report and the certificate required to be delivered by the Parent to the Global Administrative Agent, in the case of a Scheduled Redetermination, pursuant to Section 8.11(a) and (c), and, in the case of an Interim Redetermination, pursuant to Section 8.11(b) and (c), and (B) such other reports, data and supplemental information including, without limitation, the information provided pursuant to Section 8.11(c) as may, from time to time, be reasonably requested by the Required Lenders (the Reserve Reports, such certificate and such other reports, data and supplemental information being the “Engineering Reports”), the Global Administrative Agent shall evaluate the information contained in the Engineering Reports and shall propose a new Global Borrowing Base and a new U.S. Borrowing Base (the “Proposed Global Borrowing Base” and the “Proposed U.S. Borrowing Base”, respectively) based upon such information and such other information that is deemed appropriate by the Global Administrative Agent in its sole discretion in good faith and consistent with its normal oil and gas lending criteria as it exists at the particular time (including, without limitation, the status of title information with respect to the Oil and Gas Properties as described in the Engineering Reports and the existence of any other Debt, the Parent’s and its Restricted Subsidiaries’ other assets, liabilities, fixed charges, cash flow, business, properties, prospects, management and ownership, hedged and unhedged exposure to price, price and production scenarios, interest rate and operating cost changes). In no event shall the Proposed Global Borrowing Base exceed the Combined Aggregate Maximum Credit Amounts or the Proposed U.S. Borrowing Base exceed the U.S. Aggregate Maximum Credit Amounts.

(ii) The Global Administrative Agent shall notify the Parent, the Borrower and the Lenders of the Proposed Global Borrowing Base and the Proposed U.S. Borrowing Base (the “Proposed Borrowing Base Notice”):

(A) in the case of a Scheduled Redetermination (1) if the Global Administrative Agent shall have received the Engineering Reports required to be delivered by the Parent pursuant to Section 8.11(a) in a timely and complete manner, then on or before 30 days after the receipt of such Engineering Reports (or as promptly thereafter as may be reasonably practicable) or (2) if the Global Administrative Agent shall not have received the Engineering Reports required to be delivered by the Parent pursuant to Section 8.11(a) in a timely and complete manner, then promptly after the Global Administrative Agent has received complete Engineering Reports from the Parent and has had a reasonable opportunity to determine the Proposed Global Borrowing Base in accordance with Section 2.07(c)(i); and

(B) in the case of an Interim Redetermination, promptly, and in any event, within 30 days after the Global Administrative Agent has received the required Engineering Reports (or as promptly thereafter as may be reasonably practicable).

(iii) Any Proposed Global Borrowing Base that would increase the Global Borrowing Base then in effect must be approved or deemed to have been approved by the Super-majority Lenders as provided in this Section 2.07(c)(iii); and any Proposed Global Borrowing Base that would decrease or maintain the Global Borrowing Base then in effect must be approved or be deemed to have been approved by the Required Lenders as provided in this Section 2.07(c)(iii). Any Proposed U.S. Borrowing Base that would increase the U.S. Borrowing Base then in effect must be approved or deemed to have been approved by the Super-majority U.S. Lenders as provided in this Section 2.07(c)(iii); and any Proposed U.S. Borrowing Base that would decrease or maintain the U.S. Borrowing Base then in effect must be approved or be deemed to have been approved by the Required U.S. Lenders as provided in this Section 2.07(c)(iii). Upon receipt of the Proposed Borrowing Base Notice, each Lender and U.S. Lender shall have 15 days to agree with the Proposed Global Borrowing Base and/or the Proposed U.S. Borrowing Base or disagree with the Proposed Global Borrowing Base and/or the Proposed U.S. Borrowing Base by proposing an alternate Global Borrowing Base and/or U.S. Borrowing Base. If, at the end of such 15 days, any Lender or U.S. Lender has not communicated its approval or disapproval in writing to the Global Administrative Agent, such silence shall be deemed to be an approval of the Proposed Global Borrowing Base and, if applicable, the U.S. Borrowing Base. If, at the end of such 15-day period: (1) the Super-majority Lenders, in the case of a Proposed Global Borrowing Base that would increase the Global Borrowing Base then in effect, (2) the Super-majority U.S. Lenders, in the case of a Proposed U.S. Borrowing Base that would increase the U.S. Borrowing Base then in effect, (3) the Required Lenders, in the case of a Proposed Global Borrowing Base that would decrease or maintain the Global Borrowing Base or (4) the Required U.S. Lenders, in the case of a Proposed U.S. Borrowing Base that would decrease or maintain the U.S. Borrowing Base then in effect, have approved or deemed to have approved, as aforesaid, then the Proposed Global Borrowing Base shall become the new Global Borrowing Base effective on the date specified in Section 2.07(d) and/or the Proposed U.S. Borrowing Base shall become the new U.S. Borrowing Base effective on the date specified in Section 2.07(d). If, however, at the end of such 15-day period, the Required Lenders, the Required U.S. Lenders, the Super-majority Lenders or the Super-majority U.S. Lenders have not approved or deemed to have approved, as aforesaid, then the Global Administrative Agent shall poll the Lenders and the U.S. Lenders to ascertain the highest (x) Global Borrowing Base then acceptable to a number of Lenders and U.S. Lenders sufficient to constitute the Required Lenders or the Super-majority Lenders, as applicable, and such amount shall become the new Global Borrowing Base, effective on the date specified in Section 2.07(d) and/or (y) U.S. Borrowing Base then acceptable to a number of Lenders sufficient to constitute the Required U.S. Lenders or the Super-majority U.S. Lenders, as applicable, and such amount shall become the new U.S. Borrowing Base, effective on the date specified in Section 2.07(d). The consent of the Parent, in its sole discretion, shall be required for any increase in the Global Borrowing Base or the U.S. Borrowing Base.

(d) Effectiveness of a Redetermined Borrowing Base. After a redetermined Global Borrowing Base or U.S. Borrowing Base is approved or is deemed to have been approved by the Required Lenders, the Required U.S. Lenders, the Super-majority Lenders or the Super-majority U.S. Lenders, as applicable, pursuant to Section 2.07(c)(iii) (and, in the case of an increase, the Parent), the Global Administrative Agent shall notify the Parent, the Borrower, the Lenders and the U.S. Lenders of the amount of the redetermined Global Borrowing Base and the U.S. Borrowing Base (the “New Borrowing Base Notice”), and such amounts shall become the new Global Borrowing Base and U.S. Borrowing Base, effective and applicable to the Parent, the Borrower, the Agents, each Issuing Bank and the Lenders:

(i) in the case of a Scheduled Redetermination, (A) if the Global Administrative Agent shall have received the Engineering Reports required to be delivered by the Parent pursuant to Section 8.11(a) and (c) in a timely and complete manner, then on the date of such New Borrowing Base Notice, or (B) if the Global Administrative Agent shall not have received the Engineering Reports required to be delivered by the Parent pursuant to Section 8.11(a) and (c) in a timely and complete manner, then on the Business Day next succeeding the date of such New Borrowing Base Notice; and

(ii) in the case of an Interim Redetermination, on the Business Day next succeeding the date of such New Borrowing Base Notice.

Such amounts shall then become the Global Borrowing Base and the U.S. Borrowing Base, as applicable, until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Global Borrowing Base and/or the U.S. Borrowing Base under Section 8.12(c), Section 9.02(n) or Section 9.10, whichever occurs first. Notwithstanding the foregoing, no Scheduled Redetermination or Interim Redetermination shall become effective until the New Borrowing Base Notice related thereto is received by the Parent.

(e) Allocation of the U.S. Borrowing Base. For so long as any of the Combined Commitments are in effect and/or any Combined Obligations are outstanding, a portion of the U.S. Borrowing Base may be allocated to support the availability of Revolving Credit Exposure in accordance with this Section 2.07(e).

(i) Within ten (10) Business Days of receipt of a New Borrowing Base Notice, the Parent shall specify the amount of U.S. Borrowing Base to be allocated to support the availability of Revolving Credit Exposure by providing a written notice to the Global Administrative Agent and the Administrative Agent of such allocation (each such notice herein a “Borrowing Base Allocation Notice”); provided that at no time shall (x) the Allocated U.S. Borrowing Base be an amount less than US$50,000,000 (such minimum amount in respect of the Allocated U.S. Borrowing Base then in effect, the “Minimum Allocated U.S. Borrowing Base”) or (y) the Allocated Canadian Borrowing Base (after giving effect to such allocation) exceed the Aggregate Maximum Credit Amounts. In the event that the Parent fails to provide the Global Administrative Agent with a Borrowing Base Allocation Notice required to be delivered upon receipt of a New Borrowing Base Notice within such ten (10) Business Day period, the U.S. Borrowing Base will be allocated in the same amount as existed prior to such redetermination.

Promptly upon the allocation of the U.S. Borrowing Base, the Global Administrative Agent shall provide a written notice to the Combined Lenders. Any designation of the Allocated U.S. Borrowing Base or the Allocated Canadian Borrowing Base effected pursuant to this Section 2.07(e)(i) in connection with a determination or redetermination of the Global Borrowing Base or U.S. Borrowing Base, shall be effective as of the date of the New Borrowing Base Notice.

(ii) So long as no Default or Event of Default shall have occurred and be continuing, from time to time but in no event more than (A) four (4) times per fiscal year and (B) once every thirty (30) days, upon at least five (5) Business Days prior written notice to the Global Administrative Agent (the “Discretionary Borrowing Base Allocation Notice”), the Parent may reallocate the U.S. Borrowing Base between the Allocated U.S. Borrowing Base and the Allocated Canadian Borrowing Base (a “Discretionary Borrowing Base Reallocation”). Promptly upon the allocation of the U.S. Borrowing Base between the Allocated U.S. Borrowing Base and the Allocated Canadian Borrowing Base in accordance with the procedures set forth in this clause (ii), the Global Administrative Agent shall provide a written notice thereof to the Combined Lenders. Any Discretionary Borrowing Base Reallocation shall (1) be effective five (5) Business Days following the date the Global Administrative Agent receives the Discretionary Borrowing Base Allocation Notice or the date indicated for such effectiveness in the Discretionary Borrowing Base Allocation Notice, whichever is later and (2) be subject to (x) the Minimum Allocated U.S. Borrowing Base and (y) the Allocated Canadian Borrowing Base (after giving effect to such allocation) not exceeding the Aggregate Maximum Credit Amounts.

Section 2.08 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, the Borrower may request any Issuing Bank to issue Canadian Dollar or Dollar denominated Letters of Credit for its own account or for the account of any of its Restricted Subsidiaries, in a form reasonably acceptable to the Administrative Agent and such Issuing Bank, at any time and from time to time during the Availability Period; provided, however, that no Letter of Credit shall be issued, amended, renewed or extended if, after such issuance or at the time of any such amendment, renewal or extension, (i) the LC Exposure would exceed the LC Commitment and (ii) the total Revolving Credit Exposure would exceed the total Commitments of all Lenders. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to any Issuing Bank and the Administrative Agent (not less than three Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice:

(i) requesting the issuance of a Letter of Credit or identifying the Letter of Credit issued by such Issuing Bank to be amended, renewed or extended;

(ii) specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day);

(iii) specifying the date on which such Letter of Credit is to expire (which shall comply with Section 2.08(c));

(iv) specifying the amount and Currency of such Letter of Credit; and

(v) specifying the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.

Each such notice shall be deemed to constitute a representation and warranty by the Borrower that the matters specified in Section 6.02(a) through (d) will be satisfied on the date specified in clause (ii) of the immediately preceding sentence and that the terms of the proviso in Section 2.08(a) shall be satisfied. No letter of credit issued by an Issuing Bank (if the Issuing Bank is not the Administrative Agent) shall be deemed to be a “Letter of Credit” issued under this Agreement unless such Issuing Bank has confirmed with the Administrative Agent that the condition set forth in Section 6.02(d) hereof is satisfied and that the LC Exposure does not exceed the LC Commitment (after giving effect to the issuance of such letter of credit). If requested by any Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided, however, that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii) above).

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank that issues such Letter of Credit or the Lenders, each Issuing Bank that issues a Letter of Credit hereunder hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, in the Currency in which such Letter of Credit is denominated, for the account of any Issuing Bank that issues a Letter of Credit hereunder, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.08(e), or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this

Section 2.08(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default, the existence of a Borrowing Base Deficiency or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit issued by such Issuing Bank, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount (in the Currency in which the applicable Letter of Credit is denominated) equal to such LC Disbursement not later than 2:00 p.m., Toronto time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 11:00 a.m., Toronto time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 2:00 p.m., Toronto time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 11:00 a.m., Toronto time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may request that such payment be financed with a Canadian Prime Borrowing (with respect to Letters of Credit denominated in Canadian Dollars) or a U.S. Prime Borrowing (with respect to Letters of Credit denominated in Dollars) in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Canadian Prime Borrowing or U.S. Prime Borrowing, as applicable. For purposes of the first sentence of Section 2.01, the amount of such Canadian Prime Borrowing or U.S. Prime Borrowing, as applicable, shall be considered, but the amount of the LC Disbursement to be concurrently reimbursed shall not be considered. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank that issued such Letter of Credit the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 2.08(e), the Administrative Agent shall distribute such payment to the Issuing Bank that issued such Letter of Credit or, to the extent that Lenders have made payments pursuant to this Section 2.08(e) to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this Section 2.08(e) to reimburse an Issuing Bank for any LC Disbursement (other than the funding of Canadian Prime Loans or U.S. Prime Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.08(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit issued by such Issuing Bank against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or any Letter of Credit Agreement, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.08(f), constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised all requisite care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank that issued such Letter of Credit may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by such Issuing Bank. Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by electronic mail or telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, until the Borrower shall have reimbursed such Issuing Bank for such LC Disbursement (either with its own funds or a Borrowing under Section 2.08(e)), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to (x) Canadian Prime Loans (if the related Letter of Credit was denominated in Canadian Dollars) or (y) U.S. Prime Loans (if the related Letter of Credit was denominated in Dollars).

Interest accrued pursuant to this Section 2.08(h) shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.08(e) to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Replacement of an Issuing Bank. Any Issuing Bank may be replaced or resign at any time by written agreement among the Borrower, the Administrative Agent, such retiring or replaced Issuing Bank and, in the case of a replacement, the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such resignation or replacement of an Issuing Bank. At the time any such resignation or replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the retiring or replaced Issuing Bank pursuant to Section 3.05(b). In the case of the replacement of an Issuing Bank, from and after the effective date of such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or replacement of an Issuing Bank hereunder, the retiring or replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If (i) any Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Majority Lenders demanding the deposit of cash collateral pursuant to this Section 2.08(j), (ii) the Borrower is required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c) or (iii) the Borrower receives notice from the Administrative Agent that the LC Exposure exceeds 105% of the LC Commitment, then the Borrower shall deposit, as of the date of such notice or required payment or, in the case of clause (z) below, within three Business Days of the Borrower’s receipt of notice from the Administrative Agent, in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash (in the applicable Currency) equal to, (x) in the case of an Event of Default, the LC Exposure, (y) in the case of a payment required by Section 3.04(c), the amount of such excess as provided in Section 3.04(c), or (z) in the case of the LC Exposure exceeding the LC Commitment due to fluctuations in the exchange rate between the Dollar and the Canadian Dollar, the excess of the LC Exposure over the LC Commitment, in each case, plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower or any Guarantor described in Section 10.01(h) or Section 10.01(i). The Borrower hereby grants to the Administrative Agent, for the benefit of each Issuing Bank and the Lenders, an exclusive first priority and continuing perfected security interest in and Lien on such account and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in such account, all deposits or wire transfers made thereto, any and all investments purchased with funds deposited in such account, all interest, dividends, cash, instruments, financial assets and other Property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing, and all proceeds, products, accessions, rents, profits, income and benefits therefrom, and any substitutions and replacements therefor. The Borrower’s obligation to deposit amounts pursuant to this Section 2.08(j) shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Parent or of its Subsidiary may now or hereafter have against any such beneficiary, any Issuing Bank, the Administrative Agent, the Lenders or any other Person for any reason whatsoever. Such deposit shall be held as collateral securing the payment and performance of the Credit Parties’ obligations under this Agreement and the other Loan Documents. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Credit Parties’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse, on a pro rata basis, each Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Credit Parties for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower and the Guarantors under this Agreement or the other Loan Documents. In the event of any such payment by the Borrower of amounts contingently owing under outstanding Letters of Credit and in the event that thereafter drafts or other demands for payment complying with the terms of such Letters of Credit are not made on or prior to the respective expiration dates thereof, the Administrative Agent agrees, if no Default is then continuing and the Borrower does not have any obligation at such time to provide cash collateral under Section 2.10 hereof, or if no other amounts are then outstanding under this Agreement, the Notes or the Loan Documents, to remit to the Borrower amounts for which the contingent obligations evidenced by the Letters of Credit have ceased (but only to the extent of the amount of cash collateral then on deposit with the Administrative Agent in respect of such Letters of Credit). If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, and the Borrower is not otherwise required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c) or clause (z) of this Section 2.08(j), then such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower was (1) required to provide an amount of cash collateral hereunder as a result of the LC Exposure exceeding the LC Commitment due to fluctuations in the exchange rate between the Dollar and the Canadian Dollar, (2) the LC Exposure no longer exceeds the LC Commitment and (3) and the Borrower is not otherwise required to post cash collateral in respect of the Letters of Credit hereunder which has not been posted, then the amount of such excess shall be returned to the Borrower within three Business Days upon request of the Borrower.

Section 2.09 Increase in the Maximum Credit Amounts. (a) The Borrower may, with the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed), on no more than five occasions during the period beginning on the Effective Date to and including the date that is six months prior to the Maturity Date, by written notice to the Administrative Agent executed by the Borrower and one or more financial institutions (any such financial institution executing such notice being called an “Increasing Lender”), which may include any Lender, cause the Maximum Credit Amounts to be extended by the Increasing Lenders if such Increasing Lender is not already a Lender (or cause the Maximum Credit Amounts of the Increasing Lenders that are already Lenders to be increased, as the case may be) in an amount for each Increasing Lender set forth in such notice; provided, that (i) each extension of new Maximum Credit Amounts or increase in existing Maximum Credit Amounts pursuant to this paragraph shall result in the aggregate Maximum Credit Amounts being increased by no less than US$13,000,000, (ii) the sum of all new Maximum Credit Amounts and increases in existing Maximum Credit Amounts pursuant to this paragraph shall not exceed US$250,000,000 without the approval of all Lenders, (iii) each Increasing Lender, if not already a Lender, shall be subject to the approval of the Administrative Agent, and each Issuing Bank (which approval shall not be unreasonably withheld, conditioned or delayed), (iv) each Increasing Lender, if not already a Lender hereunder, shall become a party to this Agreement by completing and delivering to the Administrative Agent a duly executed joinder agreement in a form reasonably satisfactory to the Administrative Agent and the Borrower (a “Joinder Agreement”), (v) any Lender requested by the Borrower to become an Increasing Lender may elect, or decline, such request in its sole discretion and (vi) no Default has occurred and is continuing.

(b) Upon the effectiveness of any Joinder Agreement to which any Increasing Lender is a party, (i) such Increasing Lender shall thereafter be deemed to be a party to this Agreement and shall be entitled to all rights, benefits and privileges accorded a Lender hereunder and subject to all obligations of a Lender hereunder and (ii) Annex I shall be deemed to have been amended to reflect the Maximum Credit Amount of such Increasing Lender as provided in such Joinder Agreement. Upon the effectiveness of any increase pursuant to this Section 2.09 in the Maximum Credit Amount of a Lender already a party hereto, Annex I shall be deemed to have been amended to reflect the increased Maximum Credit Amount of such Lender. Notwithstanding the foregoing, no increase in the Aggregate Maximum Credit Amounts (or in the Maximum Credit Amount of any Lender) shall become effective under this Section unless, on the date of such increase, the Administrative Agent shall have received (i) a certificate, dated as of the effective date of such increase and executed by a Financial Officer of the Borrower, to the effect that the conditions set forth in paragraphs (a) and (c) of Section 6.02 shall be satisfied (with all references in such paragraphs to a Borrowing being deemed to be references to such increase and attaching resolutions of the Borrower approving such increase) and (ii) if requested by the Administrative Agent, a legal opinion in form and substance reasonably satisfactory to the Administrative Agent. The Administrative Agent shall provide notice to the Borrower and the Lenders of the effectiveness of any such Joinder Agreement and/or any increase in the Aggregate Maximum Credit Amounts (or in the Maximum Credit Amount of any Lender) and the foregoing shall be effective as of the date of such notice.

(c) The Borrower shall prepay any Loans outstanding prior to the effectiveness of such increase or extension, together with any amounts due pursuant to Section 5.02, with new Loans made pursuant to Section 2.01 ratably in accordance with the Maximum Credit Amounts in effect following such extension or increase.

Section 2.10 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) Commitment fees will cease to accrue on the unfunded portion of the Commitment of the Defaulting Lender pursuant to Section 3.05(a) and such Defaulting Lender shall not be entitled to receive any commitment fee pursuant to Section 3.05(a);

(b) If any LC Exposure exists at the time a Lender is a Defaulting Lender then solely for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section 2.08:

(i) all or any part of the LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that (x) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures does not exceed the total of all non-Defaulting Lenders’ Commitments, (y) each non-Defaulting Lender’s total Revolving Credit Exposure may not in any event exceed the Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation and (z) the conditions set forth in Section 6.02 are satisfied at such time;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within three Business Days following notice by the Administrative Agent given no later than 1:00 p.m., Toronto time cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.08(j) for so long as such LC Exposure is outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to this Section 2.10(b), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.05(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized; if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to this Section 2.10, then the fees payable to the Lenders pursuant to Section 3.05(a) and Section 3.05(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages with the balance of such fee, if any, being retained by the Borrower for its own account or, to the extent any LC Exposure shall then be outstanding, being payable to each applicable Issuing Bank for its own account to the extent such fee relates to the amount of such LC Exposure; or

(iv) if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.10, then, without prejudice to any rights or remedies of any Issuing Bank or any Lender hereunder, all commitment fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and Letter of Credit fees payable under Section 3.05(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to each applicable Issuing Bank until such LC Exposure is cash collateralized and/or reallocated.

(c) Notwithstanding any provision of this Agreement to the contrary, so long as any Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, amend or increase any Letter of Credit unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.08(j), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.10(b)(i) (and Defaulting Lenders shall not participate therein).

(d) Any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 4.01(c) or Section 10.02(c), but excluding Section 5.04(b)) will, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to each Issuing Bank hereunder, (iii) third, to cash collateralize such Defaulting Lender’s LC Exposure in accordance with Section 2.08(j), (iv) fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (v) fifth, if so determined by the Administrative Agent and the Borrower, held in an interest bearing account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (B) cash collateralize such Defaulting Lender’s future LC Exposure in accordance with Section 2.08(j), (vi) sixth, to the payment of any amounts then owing to the Lenders or any Issuing Bank as a result of any final and non-appealable judgment of a court of competent jurisdiction obtained by any Lender or Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, (vii) seventh, to the payment of any amounts then owing to the Borrower as a result of any final and non-appealable judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement and (viii) eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (x) a prepayment of the principal amount of any Loans or reimbursement obligations in respect of LC Disbursement that a Defaulting Lender has not fully funded its participation obligations and (y) in the case of such Loans which were made at a time when the conditions set forth in Section 6.02 were satisfied or waived, such payment will be applied solely to prepay the Loans of, and reimbursement obligations owed to, all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or reimbursement obligations owed to, any Defaulting Lender. Any payments, prepayments or other amounts paid or payable to any Defaulting Lender that are applied (or held) to pay amounts owed by such Defaulting Lender or to post cash collateral pursuant to Section 2.10 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents to the foregoing.

(e) If any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to be replaced in accordance with Section 5.04(b).

(f) In the event that the Administrative Agent, the Borrower and the Issuing Banks each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Defaulting Lender’s Commitment and on such date such Defaulting Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim that the Borrower, the Administrative Agent, the Issuing Banks, or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a non-Defaulting Lender except as expressly set forth above.

Section 2.11 Currency Conversion and Currency Indemnity.

(a) Payments in Agreed Currency. The Borrower shall, and the Parent shall cause the other Credit Parties to, make payment relative to any Secured Indebtedness in the currency (the “Agreed Currency”) in which such Secured Indebtedness was effected. If any payment is received on account of any Secured Indebtedness in any currency (the “Other Currency”) other than the Agreed Currency (whether voluntarily or pursuant to an order or judgment or the enforcement thereof or the realization of any collateral under the Security Instruments or the liquidation of the Borrower or otherwise howsoever), such payment shall constitute a discharge of the liability of the Credit Parties hereunder and under the other Loan Documents in respect of such obligation only to the extent of the amount of the Agreed Currency which the relevant Lender or Agent, as the case may be, is able to purchase with the amount of the Other Currency received by it on the Business Day next following such receipt in accordance with its normal procedures and after deducting any premium and costs of exchange.

(b) Conversion of Agreed Currency into Judgment Currency. If, for the purpose of obtaining or enforcing judgment in any court in any jurisdiction, it becomes necessary to convert into a particular currency (the “Judgment Currency”) any amount due in the Agreed Currency then the conversion shall be made on the basis of the rate of exchange prevailing on the next Business Day following the date such judgment is given and in any event any Credit Party shall be obligated to pay the Agents and the Lenders any deficiency in accordance with Section 2.11(c). For the foregoing purposes “rate of exchange” means the lowest rate at which the relevant Lender or Agent, as applicable, in accordance with its normal banking procedures is able on the relevant date to purchase the Agreed Currency with the Judgment Currency after deducting any premium and costs of exchange.

(c) Circumstances Giving Rise to Indemnity. To the fullest extent permitted by applicable law, if (i) any Lender or any Agent receives any payment or payments on account of the liability of the Borrower hereunder pursuant to any judgment or order in any Other Currency, and (ii) the amount of the Agreed Currency which the relevant Lender or Agent, as applicable, is able to purchase on the Business Day next following such receipt with the proceeds of such payment or payments in accordance with its normal procedures and after deducting any premiums and costs of exchange is less than the amount of the Agreed Currency due in respect of such liability immediately prior to such judgment or order, then the Borrower on demand shall, and the Borrower hereby agrees to, indemnify the Lenders and the Agents from and against any loss, cost or expense arising out of or in connection with such deficiency; provided that if the amount of the Agreed Currency so purchased is greater than the amount of the Agreed Currency due in respect of such liability immediately prior to such judgment or order, then the Agents or the Lenders, as the case may be, agree to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).

(d) Indemnity Separate Obligation. To the fullest extent permitted by applicable law, the agreement of indemnity provided for in Section 2.11(c) shall constitute an obligation separate and independent from all other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Lenders or Agents or any of them from time to time, and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

(e) Other Currency Conversion. Subject to Section 1.06 and Section 1.07, any amount of money to be used in determining compliance with this Agreement may be denominated in either US$ or C$ and, in accordance with such determination, may be converted from US$ to C$ or vice-versa, as applicable, at the then-current rate of exchange on the date thereof as determined according to the definition of Dollar Equivalent or the principles thereof with respect to a conversion from C$ to US$, as applicable, subject to any premiums and costs of exchange in respect of any indemnification obligations hereunder.

ARTICLE III

PAYMENT OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES

Section 3.01 Repayment of Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Termination Date.

Section 3.02 Interest.

(a) Canadian Prime Loans. The Loans comprising each Canadian Prime Borrowing shall bear interest at the Canadian Base Rate plus the Applicable Margin for Canadian Prime Loans, but in no event to exceed the Highest Lawful Rate.

(b) CDOR Loans. The Loans comprising each CDOR Borrowing shall bear interest at the CDOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin for CDOR Loans, but in no event to exceed the Highest Lawful Rate.

(c) U.S. Prime Loans. The Loans comprising each U.S. Prime Borrowing shall bear interest at the U.S. Base Rate plus the Applicable Margin for U.S. Prime Loans, but in no event to exceed the Highest Lawful Rate.

(d) Eurodollar Loans. The Loans comprising each Eurodollar Borrowing shall bear interest at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin for Eurodollar Loans, but in no event to exceed the Highest Lawful Rate.

(e) Default Rate. Notwithstanding the foregoing, but subject to Sections 3.02(h), (i) and (j), if any principal of or interest on any Loan or any fee or other amount payable by the Borrower or any Guarantor hereunder or under any other Loan Document is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, the lesser of (A) the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section plus 2% or (B) the Highest Lawful Rate or (ii) in the case of any other amount, the lesser of (A) the Default Rate or (B) the Highest Lawful Rate.

(f) Interest Payment Dates. Subject to Sections 3.02(h), (i) and (j), accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Termination Date; provided that (i) interest accrued pursuant to Section 3.02(e) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than an optional prepayment of a Canadian Prime Loan or a U.S. Prime Loan prior to the Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any CDOR Loan or Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion (but only to the extent so converted).

(g) Interest Rate Computations. Subject to Sections 3.02(h), (i) and (j), all interest hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that (i) interest computed by reference to the U.S. Base Rate at times when the U.S. Base Rate is based on the U.S. Prime Rate and (ii) interest computed by reference to the Canadian Base Rate or the CDOR Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Canadian Base Rate, CDOR Rate, U.S. Base Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

(h) To the extent permitted by applicable law, any provision of the Interest Act (Canada) or the Judgment Interest Act (Alberta) which restricts any rate of interest set forth herein shall be inapplicable to this Agreement and is hereby waived by the Borrower.

(i) The theory of deemed reinvestment shall not apply to the calculation of interest or payment of fees or other amounts hereunder, notwithstanding anything contained in this Agreement, acceptance or other evidence of indebtedness or in any other Loan Document now or hereafter taken by any Agent or any Lender for the obligations of the Borrower under this Agreement, or any other instrument referred to herein, and all interest and fees payable by the Borrower to the Lenders, shall accrue from day to day, computed as described herein in accordance with the “nominal rate” method of interest calculation.

(j) Where, in this Agreement, a rate of interest or fees is to be calculated on the basis of a 365/366-day year, such rate is, for the purpose of the Interest Act (Canada), equivalent to the said rate (i) multiplied by the actual number of days in the one year period beginning on the first day of the period of calculation and (ii) divided by 365 or 366, as applicable.

Section 3.03 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a CDOR Borrowing or a Eurodollar Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the CDOR Rate or the LIBO Rate, as applicable, for such Interest Period; or

(b) the Administrative Agent is advised by the Majority Lenders that the CDOR Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, electronic mail or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a CDOR Borrowing or a Eurodollar Borrowing, as applicable, shall be ineffective, and (ii) if any Borrowing Request requests a CDOR Borrowing or a Eurodollar Borrowing, as applicable, such Borrowing shall be made as a Canadian Prime Borrowing.

Section 3.04 Prepayments.

(a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 3.04(b).

(b) Notice and Terms of Optional Prepayment. The Borrower shall notify the Administrative Agent by telephone (confirmed by electronic mail or telecopy) of any prepayment hereunder (i) in the case of prepayment of a CDOR Borrowing or a Eurodollar Borrowing, not later than 1:00 p.m., Toronto time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of a Canadian Prime Borrowing or a U.S. Prime Borrowing, not later than 1:00 p.m., Toronto time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the Borrowing to be prepaid, the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.06(b), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06(b). Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. The Administrative Agent shall apply each prepayment of a Borrowing ratably to the Loans included in the Borrowing specified in the Borrower’s notice of prepayment. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02.

(c) Mandatory Prepayments. Subject to Section 3.04(d) below, the Parent shall be required to prepay the U.S. Borrowings and the Borrower shall be required to prepay Borrowings hereunder in accordance with the following, to the extent the Parent does not otherwise make such prepayment in accordance with the U.S. Credit Agreement:

(i) If, after giving effect to any termination or reduction of the Aggregate Maximum Credit Amounts pursuant to Section 2.06(b), the total Revolving Credit Exposures exceeds the total Commitments, then the Borrower shall (A) prepay the Borrowings on the date of such termination or reduction in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j).

(ii) Upon any redetermination of or adjustment to the amount of the Global Borrowing Base in accordance with Section 2.07, Section 8.12(c) or Section 9.10 (solely as a result of a Casualty Event), if the total Combined Credit Exposures exceeds the redetermined or adjusted Global Borrowing Base or the Revolving Credit Exposures exceeds the redetermined or adjusted Allocated Canadian Borrowing Base, then the Parent and the Borrower shall, at their option, either (A) make (or cause to be made) a single payment of principal in an amount equal to such Global Borrowing Base Deficiency or Canadian Borrowing Base Deficiency, as applicable, and, if any Global Borrowing Base Deficiency or Canadian Borrowing Base Deficiency remains after prepaying all of the Borrowings and U.S. Borrowings as a result of an LC Exposure, pay to the Global Administrative Agent on behalf of the Lenders an amount equal to such remaining excess to be held as cash collateral as provided in Section 2.08(j), in each case, within thirty (30) days following its receipt of the New Borrowing Base Notice in accordance with Section 2.07(d) or the date the adjustment occurs (the “Deficiency Notification Date”), (B) make (or cause to be made) six payments of principal each of which shall be in an amount equal to one-sixth (1/6th) of such Global Borrowing Base Deficiency (or if a Canadian Borrowing Base Deficiency exists, but not a Global Borrowing Base Deficiency, one-sixth (1/6th) of the amount of such Canadian Borrowing Base Deficiency) commencing on the 15th day of a calendar month that is at least thirty (30) days following the Deficiency Notification Date and on the 15th day of each of the five calendar months thereafter, (C) within forty-five (45) days following the Deficiency Notification Date, submit (and pledge as Collateral) additional Oil and Gas Properties owned by the Parent or any of its Restricted Subsidiaries which are or shall become a Guarantor contemporaneously with such submission pursuant to Section 8.13 for consideration in connection with the determination of the Global Borrowing Base which the Global Administrative Agent and the Required Lenders deem satisfactory, in their sole discretion, to eliminate such Global Borrowing Base Deficiency and/or Canadian Borrowing Base Deficiency, (D) within fifteen (15) days following the Deficiency Notification Date, in the case of a Canadian Borrowing Base Deficiency, reallocate the

U.S. Borrowing Base under Section 2.07(e) to the Allocated Canadian Borrowing Base in amount not less than such Canadian Borrowing Base Deficiency or (E) within fifteen (15), thirty (30) or forty-five (45) days following the Deficiency Notification Date, as applicable, eliminate such Global Borrowing Base Deficiency and/or Canadian Borrowing Base Deficiency through a combination of a payment, submission of additional Oil and Gas Properties and/or reallocation of the U.S. Borrowing Base as set forth in clauses (A), (C) or (D) above; provided that all payments required to be made pursuant to this Section 3.04(c)(ii) must be made on or prior to the Termination Date. Not later than 15 days following the Deficiency Notification Date, the Parent and/or the Borrower shall provide written notice to the Global Administrative Agent setting forth their election pursuant to the immediately preceding sentence.

(iii) Upon any adjustments to the Global Borrowing Base and/or the U.S. Borrowing Base pursuant to Section 9.02(n) or Section 9.10 (other than adjustments resulting directly from Casualty Events), if the total Combined Credit Exposures exceeds the Global Borrowing Base or the Revolving Credit Exposures exceeds the Allocated Canadian Borrowing Base as adjusted, then the Parent and/or the Borrower shall (A) prepay the Borrowings in an aggregate principal amount equal to such Global Borrowing Base Deficiency or Canadian Borrowing Base Deficiency, as applicable, and (B) if any excess remains after prepaying all of the Borrowings and U.S. Borrowings as a result of an LC Exposure, pay to the Global Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j). The Parent and the Borrower shall be obligated to make such prepayment and/or deposit of cash collateral (x) within thirty (30) days following the effective date of any such adjustment to the Global Borrowing Base and/or the U.S. Borrowing Base under Section 9.02(n) or (y) prior to or contemporaneously with such adjustment to the Global Borrowing Base and/or the U.S. Borrowing Base under Section 9.10 (other than adjustments resulting directly from Casualty Events); provided that all payments required to be made pursuant to this Section 3.04(c)(iii) must be made on or prior to the Termination Date.

(iv) If, as a result of any currency fluctuation, the total Revolving Credit Exposures exceeds 105% of the Commitments at any time, then the Borrower shall (A) prepay the Borrowings in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j).

(v) Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied, first, ratably to any Canadian Prime Borrowings and U.S. Prime Borrowings then outstanding, and, second, to any CDOR Borrowings and Eurodollar Borrowings then outstanding, and if more than one CDOR Borrowing or Eurodollar Borrowing is then outstanding, to each such CDOR Borrowing or Eurodollar Borrowing in order of priority beginning with the CDOR Borrowing or Eurodollar Borrowing with the highest interest rate applicable thereto and ending with the CDOR Borrowing or Eurodollar Borrowing with the lowest interest rate applicable thereto.

(vi) Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied ratably to the Loans included in the prepaid Borrowings. Prepayments pursuant to this Section 3.04(c) shall be accompanied by accrued interest to the extent required by Section 3.02.

(d) No Premium or Penalty. Prepayments permitted or required under this Section 3.04 shall be without premium or penalty, except as required under Section 5.02.

Section 3.05 Fees.

(a) Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender (other than a Defaulting Lender to the extent set forth in Section 2.10) a commitment fee, which shall accrue at the applicable Commitment Fee Rate on the average daily amount of the unused Commitment of such Lender during the period from and including the Effective Date to but excluding the Termination Date. Accrued commitment fees shall be payable in arrears on the third Business Day following the last day of March, June, September and December of each year and on the Termination Date, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender (other than a Defaulting Lender to the extent set forth in Section 2.10) a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to Eurodollar Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements which has been funded by such Lender) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate per annum agreed to with such Issuing Bank on the average daily amount of that portion of the LC Exposure attributable to such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure attributable to such Issuing Bank, provided that (x) if the expiration date of the Letter of Credit is less than one year after its date of issuance and the aggregate fronting fee otherwise payable through its expiration would be less than C$500, then the Borrower shall pay to such Issuing Bank C$500 upon the issuance of such Letter of Credit in lieu of the fronting fee otherwise payable and (y) no fronting fee shall be payable with respect to any Grandfathered Letters of Credit on the Effective Date or thereafter, until and unless such Grandfathered Letter of Credit is extended, renewed or reissued hereunder, and (iii) to each Issuing Bank, for its own account, its standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the Termination Date and any such fees accruing after the Termination Date shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this Section 3.05(b) shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

ARTICLE IV

PAYMENTS; PRO RATA TREATMENT; SHARING OF SET-OFFS

Section 4.01 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 3:00 p.m., Toronto time, on the date when due (for purposes of computing interest and fees, each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day), in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Fees, once paid, shall be fully earned and shall not be refundable under any circumstances, absent manifest error. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except payments to be made directly to an Issuing Bank as expressly provided herein and except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in the Agreed Currency.

(b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or Participant, other than to any Credit Party or Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 4.02 Presumption of Payment by the Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 4.03 Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it hereunder, pursuant to Section 2.05(a), Section 2.08(d), Section 2.08(e) or Section 4.02 or otherwise, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 4.04 Disposition of Proceeds. The Security Instruments contain an assignment by the Borrower and/or the Guarantors unto and in favor of the Global Administrative Agent or Administrative Agent for the benefit of the Secured Parties of all of the Borrower’s or each Guarantor’s interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property. The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Secured Indebtedness and other obligations described therein and secured thereby. Notwithstanding anything to the contrary contained in the Security Instruments, until the occurrence of an Event of Default, (a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of production from or allocated to the Mortgaged Property nor take any other action to cause the proceeds thereof to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower or such other Credit Party and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Borrower and/or such other Credit Party.

ARTICLE V

INCREASED COSTS; BREAK FUNDING PAYMENTS; PAYMENTS; TAXES; ILLEGALITY

Section 5.01 Increased Costs.

(a) Changes in Law. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender; or

(ii) impose on any Lender or the London interbank market any other condition affecting this Agreement, CDOR Loans made by such Lender or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any CDOR Loan or Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise, but not including Excluded Taxes), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) Certificates. A certificate of a Lender or any Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in Section 5.01(a) or (b) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.

(d) Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section 5.01 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 5.02 Break Funding Payments. In the event of (a) the payment (including prepayment) of any principal of any CDOR Loan or any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any CDOR Loan or any Eurodollar Loan into a Canadian Prime Loan or a U.S. Prime Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow as a result of a failure to satisfy the conditions set forth in Section 6.02, any CDOR Loan or any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any CDOR Loan or any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 5.04(a), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (exclusive of any lost profits or opportunity costs or processing or other related fees). In the case of a CDOR Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (A) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the CDOR Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (B) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for Canadian Dollar deposits of a comparable amount and period from other banks in the CDOR market. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for Dollar deposits of a comparable amount and period from other banks in the eurodollar market.

A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

Section 5.03 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Credit Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased, as a payment of additional interest, as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.03(a)), the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Credit Party shall make such deductions and (iii) such Credit Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by the Borrower. The Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the Borrower shall not be required to indemnify the Administrative Agent, any Lender or any Issuing Bank for any amounts under this Section 5.03(c) to the extent that such Person fails to notify the Borrower of its intent to make a claim for indemnification under this Section 5.03(c) within 180 days after a claim is asserted against such Person by the relevant Governmental Authority. A certificate of the Administrative Agent, a Lender or an Issuing Bank as to the amount of such payment or liability under this Section 5.03, together with, to the extent available, reasonable supporting documentation relating to such payment or liability, shall be delivered to the Borrower and shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Tax Refunds. If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to Section 5.03, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under Section 5.03 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section 5.03(f) shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

(g) Tax Certifications. The Administrative Agent, each Lender and each Issuing Bank agrees to provide, upon reasonable request, the Administrative Agent and any Credit Party with (i) any forms or certifications reasonably necessary for the Administrative Agent or such Credit Party to determine the applicable rate of any withholding tax, including, if applicable, the availability of a reduced rate pursuant to an applicable tax treaty and (ii) any other information or documents reasonably requested in connection with such Lender’s or such Issuing Bank’s status as a Foreign Lender (or as a Lender that is not a Foreign Lender).

Section 5.04 Mitigation Obligations; Replacement of Lenders.

(a) Designation of Different Lending Office. If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender solely as a result of such designation or assignment.

(b) Replacement of Lenders. If (i) any Lender requests compensation under Section 5.01, or (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, or (iii) any Lender is a Defaulting Lender, or (iv) any Lender has asserted that any adoption or change of the type described in Section 5.05 has occurred, or (v) any Lender fails to approve an amendment, waiver or other modification to this Agreement and at least the Required Lenders have approved such amendment, waiver or other modification, or (vi) any Lender fails to approve an increase of the Borrowing Base and at least the Required Lenders have approved such increase, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04(b)), all its interests, rights and obligations under this Agreement to an assignee that shall (A) assume such obligations and (B) in the case of clauses (v) and (vi), consent to such amendment, waiver, modification, increase, decrease or reaffirmation (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) if such assignee is not a Lender, the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 5.03, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 5.05 Illegality. Notwithstanding any other provision of this Agreement:

(a) In the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain CDOR Loans or Eurodollar Loans either generally or having a particular Interest Period hereunder, then (i) such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender’s obligation to make such CDOR Loans or Eurodollar Loans, as applicable, shall be suspended (the “Affected Loans”) until such time as such Lender may again make and maintain such CDOR Loans or Eurodollar Loans, as applicable, and (ii) all Affected Loans which would otherwise be made by such Lender shall be made instead as Canadian Prime Loans (and, if such Lender so requests by notice to the Borrower and the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into Canadian Prime Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) Canadian Prime Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its Canadian Prime Loans; and

(b) If it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make any Loans to the Borrower, then such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender’s obligation to make Loans shall be suspended until such time as such Lender may again make and maintain Loans to the Borrower. The Borrower shall have no obligation to pay to such Lender the commitment fee described in Section 3.05(a) that would otherwise accrue during such period of suspension.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.01 Effective Date. The obligations of the Lenders to amend and restate the Existing Canadian Credit Agreement shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

(a) The Global Administrative Agent, the Arrangers and the Lenders shall have received all commitment, facility and agency fees and all other fees and amounts due and payable on or prior to the Effective Date, including, to the extent invoiced at least one (1) Business Day prior to such date, reimbursement or payment of all out-of-pocket expenses for which invoices have been presented required to be reimbursed or paid by the Borrower hereunder (including, without limitation, the fees and expenses of legal counsel to the Global Administrative Agent and the Administrative Agent).

(b) The Global Administrative Agent shall have received a certificate of the secretary or an assistant secretary of the Borrower and of each Guarantor dated as of the Effective Date setting forth (i) resolutions of its board of directors (or comparable governing body) with respect to the authorization of the Borrower or such Guarantor to execute and deliver the Loan Documents to which the Borrower or such Guarantor is a party and to enter into the transactions contemplated in those documents, (ii) (A) the officers of the Borrower or such Guarantor who are authorized to sign the Loan Documents to which the Borrower or such Guarantor is a party and specimen signatures of such authorized officers or (B) that no change has occurred in the incumbency of the officers of the Borrower or such Guarantor who are authorized to sign the Loan Documents to which the Borrower or such Guarantor is a party since September 6, 2011 and (iii) (A) the articles or certificate of incorporation and bylaws (or comparable organizational documents) of the Borrower and such Guarantor or (B) that there has been no amendment or other change to the articles or certificate of incorporation and bylaws (or comparable organizational documents) of the Borrower and such Guarantor since September 6, 2011. The Global Administrative Agent and the Lenders may conclusively rely on such certificate until the Global Administrative Agent receives notice in writing from the Borrower to the contrary.

(c) The Global Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Global Administrative Agent) of this Agreement signed on behalf of such party.

(d) The Global Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Global Administrative Agent) of the Security Instruments or amendments to existing Security Instruments, in each case, as described on Exhibit E-1.

(e) The Global Administrative Agent shall have received a copy of the executed U.S. Credit Agreement and any other U.S. Loan Documents which it reasonably requests.

(f) The Administrative Agent shall have received evidence reasonably satisfactory to it that any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person necessary in connection with the Transactions shall have been obtained and are in full force and effect other than those third party approvals or consents that, if not made or obtained, would not reasonably be expected to have a Material Adverse Effect.

(g) The Administrative Agent shall have received an opinion of (i) Davis Polk & Wardwell LLP, special counsel to the Parent and (ii) Bennett Jones LLP, special Canadian counsel to the Borrower, each dated the Effective Date and in form and substance reasonably satisfactory to the Administrative Agent. The Borrower hereby requests Davis Polk & Wardwell LLP and Bennett Jones LLP to deliver such opinions.

(h) The Administrative Agent shall have received a certificate of insurance coverage of the Canadian Credit Parties evidencing that the Canadian Credit Parties are carrying insurance in accordance with Section 7.11.

(i) The Administrative Agent shall have received a certificate, signed by a Responsible Officer of the Borrower, stating that no event or condition has occurred since December 31, 2010, which would reasonably be expected to have a Material Adverse Effect.

(j) At the time of and immediately after giving effect to the amendment and restatement of the Existing Canadian Credit Agreement, no Default shall have occurred and be continuing.

(k) The representations and warranties of the Borrower and the Guarantors set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the date of the amendment and restatement of the Existing Canadian Credit Agreement, except that (i) to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such amendment and restatement of the Existing Canadian Credit Agreement, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date and (ii) to the extent that any such representation and warranty is qualified by materiality, such representation and warranty (as so qualified) shall continue to be true and correct in all respects.

Without limiting the generality of the provisions of Section 11.04, for purposes of determining compliance with the conditions specified in this Section 6.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required under this Section 6.01 to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Effective Date specifying its objection thereto. All documents executed or submitted pursuant to this Section 6.01 by and on behalf of the Borrower or any of the Guarantors shall be in form and substance reasonably satisfactory to the Administrative Agent and its counsel. The obligations of the Lenders to make Loans and of any Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 12.02) at or prior to 3:00 p.m., Toronto time, on December 31, 2011 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time). The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

Section 6.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (including the initial funding) (excluding any Loan made pursuant to Section 2.08(e)), and of any Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no event or events, which alone or in the aggregate would reasonably be expected to have a Material Adverse Effect shall have occurred.

(c) The representations and warranties of the Borrower and the Guarantors set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except that (i) to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date and (ii) to the extent that any such representation and warranty is qualified by materiality, such representation and warranty (as so qualified) shall continue to be true and correct in all respects.

(d) The pro forma total Revolving Credit Exposures (after giving effect to the requested Borrowing or the issuance of the requested Letter of Credit (or any amendment, renewal or extension of any Letter of Credit that increases the LC Exposure)) shall not exceed the aggregate Commitments.

(e) The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03 or a request for a Letter of Credit (or an amendment, extension or renewal of a Letter of Credit) in accordance with Section 2.08(b), as applicable.

Each Borrowing (excluding any Loan made pursuant to Section 2.08(e)) and each issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in Section 6.02(a) through (d).

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

The Parent represents and warrants to the Lenders that:

Section 7.01 Organization; Powers. Each of the Parent and its Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to be in good standing or have such power, authority, licenses, authorizations, consents, approvals and qualifications would not reasonably be expected to have a Material Adverse Effect.

Section 7.02 Authority; Enforceability. The Transactions are within the Parent’s and each Restricted Subsidiary’s corporate, partnership or limited liability company powers and have been duly authorized by all necessary corporate, partnership or limited liability company and, if required, stockholder, partner or member action. Each Loan Document and each U.S. Loan Document to which the Parent and each Restricted Subsidiary is a party has been duly executed and delivered by the Parent and such Restricted Subsidiary and constitutes a legal, valid and binding obligation of the Parent and such Restricted Subsidiary, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and an implied covenant of good faith and fair dealing.

Section 7.03 Approvals; No Conflicts. The Transactions:

(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person, nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or any U.S. Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of the Security Instruments or the U.S. Security Instruments as required by this Agreement or the U.S. Credit Agreement and (ii) those approvals or consents that, if not made or obtained, would not reasonably be expected to have a Material Adverse Effect;

(b) will not violate (i) the charter, by-laws or other organizational documents of the Parent or any Restricted Subsidiary or (ii) any applicable Governmental Requirement or any order of any Governmental Authority applicable to or binding upon the Parent or any Restricted Subsidiary (including, without limitation, FCPA and OFAC, if applicable), except in the case of clause (ii), violations that would not reasonably be expected to have a Material Adverse Effect;

(c) will not violate or result in a default under the U.S. Credit Agreement or any indenture, agreement or other instrument pursuant to which any Material Debt is outstanding, in each case, binding upon the Parent or any Restricted Subsidiary or their Properties, or give rise to a right thereunder to require any payment to be made by the Parent or any Restricted Subsidiary, except violations that would not reasonably be expected to have a Material Adverse Effect; and

(d) will not result in the creation or imposition of any Lien on any Oil and Gas Property of the Parent or any Restricted Subsidiary (other than the Liens created or permitted by the Loan Documents and the U.S. Loan Documents).

Section 7.04 Financial Condition; No Material Adverse Effect. (a) The financial statements the Parent has furnished to the Global Administrative Agent pursuant to Section 6.01(l) of the Existing U.S. Credit Agreement present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent and its Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP (subject, in the case of unaudited financial statements, to year end audit adjustments and the absence of footnotes).

(b) Since December 31, 2010, there has been no event or events, which alone or in the aggregate would reasonably be expected to have, a Material Adverse Effect.

Section 7.05 Litigation. Except as disclosed in the Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Parent, threatened against or affecting the Parent or any Restricted Subsidiary that (a) would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (b) involve any Loan Document, any U.S. Loan Document or the Transactions.

Section 7.06 Environmental Matters. Except as disclosed in the Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, or as would not be reasonably expected to have a Material Adverse Effect:

(a) neither any Oil and Gas Property of the Parent or any Restricted Subsidiary nor the operations conducted by the Parent or any Restricted Subsidiary thereon, and, to the knowledge of the Parent, no operations of any prior owner, lessee, or operator of any such properties (i) is in violation of any order or requirement relating to Environmental Laws of any court or Governmental Authority or any Environmental Laws or (ii) to the knowledge of the Parent, has been in violation of any order or requirement relating to Environmental Laws of any court or Governmental Authority or any Environmental Laws;

(b) neither the Parent nor any Restricted Subsidiary nor any Oil and Gas Property of the Parent or any Restricted Subsidiary nor the operations currently conducted thereon or, to the knowledge of the Parent, conducted thereon by any prior owner or operator of such Oil and Gas Property or operation, are subject to any existing, pending or, to the Parent’s knowledge, threatened Environmental Complaint;

(c) all notices, permits, licenses, exemptions, approvals or similar authorizations, if any, required by Environmental Laws to be obtained or filed in connection with the operation or use of any and all Oil and Gas Property of the Parent and each Restricted Subsidiary, including, without limitation, any past or present treatment, storage, disposal or release into the environment of a Hazardous Material, have been duly obtained or filed, and the Parent and each Restricted Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

(d) all Hazardous Materials, if any, generated at any and all Oil and Gas Property of the Parent or any Restricted Subsidiary by the Parent or any Restricted Subsidiary in the past have been transported, treated and disposed of in accordance with Environmental Laws and, to the knowledge of the Parent, do not pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the knowledge of the Parent, in connection with such transport, treatment and disposal, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws, do not pose an imminent and substantial endangerment to public health or welfare or the environment and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

(e) to the Parent’s knowledge, there has been no Hazardous Discharge on or to any Oil and Gas Property of the Parent or any Restricted Subsidiary, in each case, except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment; and

(f) to the Parent’s knowledge, neither the Parent nor any Restricted Subsidiary has any contingent liability under Environmental Law in connection with any Hazardous Discharge.

Section 7.07 Compliance with the Laws and Agreements. Each of the Parent and its Restricted Subsidiaries is in compliance with all Governmental Requirements applicable to it or its Oil and Gas Properties (including, without limitation, FCPA and OFAC, if applicable) and all agreements and other instruments binding upon it or its Oil and Gas Properties, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Oil and Gas Properties and the conduct of its business, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 7.08 Investment Company Act. Neither the Parent nor any Restricted Subsidiary is required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 7.09 Taxes. Each of the Parent and its Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed (or obtained extensions with respect thereto) and has paid or caused to be paid all Taxes and all remittances required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Parent or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect. No action to enforce any Tax Lien has been commenced.

Section 7.10 Disclosure; No Material Misstatements. Taken as a whole, none of the reports, financial statements, certificates or other written information (other than projections) furnished by or on behalf of the Parent or any Restricted Subsidiary to the Global Administrative

Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or the U.S. Credit Agreement or any other U.S. Loan Document or delivered hereunder or under any other Loan Document or the U.S. Credit Agreement or any other U.S. Loan Document (as modified or supplemented by other information so furnished), when furnished (and, with respect to any such information delivered to the Global Administrative Agent or any Lender or any of their Affiliates prior to the Effective Date, on the Effective Date), contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading (other than omissions that pertain to matters of a general economic nature or matters of public knowledge that generally affect any of the industry segments of the Parent or its Subsidiaries); provided that, with respect to projected financial information, prospect information, geological and geophysical data and engineering projections, the Parent represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, recognizing that (a) there are industry-wide risks normally associated with the types of business conducted by the Parent and its Restricted Subsidiaries and (b) projections concerning volumes attributable to the Oil and Gas Properties of the Parent and its Restricted Subsidiaries and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Parent and the Restricted Subsidiaries do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

Section 7.11 Subsidiaries. Schedule 7.11 lists the name, jurisdiction of organization and organizational identification number of each Subsidiary of the Parent as of the Effective Date and identifies each such Subsidiary as either a Restricted or Unrestricted Subsidiary.

Section 7.12 Insurance. All insurance reasonably necessary in the Parent’s and its Restricted Subsidiaries’ ordinary course of business is in effect and all premiums due on such insurance have been paid. Schedule 7.12 sets forth a list of all such insurance policies maintained by the Parent and its Restricted Subsidiaries as of the Effective Date.

Section 7.13 Location of Business and Offices. As of the Effective Date, the Parent’s jurisdiction of organization is Delaware; the name of the Parent as listed in the public records of its jurisdiction of organization is Quicksilver Resources Inc.; and the organizational identification number of the Parent in its jurisdiction of organization is 75-2756163. As of the Effective Date, the Borrower’s jurisdiction of organization is Alberta, Canada; the name of the Borrower as listed in the public records of its jurisdiction of organization is Quicksilver Resources Canada Inc.; the address of the Borrower’s chief executive office is: One Palliser Square, Suite 2000, 125-9th Avenue, SE, Calgary, Alberta T2G OP8, Canada; and the corporate access number of the Borrower in Alberta, Canada is 2014451096. As of the Effective Date, each Restricted Subsidiary’s jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, and the location of its principal place of business and chief executive office is stated on Schedule 7.11.

Section 7.14 Properties; Title, Etc. Except as would not have a Material Adverse Effect and provided that no representation or warranty is made with respect to any Oil and Gas Property or interest to which no proved oil or gas reserves are properly attributed:

(a) Each of the Parent and its Restricted Subsidiaries has good and defensible title to the material Oil and Gas Properties evaluated in the Reserve Reports used in the most recent determination of the Global Borrowing Base and good title to all its personal Properties that are necessary to permit the Parent and its Restricted Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the date hereof, in each case, subject to Immaterial Title Deficiencies and free and clear of all Liens except Liens permitted by Section 9.03 (subject to the penultimate sentence thereof). Subject to Immaterial Title Deficiencies and after giving full effect to Liens permitted by Section 9.03 (subject to the penultimate sentence thereof), the Parent or the Restricted Subsidiary specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Reports. The ownership of such Oil and Gas Properties shall not obligate the Parent or such Restricted Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such Oil and Gas Property in an amount materially in excess of the working interest of each Oil and Gas Property set forth in the most recently delivered Reserve Reports that is not offset by a corresponding proportionate increase in the Parent’s or such Restricted Subsidiary’s net revenue interest in such Oil and Gas Property; provided that the Parent or any applicable Restricted Subsidiary shall have the right or obligation to bear costs disproportionate to the Parent’s or such Restricted Subsidiary’s working interest with respect to any Hydrocarbon Interest for a period of time in order to earn, or in connection with the acquisition of, an interest in such Hydrocarbon Interest as evidenced by written agreement.

(b) All material leases and agreements necessary for the conduct of the business of the Parent and its Restricted Subsidiaries are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases.

(c) The rights and Properties presently owned, leased or licensed by the Parent and its Restricted Subsidiaries, including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit the Parent and its Restricted Subsidiaries to conduct their business in the same manner as its business has been conducted prior to the date hereof.

(d) The Parent and each Restricted Subsidiary owns, or is licensed to use, (i) all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by the Parent and such Restricted Subsidiary does not infringe upon the rights of any other Person and (ii) all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information the use of which is material to their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons.

Section 7.15 Federal Reserve Regulations. The Parent and its Restricted Subsidiaries are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan or Letter of Credit will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.

Section 7.16 Compliance with Benefit Plans; ERISA.

(a) As of the date hereof, neither the Parent nor any Subsidiary nor any ERISA Affiliate of the Parent or any Subsidiary maintains sponsors, or contributes to (or has at any time in the six-year period preceding the date hereof, maintained, sponsored, or contributed to) any Pension Plan or Multiemployer Plan. Except in such instances where an action, omission or failure would not reasonably be expected to have a Material Adverse Effect, each Plan maintained by the Parent or any Restricted Subsidiary or any ERISA Affiliate of the Parent or any Restricted Subsidiary is in compliance with the terms of such Plan and the applicable provisions of ERISA and the Code with respect to each Plan. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. Except in such instances where an action, omission, or failure would not reasonably be expected to have a Material Adverse Effect, (i) each Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code is, and has been during the period from its adoption to date, so qualified, both as to form and operation, and all necessary governmental approvals, including a favorable determination as to the qualification under the Code of such Plan and each amendment thereto, have been or will be timely obtained, and (ii) the actuarial present value of the benefit liabilities (within the meaning of section 4041 of ERISA) under each Plan which is subject to Title IV of ERISA does not, as of the end of the most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. Neither the Parent nor any Restricted Subsidiary nor any ERISA Affiliate of the Parent or any Restricted Subsidiary maintains or contributes to any Plan that provides a post-employment health benefit, other than a benefit required under Section 601 of ERISA, or maintains or contributes to a Plan that provides health benefits that is not fully funded except where the failure to fully fund such Plan would not reasonably be expected to have a Material Adverse Effect. As of the date hereof, neither the Parent nor any Restricted Subsidiary nor any ERISA Affiliate of the Parent or any Restricted Subsidiary maintains a multiple employer welfare benefit arrangement within the meaning of Section 3(40)(A) of ERISA

(b) Except as could not reasonably be expected to have a Material Adverse Effect, (i) the Canadian Pension Plans, if any, are duly registered under the Income Tax Act (Canada) and all applicable provincial or federal pension benefits standards legislation and no event has occurred which is reasonably likely to cause the loss of such registered status; (ii) all obligations of the Canadian Credit Parties (including any applicable fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans, if any, have been performed in accordance with applicable laws and regulations; (iii) no promises of benefit improvements under the Canadian Pension Plans, if any, or the Canadian Benefit Plans have been made; (iv) all reports and disclosures relating to the Canadian Pension Plans and Canadian Benefit Plans required by any applicable laws or regulations have been filed or distributed in accordance with applicable laws and regulations; (v) no Canadian Credit Party has made any improper withdrawals prohibited by applicable law, or applications of, the assets of any of the Canadian Pension Plans; (vi) no Canadian Pension Plan Termination Event has occurred; (vii) no Canadian Credit Party has any knowledge that the Canadian Pension Plans, if any, are the subject of an investigation, any other proceeding, an action or a claim other than a routine claim for benefits; (viii) all contributions or premiums required to be made by any

Canadian Credit Party to the Canadian Pension Plans and the Canadian Benefit Plans have been made within the time limits required by, and in accordance with, the terms of such plans and applicable laws and regulations; and (ix) all employee contributions to the Canadian Pension Plans, if any, required to be made by way of authorized payroll deduction have been properly withheld and fully paid into such plans within the time limits required by, and in accordance with, the terms of such plans and applicable laws and regulations. No Canadian Credit Party contributes or has made contributions on behalf of its employees to a multi-employer pension plan, as such term is defined under applicable Canadian provincial or federal pension benefits standards legislation. No Canadian Pension Plan has an Unfunded Current Liability that would, individually or when taken together with any other liabilities referenced in this Section 7.16(b), reasonably be anticipated to have a Material Adverse Effect. There has been no failure to administer or operate the Foreign Plans in accordance with the terms thereof except for any failure to so administer or operate the Foreign Plans as could not reasonably be expected to have a Material Adverse Effect.

Section 7.17 Status As Senior Indebtedness. The Guarantees by the U.S. Guarantors of the Loans and other Secured Indebtedness hereunder are “Bank Indebtedness,” “Senior Indebtedness” and “Designated Senior Indebtedness” under both the Existing Subordinate Notes and the Existing Convertible Debentures, and this Agreement is a “Senior Secured Credit Agreement” under the Existing Subordinate Notes and one of the “Combined Credit Agreements” under the Existing Convertible Debentures.

Section 7.18 Solvency. After giving effect to the transactions contemplated hereby, (a) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Parent and the Guarantors, taken as a whole, will exceed the aggregate Debt of the Parent and the Guarantors on a consolidated basis, as the Debt becomes absolute and matures, (b) each of the Parent and the Guarantors will not have incurred Debt beyond its ability to pay such Debt (after taking into account the timing and amounts of cash to be received by each of the Parent and the Guarantors and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures and (c) each of the Parent and the Guarantors will not have unreasonably small capital for the conduct of its business.

Section 7.19 Priority; Security Matters.

(a) The U.S. Secured Indebtedness is and shall be at all times secured by valid, perfected first priority Liens in favor of the Global Administrative Agent, covering and encumbering the Mortgaged Properties and other Properties pledged pursuant to the U.S. Security Instruments, to the extent perfection has occurred or will occur, by the recording of a mortgage, the filing of a UCC financing statement or by possession (in each case, to the extent available in the applicable jurisdiction); provided, that the priority of the Liens in favor of the Global Administrative Agent may be subject to Permitted Liens.

(b) The Secured Indebtedness is and shall be at all times secured by valid, perfected first priority Liens (taken by way of a floating charge over real property or otherwise) in favor of the Administrative Agent, covering and encumbering the Mortgaged Properties and other

Properties pledged pursuant to the Security Instruments, to the extent perfection has occurred or will occur, by the recording of a debenture or mortgage, the filing of a PPSA or UCC financing statement or by possession (in each case, to the extent available in the applicable jurisdiction); provided, that the priority of the Liens in favor of the Administrative Agent may be subject to Permitted Liens.

ARTICLE VIII

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Parent covenants and agrees with the Lenders that:

Section 8.01 Financial Statements; Other Information. The Parent will furnish to the Global Administrative Agent:

(a) Annual Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 20 days after the date on which the Parent files its Annual Report on Form 10-K with the SEC (but in no event more than 120 days after the end of the applicable fiscal year), (i) its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for the fiscal year most recently ended, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied and (ii) its unaudited balance sheet, income statement and related statement of cash flows as of the end of and for the fiscal year most recently ended which provides consolidating statements, including statements demonstrating eliminating entries, if any, with respect to any Consolidated Subsidiaries that are Unrestricted Subsidiaries, in substantially the form set forth in its Annual Report on Form 10-K for the period ending December 31, 2010.

(b) Quarterly Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 10 days after the Parent files each Quarterly Report on Form 10-Q with the SEC (but in no event more than 60 days after the end of the applicable fiscal quarter), (i) its unaudited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for the fiscal quarter most recently ended and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes and (ii) its unaudited balance sheet, income statement and related statement of cash flows as of the end of and for the fiscal quarter most recently ended which provides consolidating statements, including statements demonstrating eliminating entries, if any, with respect to any Consolidated Subsidiaries that are Unrestricted Subsidiaries, in substantially the form set forth in its Annual Report on Form 10-Q for the period ending September 30, 2011.

(c) Certificate of Financial Officer – Compliance. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer of the Parent in substantially the form of Exhibit D hereto (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 9.01.

(d) Certificate of Insurer – Insurance Coverage. Within 60 days of the annual renewal thereof, a certificate of insurance coverage from each insurer with respect to the insurance required by Section 8.06, in form and substance satisfactory to the Global Administrative Agent, and, if requested by the Global Administrative Agent or any Lender, all copies of the applicable policies.

(e) Notice of Casualty Events. Prompt written notice, and in any event within five Business Days, of the occurrence of any Casualty Event with respect to Oil and Gas Properties having an estimated dollar value in excess of US$45,000,000 or the commencement of any action or proceeding that would reasonably be expected to result in a Casualty Event with respect to Oil and Gas Properties having an estimated dollar value in excess of US$45,000,000.

(f) Notice of Incurrence of Debt Resulting in Global Borrowing Base Reduction. Written notice of the incurrence by the Parent or any Restricted Subsidiary of any Debt pursuant to Section 9.02(n) which results in an automatic reduction in the Global Borrowing Base and/or the U.S. Borrowing Base pursuant to such Section, which written notice shall include the stated amount of such Debt and be delivered promptly after the pricing of such Debt, but in no event later than one (1) day prior to settlement of such Debt.

(g) Information Regarding Borrower and Guarantors.

(i) In the case of the Parent and the U.S. Guarantors, prompt written notice (and in any event within thirty (30) days following any such change) of any change (A) in the Parent’s or any U.S. Guarantor’s corporate name, (B) in the Parent’s or any U.S. Guarantor’s identity or corporate structure or in the jurisdiction in which such Person is incorporated or formed or (C) in the Parent’s or any U.S. Guarantor’s jurisdiction of organization or such Person’s organizational identification number in such jurisdiction of organization

(ii) In the case of the Borrower and the Canadian Guarantors, (A) prompt written notice (and in any event within ten (10) days following any such change) of any change (1) in the Borrower or any Canadian Guarantor’s corporate name or (2) in the address of the Borrower’s or any Canadian Guarantor’s chief executive office and (B) prompt written notice (with a copy to the U.S. Administrative Agent) (and in any event within (30) days following any such change) of any change (1) in the Borrower or any Canadian Guarantor’s identity or corporate structure or in the jurisdiction in which such Person is incorporated or formed or (2) in the Borrower’s or any Canadian Guarantor’s jurisdiction of organization or such Person’s organizational identification number in such jurisdiction of organization.

(h) Other Requested Information. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Parent or any Restricted Subsidiary (including, without limitation, any Canadian Pension Plan, Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA), as the Global Administrative Agent or any Lender may reasonably request.

Documents required to be delivered pursuant to Section 8.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which (A) the Parent posts such documents, or provides a link thereto on the Parent’s website on the Internet at www.qrinc.com or (B) such documents are publically available on the SEC’s EDGAR website or (ii) on which such documents are delivered to the Global Administrative Agent, including in electronic form. Once received by the Global Administrative Agent, the Global Administrative Agent shall post such documents on the Parent’s behalf on an Internet or intranet website, if any, to which each Lender and the Global Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Global Administrative Agent); provided that the Parent shall deliver such documents in a form acceptable to the Global Administrative Agent. Except for such compliance certificates, the Global Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Parent with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. Any notices, certificates, statements or other documents required to be delivered or provided, and, to the extent necessary, executed by the Parent under the U.S. Credit Agreement shall be deemed to have been so delivered under this Agreement on the date on which the Parent delivers such notices, certificates statements or other documents under the U.S. Credit Agreement.

Section 8.02 Notices of Material Events. Promptly following a Responsible Officer becoming aware of the occurrence thereof, the Parent will furnish to the Global Administrative Agent written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting the Parent or any Affiliate thereof not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders) that, in either case, if adversely determined, would reasonably be expected to result in a Material Adverse Effect; and

(c) the filing or commencement of any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority involving or relating to the Loan Documents.

(d) any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 8.03 Existence; Conduct of Business. The Parent will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties are located or the ownership of such Properties requires such qualification, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.09.

Section 8.04 Payment of Obligations. The Parent will, and will cause each Restricted Subsidiary to, pay its obligations, including Tax liabilities and remittance liabilities of the Parent and all of its Restricted Subsidiaries, before the same shall become delinquent or in default, except where (i) (A) the validity or amount thereof is being contested in good faith by appropriate proceedings, and (B) the Parent or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (ii) the failure to make payment would not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any Oil and Gas Property of the Parent or any Restricted Subsidiary that was evaluated in the Reserve Reports used in the most recent determination of the Global Borrowing Base.

Section 8.05 Operation and Maintenance of Properties. The Parent will and will cause each Restricted Subsidiary to, in all material respects: (a) promptly pay and discharge, or make reasonable efforts to cause to be paid and discharged, when due all delay rentals, royalties and expenses accruing under the leases or other agreements affecting or pertaining to its material Oil and Gas Properties evaluated in the Reserve Reports used in the most recent determination of the Global Borrowing Base, provided that, in the case of delay rentals, the Parent and/or the applicable Restricted Subsidiary shall only be required to pay and discharge, or make reasonable efforts to pay and discharge, delay rentals as and to the extent the Parent or such Restricted Subsidiary determines in good faith that payment and discharge thereof is in the Parent’s or such Restricted Subsidiary’s, as applicable, best interest, (b) perform, or make reasonable and customary efforts to cause to be performed, the obligations of the Parent or any such Restricted Subsidiary required by each and all of the assignments, deeds, leases, subleases, contracts and agreements affecting its interests in its material Oil and Gas Properties evaluated in the Reserve Reports used in the most recent determination of the Global Borrowing Base, (c) do all other things necessary to keep unimpaired, except for Liens permitted by the Loan Documents, its rights with respect to its material Oil and Gas Properties evaluated in the Reserve Reports used in the most recent determination of the Global Borrowing Base and prevent any forfeiture thereof or a default thereunder, (d) keep and maintain all Oil and Gas Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted and (e) to the extent the Parent is not the operator of any Property, the Parent shall use reasonable efforts to cause the operator to comply with this Section 8.05, except (x) to the extent a portion of such Oil and Gas Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts, (y) for dispositions permitted by this Agreement or (z) when the failure to do so would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 8.06 Insurance. The Parent will, and will cause each Restricted Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The loss payable clauses or provisions in said insurance policy or policies insuring any of the collateral for the Loans or the U.S. Loans, as applicable, shall be endorsed in favor of the applicable Administrative Agent as its interests in the collateral may appear and such policies shall name the applicable Administrative Agent and the Lenders or the U.S. Lenders, as applicable, as “additional insureds” and provide that the insurer will endeavor to give at least 30 days prior notice of any cancellation to the applicable Administrative Agent.

Section 8.07 Books and Records; Inspection Rights. The Parent will, and will cause each Restricted Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Parent will, and will cause each Restricted Subsidiary to, permit any representatives designated by the Global Administrative Agent or any Lender (coordinated through and together with the Global Administrative Agent), upon reasonable prior notice, to visit and inspect its Oil and Gas Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during the Parent’s or such Restricted Subsidiary’s normal business hours (and in a manner so as to the extent practicable, not to unreasonably interfere with the normal business operations of the Parent or such Restricted Subsidiary) not more than one (1) time per fiscal year; provided, that to the extent an Event of Default then exists, as often as reasonably requested. The Lenders shall bear the cost of such inspections and examinations unless an Event of Default then exists, in which event the Parent shall bear such cost.

Section 8.08 Compliance with Laws. The Parent will, and will cause each Restricted Subsidiary to, comply with all Governmental Requirements applicable to it or its Oil and Gas Properties, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 8.09 Environmental Matters. (a) Except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect, (i) the Parent shall, and shall cause each Restricted Subsidiary to, comply with all applicable Environmental Laws, including, without limitation, (x) all licensing, permitting, notification, and similar requirements of Environmental Laws, and (y) all provisions of Environmental Laws regarding storage, discharge, release, transportation, treatment and disposal of Hazardous Materials and (ii) the

Parent shall, and shall cause each Restricted Subsidiary to, promptly pay and discharge when due all claims, liabilities and obligations with respect to any clean-up or remediation measures necessary to comply with applicable Environmental Laws, provided that such payment or discharge shall not be required to the extent that (A) the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and (B) Borrower or such Restricted Subsidiary, as and to the extent required in accordance with GAAP, shall have set aside on its books reserves (segregated to the extent required by GAAP) deemed by them to be adequate with respect thereto.

(b) To the extent the Parent or a Restricted Subsidiary is not the operator of any Property, none of the Parent and its Restricted Subsidiaries shall be obligated to directly perform any undertakings contemplated by the covenants and agreements contained in this Section 8.09 which are performable only by such operators or are beyond the control of the Parent and its Restricted Subsidiaries. Notwithstanding the above and except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect, the Parent shall be obligated to enforce such operators’ contractual obligations to maintain, develop and operate the Oil and Gas Properties subject to such operating agreements, and the Parent shall, and shall cause its Restricted Subsidiaries to, use commercially reasonable efforts to cause the operator to comply with this Section 8.09.

(c) To the extent reasonably requested by the Global Administrative Agent, the Parent will, and will cause each Restricted Subsidiary to, provide environmental assessment, audit or test reports of any Oil and Gas Properties of the Parent or any Restricted Subsidiary, provided an Event of Default then exists or the Global Administrative Agent has a reasonable suspicion that either an Event of Default or a breach of any representation or warranty set forth in Section 7.06 hereof then exists.

(d) In connection with any acquisition by Parent or any Restricted Subsidiary of any Oil and Gas Property for consideration of at least US$25,000,000, other than an acquisition of additional interests in Oil and Gas Properties in which Parent or any Subsidiary previously held an interest, to the extent Borrower or such Restricted Subsidiary obtains or is provided with the same, the Parent shall, promptly following Borrower’s or such Restricted Subsidiary’s obtaining or being provided with the same, deliver to the Global Administrative Agent such final and non-privileged material environmental reports of such Oil and Gas Properties as are reasonably requested by the Global Administrative Agent.

Section 8.10 Further Assurances. (a) The Parent at its sole expense will, and will cause each Restricted Subsidiary to, promptly execute and deliver to the applicable Administrative Agent all such other documents, agreements and instruments reasonably requested by the applicable Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Parent or any Restricted Subsidiary, as the case may be, in the Loan Documents and U.S. Loan Documents, including the Notes and U.S. Notes, or to further evidence and more fully describe the collateral intended as security for the Secured Indebtedness or the U.S. Secured Indebtedness, as applicable, or to correct any omissions in this Agreement, the U.S. Credit Agreement, the Security Instruments or the U.S. Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement, the U.S. Credit Agreement or any of the

Security Instruments or U.S. Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the sole discretion of the applicable Administrative Agent, in connection therewith.

(b) The Parent hereby authorizes the applicable Administrative Agent to file one or more financing or continuation statements, and amendments thereto, or any equivalent thereto in Canada or any province thereof relative to all or any part of the Mortgaged Property without the signature of the Parent, the Borrower or any other Guarantor where permitted by law. A carbon, photographic or other reproduction of the Security Instruments or the U.S. Security Instruments, as applicable, or any financing statement covering the Mortgaged Property or any part thereof shall be sufficient as a financing statement where permitted by law.

Section 8.11 Reserve Reports.

(a) On or before May 1, 2012 and April 1st of each year thereafter, the Parent shall (or, in connection with the Canadian Reserve Report, shall cause the Borrower to) (a) furnish to the Global Administrative Agent the Reserve Reports prepared by one or more Approved Petroleum Engineers (the “Prepared Reserve Reports”) as of January 1st of such year. On or before October 1st of each year, commencing October 1, 2012, the Parent shall (or, in connection with the Canadian Reserve Report, shall cause the Borrower to) furnish to the Global Administrative Agent, the Lenders and the U.S. Lenders the Reserve Reports as of July 1st of such year prepared by or under the supervision of the chief engineer of the Parent in accordance with the procedures used in the most recent Prepared Reserve Reports. It is understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Parent and its Restricted Subsidiaries do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

(b) In the event of an Interim Redetermination requested by the Global Administrative Agent or the Parent pursuant to Section 2.07(b), the Parent shall (or, in the connection with the Canadian Reserve Report, shall cause the Borrower to), upon the request of the Global Administrative Agent, furnish to the Global Administrative Agent, the Lenders and the U.S. Lenders the Reserve Reports (i) prepared by or under the supervision of the chief engineer of the Parent and in accordance with the procedures used in the immediately preceding Prepared Reserve Reports delivered pursuant to Section 8.11(a), and (ii) which shall have an “as of” date as required by the Global Administrative Agent, no later than a date mutually agreed to by the Parent or the Borrower, as applicable, and the Global Administrative Agent. If the Global Administrative Agent does not request updated Reserve Reports pursuant to the immediately preceding sentence, the Global Administrative Agent, the Lenders and the U.S. Lenders may base such Interim Redetermination on the Reserve Reports most recently delivered by the Parent or the Borrower, as applicable, hereunder.

(c) With the delivery of each Reserve Report, the Parent shall (or, in connection with the Canadian Reserve Report, shall cause the Borrower to) provide to the Global Administrative Agent, the Lenders and the U.S. Lenders a certificate from a Responsible Officer of the Parent or the Borrower, as applicable, certifying that in all material respects: (i) the information contained in the Reserve Reports and any other information delivered in connection therewith are true and correct, (ii) subject to Immaterial Title Deficiencies, (x) the Parent or a U.S. Guarantor owns good and defensible title to the Oil and Gas Properties located in the United States evaluated in the applicable U.S. Reserve Report and such Properties are free of all Liens except for Permitted Liens and Liens securing the U.S. Secured Indebtedness and (y) the Borrower or a Canadian Guarantor owns good and defensible title to the Oil and Gas Properties located in Canada evaluated in the applicable Canadian Reserve Report and such Properties are free of all Liens except for Permitted Liens and Liens securing the Secured Indebtedness, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of one half bcf of gas in the aggregate (x) with respect to its Oil and Gas Properties located in the United States evaluated in the applicable U.S. Reserve Report which would require the Parent or any U.S. Guarantor to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor and (y) with respect to its Oil and Gas Properties located in Canada evaluated in the applicable Canadian Reserve Report which would require the Borrower or any Canadian Guarantor to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) attached to the certificate is a list of all marketing agreements entered into subsequent to the later of the date hereof or the most recently delivered Reserve Reports which pertain to the sale of production at a fixed price and have a maturity date of longer than six (6) months from the date of such certificate, and (v) a true and complete list of all Oil and Gas Swap Agreements of the Parent and each Restricted Subsidiary is included, which list contains the material terms thereof (including the type, remaining term, counterparty, mark-to-market value as of the end of the second month immediately preceding the date of such certificate and notional amounts or volumes), any credit support agreements relating thereto, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

(d) The Canadian Reserve Reports may only include Oil and Gas Properties that are (x) located in British Columbia, Canada, Alberta, Canada, or another province in Canada that at such time allows for a secured lender to receive the benefit of a floating charge over real property located in such province, and for which such floating charge or security interest is created by a debenture or other Security Instrument and is of record (as necessary) as contemplated under Section 6.01(f)(i) of the Existing Canadian Credit Agreement or (y) located in any other province in Canada, the United States or any other country or jurisdiction reasonably acceptable to the Global Administrative Agent; provided that with respect to Oil and Gas Properties set forth in this clause (y), (i) the Global Administrative Agent shall be reasonably satisfied that fixed charges, collateral agreements or other Security Instruments create first priority, perfected Liens (subject only to Permitted Liens) on at least 80% of the total value of the Proved Hydrocarbon Interests relating to such Oil and Gas Properties and (ii) the Global Administrative Agent shall have received title information as the Global Administrative Agent may reasonably require satisfactory to the Global Administrative Agent setting forth the status of title to at least 75% of the total value of such Oil and Gas Properties; provided, that with respect to such Oil and Gas Properties referred to in the foregoing clauses (x) and (y), the Global Administrative Agent shall have received such other closing documents, certificates, and legal opinions as shall be reasonably requested by, and in form and substance reasonably satisfactory to, the Global Administrative Agent.

Section 8.12 Title Information. (a) On or before the date that is 45 days following the delivery to the Global Administrative Agent, the Lenders and the U.S. Lenders of each Reserve Report required by Section 8.11(a), the Parent will (or, in connection with the Canadian Reserve Report dealing with the property described in Section 8.11(d)(y) (the “Canadian Reserve Report Affected Property”), will cause the Borrower to) deliver title information in form and substance reasonably acceptable to the Global Administrative Agent covering enough of the Oil and Gas Properties evaluated by the U.S. Reserve Report and the Canadian Reserve Report dealing with Canadian Reserve Report Affected Property that were not included in such immediately preceding Reserve Report, so that the Global Administrative Agent shall have received together with title information previously delivered to the Global Administrative Agent, satisfactory title information on at least 75% of the total value of the Proved Hydrocarbon Interests evaluated by such Reserve Report.

(b) If the Parent has provided (or, in connection with the Canadian Reserve Report Affected Property, has caused the Borrower to provide) title information for additional Oil and Gas Properties under Section 8.12(a), the Parent shall (or, in connection with the Canadian Reserve Report Affected Property, shall cause the Borrower to), within 60 days of notice from the Global Administrative Agent that title defects or exceptions exist with respect to such additional Properties (or such longer period as the applicable Administrative Agent may agree in its discretion), either (i) cure any such title defects or exceptions raised by such information (including defects or exceptions as to priority) which are not permitted by Section 9.03, (ii) substitute acceptable Oil and Gas Properties with no title defects or exceptions except for Permitted Liens having an equivalent value or (iii) deliver title information in form and substance acceptable to the Global Administrative Agent so that the Global Administrative Agent shall have received, together with title information previously delivered to the Global Administrative Agent, satisfactory title information on at least 75% of the value of the Proved Hydrocarbon Interests evaluated by the applicable Reserve Report. For purposes of this Section 8.12(b), the Global Administrative Agent must deliver any notice of title defects or exceptions with respect to any Oil and Gas Properties within 60 days following the Global Administrative Agent’s receipt of title information for such Oil and Gas Properties.

(c) If the Parent is unable to (or, in connection with the Canadian Reserve Report Affected Property, is unable to cause the Borrower to) cure any title defect requested by the Global Administrative Agent, the Lenders or the U.S. Lenders to be cured within the 60-day period (or such longer period as the applicable Administrative Agent may agree in its discretion) or the Parent does not (or, in connection with the Canadian Reserve Report Affected Property, does not cause the Borrower to) comply with the requirements to provide acceptable title information covering 75% of the value of the Proved Hydrocarbon Interests evaluated in each most recent Reserve Report, such default shall not be a Default, but instead the Global Administrative Agent, at the direction of (x) the Required U.S. Lenders, with respect to the most recent U.S. Reserve Report, and (y) the Required Lenders, with respect to the Canadian Reserve Report Affected Property in the most recent Canadian Reserve Report, shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Global Administrative Agent, the Lenders or the U.S. Lenders. To the extent that the Global Administrative Agent is not reasonably satisfied with title to any Oil and Gas Property included in such Reserve Report after the 60-day period (or such longer period as the applicable

Administrative Agent may agree in its discretion) has elapsed, such unacceptable Oil and Gas Property shall not count towards the 75% requirement, and the Global Administrative Agent may send a notice to the Parent and the Lenders and the U.S. Lenders that the then outstanding Global Borrowing Base (and to the extent such Oil and Gas Property is included in the most recent U.S. Reserve Report, U.S. Borrowing Base) shall be reduced by an amount as determined by the Required Lenders to cause the Parent and/or the Borrower to be in compliance with the requirement to provide acceptable title information on 75% of the value of the Proved Hydrocarbon Interests. This new Global Borrowing Base (and to the extent such Oil and Gas Property is included in the most recent U.S. Reserve Report, U.S. Borrowing Base) shall become effective immediately after receipt of such notice by the Parent.

Section 8.13 Additional Collateral; Additional Guarantors; Release of Certain Guarantors/Collateral. (a) In connection with each redetermination of the Global Borrowing Base, the Parent shall (or, in connection with the Canadian Reserve Report, shall cause the Borrower to) review each most recently completed Reserve Report and the list of current Mortgaged Properties to ascertain whether the Mortgaged Properties:

(x) located in British Columbia, Canada, Alberta, Canada, or another province in Canada that at such time allows for a secured lender to receive the benefit of a floating charge over real property located in such province are subject to a floating charge or a security interest created by a debenture or other Security Instrument, which is of record (as necessary) and that creates a first priority, perfected Lien taken by way of a floating charge or a security interest (subject only to Permitted Liens) on all of the total value of the Proved Hydrocarbons Interests of the Borrower and the Guarantors (subject to de minimus exceptions), or

(y) located in any other province in Canada, the United States or any other country or jurisdiction reasonably acceptable to the Global Administrative Agent are subject to fixed charges, collateral agreements or other Security Instruments, which create first priority, perfected Liens (subject only to Permitted Liens) on at least 80% of the total value of the Proved Hydrocarbon Interests evaluated in such Reserve Report, after giving effect to exploration and production activities, acquisitions, dispositions and production, that are found in such locations.

In the event that the Mortgaged Properties do not satisfy clause (x) and (y) above, then the Parent shall, and shall cause its Restricted Subsidiaries to, grant, within 30 days of the delivery of the certificate required under Section 8.11(c) (or such longer period as the applicable Administrative Agent may agree in its discretion), to the Canadian Administrative Agent as security for the Secured Indebtedness or to the Global Administrative Agent as security for the Combined Obligations, as applicable, a first-priority Lien interest (taken by way of a floating charge over real property or otherwise) (provided that Permitted Liens may exist) on additional Oil and Gas Properties evaluated in such Reserve Report containing Proved Hydrocarbon Interests not already subject to a Lien of the Security Instruments or the U.S. Security Instruments, as applicable, such that after giving effect thereto, each of clause (x) and (y) will be satisfied. All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Instruments or other U.S. Security Interests, as applicable, all in form and substance reasonably satisfactory to the applicable Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. Notwithstanding anything to the contrary contained in this Agreement, if any Restricted Subsidiary places a Lien on its Oil and Gas Properties to secure the Secured Indebtedness or the U.S. Secured Indebtedness, as applicable, and such Restricted Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.13(c).

(b)

(i) If the Parent or any U.S. Subsidiary becomes the owner of a Restricted Subsidiary, then the Parent shall, or shall cause such U.S. Subsidiary to, promptly, but in any event no later than 30 days after the date of becoming an owner thereof (or such longer period as the Global Administrative Agent may agree in its discretion), (A) pledge (x) 100% of the Equity Interests of such new Restricted Subsidiary if such Subsidiary is a U.S. Subsidiary or (y) 65% of the total combined voting power of all classes of Equity Interests (and the remaining 35% under a Pledge Agreement to secure the Secured Indebtedness hereunder if requested by the Administrative Agent in the case of Domestic Subsidiaries) and 100% of all non-voting Equity Interests of such new Restricted Subsidiary, if such new Restricted Subsidiary is a Foreign Subsidiary (including, without limitation, delivery of original stock certificates evidencing the Equity Interests of such new Restricted Subsidiary, together with appropriate undated stock powers for each certificate duly executed in blank by the registered owner thereof) and (B) execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Global Administrative Agent.

(ii) If any Domestic Subsidiary becomes the owner of a Restricted Subsidiary, then the Parent shall (or shall cause the Borrower to) cause such Domestic Subsidiary to, promptly, but in any event no later than 30 days after the date of becoming an owner thereof (or such longer period as the Administrative Agent may agree in its discretion), (A) pledge 100% of the Equity Interests of such new Restricted Subsidiary (including, without limitation, delivery of original stock certificates evidencing the Equity Interests of such new Restricted Subsidiary, together with appropriate undated stock powers for each certificate duly executed in blank by the registered owner thereof) and (B) execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.

(c) The Parent shall cause the following Persons to guarantee the Secured Indebtedness pursuant to the Guaranty Agreement:

(i) each U.S. Guarantor;

(ii) any Person required to guarantee the Secured Indebtedness in order for the Parent to be in compliance with Section 9.05(b);

(iii) any Person that guarantees any Canadian Permitted Additional Debt;

(iv) any Restricted Subsidiary that places a Lien as required by the last sentence of Section 8.13(a) on its Oil and Gas Properties to secure the Secured Indebtedness; and

(v) one or more additional Domestic Subsidiaries to the extent necessary to cause (1) the total assets of the Domestic Subsidiaries that are not Canadian Guarantors to be less than 15% of the combined assets of the Borrower and its Domestic Subsidiaries and (2) the combined EBITDAX of such Domestic Subsidiaries to be less than 15% of the combined EBITDAX of the Borrower and its Domestic Subsidiaries.

(d) In connection with any guaranty required by Section 8.13(c), the Parent shall, or shall cause such Subsidiary or other Person to promptly, but in any event no later than 30 days (or such longer period as the applicable Administrative Agent may agree in its discretion) after the event requiring such guaranty, execute and deliver (i) a supplement to the Guaranty Agreement or the U.S. Guaranty Agreement, as applicable, and (ii) such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the applicable Administrative Agent. If at any time any Person is not otherwise required to guarantee the Secured Indebtedness or the U.S. Secured Indebtedness, as applicable, hereunder (whether pursuant to the other provisions of this Section 8.13 or otherwise) or under any other Loan Document or any other U.S. Loan Document, as applicable, then upon receipt by the applicable Administrative Agent of evidence satisfactory to it that such Person has been fully and finally released from its guarantee obligations in respect of the Existing Debt or, if applicable, any Permitted Additional Debt, as the case may be, such Person shall be released from its guarantee obligations with respect to the Secured Indebtedness or the U.S. Secured Indebtedness as applicable, and the applicable Administrative Agent shall, at the sole cost and expense of the Parent or the Borrower, as applicable, execute such further documents and do all such further acts so as to reasonably evidence such release. The Liens created by the Security Instruments in any asset of the Parent or any Restricted Subsidiary that is sold, assigned, farmed-out, conveyed or otherwise transferred in a manner permitted hereby shall automatically be released, and, without limiting the foregoing, (x) at the time of the contribution of the Equity Interests in MLP Opco to MLP as contemplated by the Barnett Shale Transaction, all Liens created by the Security Instruments in the assets of (including, without limitation, the MLP Barnett Shale Assets), and any Investments by the Parent or its Restricted Subsidiaries in, MLP Opco shall automatically terminate and all obligations of MLP Opco under the Guaranty Agreement shall automatically be released and (y) at the time of the contribution of the Existing Midstream Assets to a partnership in exchange for a partnership interest therein in connection with the Midstream Joint Venture all Liens created by the Security Instruments in the Existing Midstream Assets shall automatically be released. The Administrative Agent shall, at the cost of the Borrower, promptly following its reasonable request, execute a “no-interest letter” addressed to the Borrower and any other relevant parties in connection with its release of all Liens created by the Security Instruments in the Existing Midstream Assets or any other assets in accordance with the terms hereof.

(e) If a Default or Event of Default has occurred and is continuing and the Majority Lenders consider it necessary for their adequate protection, the Borrower, at the request of the Administrative Agent, will forthwith grant or cause to be granted to the Administrative Agent for the benefit of the Secured Parties, a fixed Lien (subject only to Permitted Liens) in such of the applicable Domestic Subsidiary’s property as the Administrative Agent, in its sole discretion, determines as security for all then present and future Secured Indebtedness of the Canadian Credit Parties to the Secured Parties. In this connection, the Borrower will, and will cause each other Domestic Subsidiary to:

(i) provide the Administrative Agent with such information as is reasonably required by the Administrative Agent to identify the property to be charged pursuant to this Section 8.13(e);

(ii) do all such things as are reasonably required to grant, or cause such Domestic Subsidiary to grant, in favor of the Administrative Agent, the Secured Parties, a fixed Lien (subject only to Permitted Liens) in respect of such property to be so charged pursuant to this Section 8.13(e);

(iii) provide the Administrative Agent with all corporate or partnership resolutions and other action, as reasonably required, for any Domestic Subsidiary to grant the fixed Lien (subject only to Permitted Liens) in the property identified by the Administrative Agent to be so charged;

(iv) provide the Administrative Agent with such security instruments and other documents which the Administrative Agent, acting reasonably, deems are necessary to give full force and effect to the provisions of this Section 8.13(e);

(v) assist the Administrative Agent in the registration or recording of such agreements and instruments in such public registry offices in Canada or any province thereof or any other jurisdiction as the Administrative Agent, acting reasonably, deems necessary to give full force and effect to the provisions of this Section 8.13(e); and

(vi) pay all reasonable costs and expenses incurred by the Administrative Agent in connection with the preparation, execution and registration of all agreements, documents and instruments made in connection with this Section 8.13(e).

Section 8.14 ERISA and Benefit Plan Compliance. The Parent will promptly furnish to the Global Administrative Agent immediately upon becoming aware of the occurrence of any ERISA Event or Canadian Pension Plan Termination Event that alone or together with any other ERISA Events or Canadian Pension Plan Termination Events that have occurred, would reasonably be expected to result in liability of Borrower, its Restricted Subsidiaries, or any ERISA Affiliates in an aggregate amount which would reasonably be expected to have a Material Adverse Effect, a written notice signed by a Responsible Officer, specifying the nature thereof, what action the Parent, any of its Restricted Subsidiaries or any ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor, the PBGC or any equivalent agency or authority with jurisdiction over Canadian Pension Plans with respect thereto. With respect to each Pension Plan, the Parent will, and will cause each Restricted Subsidiary and ERISA Affiliate to, (A) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty that would reasonably be expected to have a Material Adverse Effect and without giving rise to any Lien securing an amount in excess of US$50,000,000, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (B) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty that would reasonably be expected to have a Material Adverse Effect, all premiums required pursuant to sections 4006 and 4007 of ERISA. With respect to each Canadian Pension Plan, the Borrower will not (i) terminate, or permit any other Canadian Credit Party to terminate, any Canadian Pension Plan in a manner, or take any other action with respect to any Canadian Pension Plan, which would reasonably be expected to have a Material Adverse Effect, (ii) fail to make, or permit any other Canadian Credit Party to fail to make, full payment when due of all amounts which, under the provisions of any Canadian Pension Plan, agreement relating thereto or applicable law, any Canadian Credit Party is required to pay as contributions thereto, except where the failure to make such payments could not reasonably be expected to have a Material Adverse Effect, or (iii) permit to exist, or allow any other Canadian Credit Party to permit to exist, any Unfunded Current Liability, whether or not waived, with respect to any Canadian Pension Plan in an amount which would reasonably be expected to cause a Material Adverse Effect.

Section 8.15 Unrestricted Subsidiaries. The Parent:

(a) will cause the management, business and affairs of each of the Parent and its Restricted Subsidiaries to be conducted in such a manner (including, without limitation, by keeping separate books of account, furnishing separate financial statements of Unrestricted Subsidiaries to creditors and potential creditors thereof and by not permitting Properties of the Parent and its respective Restricted Subsidiaries to be commingled) so that each Unrestricted Subsidiary that is a corporation will be treated as a corporate entity separate and distinct from the Parent and its Restricted Subsidiaries;

(b) other than as contemplated by the Barnett Shale Transaction and the Midstream Joint Venture, will not, and will not permit any of the Restricted Subsidiaries to, incur, assume, guarantee or be or become liable for any Debt of any of the Unrestricted Subsidiaries; and

(c) other than as contemplated by the Barnett Shale Transaction and the Midstream Joint Venture, will not permit any Unrestricted Subsidiary to hold any Equity Interest in, or any Debt of, the Parent or any Restricted Subsidiary.

Section 8.16 Section 1031 Exchange. If the Parent elects to participate in a Section 1031 Exchange with respect to any Oil and Gas Properties, then on or before 180 days following the acquisition by the Section 1031 Counterparty of such Oil and Gas Properties from the Parent, the Parent shall receive from the Section 1031 Counterparty (a) Oil and Gas Properties having a substantially equivalent value to the Oil and Gas Properties that the Section 1031 Counterparty acquired from the Parent, (b) payment in full in cash of the note given by the Section 1031 Counterparty to the Parent or (c) any combination of Oil and Gas Properties and a partial cash prepayment of such note, such that the Oil and Gas Properties received and such partial cash prepayment have an aggregate value not less than the value of the Oil and Gas Properties that the Section 1031 Counterparty acquired from the Parent.

Section 8.17 Use of Proceeds. The Parent will use (and will cause the Borrower to use) the proceeds of the Loans and the U.S. Loans and will use Letters of Credit and U.S. Letters of Credit for general corporate purposes, including acquisitions, Investments, working capital, repayment of Debt and the making of Restricted Payments, in each case to the extent not otherwise prohibited hereunder; provided that the aggregate amount of LC Exposure under all Letters of Credit and U.S. LC Exposure under all U.S. Letters of Credit used as credit support for the Parent’s or Restricted Subsidiary’s obligations under any Swap Agreement shall not exceed an amount equal to (a) US$20,000,000 minus (b) the amount of cash or treasury securities subject to Liens permitted by Section 9.03(l).

Section 8.18 Fiscal Year. The Parent’s fiscal year shall end on December 31.

ARTICLE IX

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Parent covenants and agrees with the Lenders that:

Section 9.01 Financial Covenants. (a) Interest Coverage Ratio. The Parent will not, as of the last day of any fiscal quarter, permit its ratio of (i) EBITDAX for the period of four fiscal quarters then ending (ii) to Cash Interest Expense for such period, commencing with the four fiscal quarter period ending December 31, 2011, to be less than 2.5 to 1.0.

(b) Current Ratio. The Parent will not permit, as of the last day of any fiscal quarter, its ratio of (i) consolidated current assets (including the unused amount of the total Commitments (but only to the extent that the Parent is permitted to borrow such amount under the terms of this Agreement, including, without limitation, Section 6.02 hereof), but excluding current assets resulting from the requirements of ASC Topic 815 and ASC Topic 410) to (ii) consolidated current liabilities (excluding current maturities of long term debt and current liabilities resulting from the requirements of ASC Topic 815 and ASC Topic 410) to be less than 1.0 to 1.0, commencing with the fiscal quarter ending September 30, 2011; provided that for purposes of calculating such ratio, the current assets and current liabilities of all Unrestricted Subsidiaries shall be excluded as set forth in Section 1.05.

Section 9.02 Debt. The Parent will not, and will not permit any Restricted Subsidiary to, incur, create, assume or suffer to exist any Debt, except:

(a) the Notes or other Secured Indebtedness and the U.S. Notes or other U.S. Secured Indebtedness;

(b) the Guarantee by the Parent or any Restricted Subsidiary of any Debt of any Restricted Subsidiary that is otherwise permitted hereunder so long as such Guarantee guarantees not more than the percentage of such Debt that equals the percentage of common equity owned directly or indirectly by the Parent or any Restricted Subsidiary, as applicable, in such Restricted Subsidiary at the time such Guarantee is executed;

(c) Debt of the Parent or any Restricted Subsidiary to the Parent or any other Restricted Subsidiary;

(d) Debt outstanding on the date hereof and set forth on Schedule 9.02, including without limitation the Existing Debt;

(e) Debt of a Person which becomes a Restricted Subsidiary after the date hereof, provided that (i) such Debt existed at the time such Person became a Restricted Subsidiary and was not created in anticipation thereof, (ii) immediately after giving effect to the acquisition of such Person by the Parent or a Restricted Subsidiary, no Default or Event of Default shall have occurred and be continuing and (iii) that all Debt incurred under this clause (e), together with all Debt incurred pursuant to clause (j) below, does not exceed US$45,000,000 in the aggregate at any one time outstanding;

(f) endorsements of negotiable instruments for collection in the ordinary course of business;

(g) Debt consisting of performance bonds, surety bonds, appeal bonds, injunctions bonds and other obligations of a like nature provided by the Parent or any Restricted Subsidiary;

(h) Non-Recourse Debt in an aggregate amount outstanding at any time not to exceed US$15,000,000;

(i) Debt constituting Permitted Investments;

(j) Debt incurred to finance the acquisition, construction or improvement of fixed or capital assets (including, without limitation, obligations in connection with Capital Leases) secured by Liens permitted by Section 9.03(i); provided that all Debt incurred under this clause (j), together with all Debt incurred pursuant to clause (e) above, does not exceed US$45,000,000 in the aggregate at any one time outstanding;

(k) other Debt not to exceed US$65,000,000 in the aggregate at any one time outstanding;

(l) Debt associated with worker’s compensation claims, unemployment insurance laws or similar legislation incurred in the ordinary course of business;

(m) Taxes, assessments or other governmental charges which are not yet due or are being contested in good faith in accordance with Section 7.09;

(n) Debt and any guarantees thereof by the Guarantors (including any Persons becoming Guarantors simultaneously with the incurrence of such Debt), provided that: (i) immediately before, and after giving effect to, the incurrence of any such Debt (and any concurrent repayment of Debt with the proceeds of such incurrence), no Default exists or would exist, (ii) such Debt is not secured by any Lien, (iii) such Debt does not have any scheduled amortization of principal prior to the Maturity Date, (iv) such Debt has a stated maturity no earlier than 91 days after the Maturity Date, (v) such Debt does not have mandatory redemption events that are not Events of Default hereunder, (vi) such Debt does not prohibit prior repayment of Loans or the U.S. Loans, and (vii) at the time any such Debt is incurred, the Global Borrowing Base then in effect (and to the extent the issuer or guarantor of such Debt is the Parent or a U.S. Guarantor, U.S. Borrowing Base) shall be automatically reduced by the lesser of (A) an amount equal to the product of 0.25 multiplied by the stated principal amount of such Debt, rounded to the nearest US$1,000,000 and (B) if requested by the Parent, an amount (which may be zero) approved by the Required Lenders and, if applicable, the Required U.S. Lenders, and the Global Borrowing Base (and, if applicable, U.S. Borrowing Base) as so reduced shall become the new Global Borrowing Base (and, if applicable, U.S. Borrowing Base) immediately upon the date of such issuance or assumption, effective and applicable to the Parent and the Borrower, the Global Administrative Agent, each Issuing Bank and the Lenders on such date until the next redetermination or modification thereof hereunder. For purposes of this Section 9.02(n), the “stated principal amount” shall mean the stated face amount of such Debt without giving effect to any original issue discount;

(o) Any renewals, refinancings or extensions of (but, except to the extent permitted herein, not increases in (except to cover premiums or penalties)) any Debt described in clauses (d), (e), (j) or (n) of this Section 9.02; provided, however, that any refinancing of Debt described in clause (n) shall comply with the provisions of such clause (n);

(p) Debt consisting of the financing of insurance premiums if the amount financed does not exceed the premium payable for the current policy period;

(q) Debt consisting of obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments so long as delivery of such commodities, goods or services is due within 60 days of such advance payment; and

(r) Debt consisting of deferred put premiums on Swap Agreements entered into the Parent or any Restricted Subsidiary with Approved Counterparties;

(s) Debt incurred by the Parent or any Restricted Subsidiary as a result of credit support (in the form of cash) provided by, or on behalf of, counterparties pursuant to any Swap Agreement, not to exceed the amount of such cash held by the Parent or such other Restricted Subsidiary; and

(t) Debt incurred by the Parent or any Restricted Subsidiary as contemplated by the Barnett Shale Transaction, including, without limitation, in the form of Guarantees of the obligations of MLP Opco in an aggregate amount not to exceed US$4,000,000 at any time outstanding.

For the avoidance of doubt, to the extent any Debt could be attributable to more than one subsection of this Section 9.02, the Parent or any Restricted Subsidiary may categorize all or any portion of such Debt to any one or more subsections of this Section 9.02 as it elects and unless as otherwise expressly provided, in no event shall (x) the same portion of any Debt be deemed to utilize or be attributable to more than one subsection of this Section 9.02 or (y) the Parent or any Restricted Subsidiary utilize Section 9.02(k) for the purposes of issuing unsecured senior notes or unsecured subordinated notes in the capital markets.

Section 9.03 Liens. The Parent will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

(a) Liens created by the Security Instruments or the U.S. Security Instruments, as applicable.

(b) Excepted Liens.

(c) Lease burdens payable to third parties which are deducted in the calculation of discounted present value in the Reserve Reports including, without limitation, any royalty, overriding royalty, net profits interest, production payment, carried interest or reversionary working interest in existence as of the Effective Date or as a result of or in accordance with the Parent’s or a Restricted Subsidiary’s acquisition of the property burdened thereby.

(d) Liens securing Non-Recourse Debt permitted by Section 9.02(h).

(e) [Reserved].

(f) Pledges or deposits in the ordinary course of business securing liabilities to insurance carriers under insurance or self-insurance arrangements.

(g) Any Lien existing on any Oil and Gas Property or asset prior to the acquisition thereof by the Parent or any Restricted Subsidiary or existing on any Oil and Gas Property or asset of any Person that becomes a Restricted Subsidiary after the date hereof prior to the time such Person becomes a Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as applicable, (ii) such Lien shall not apply to any other Oil and Gas Property or assets of the Parent or any Restricted Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as applicable, and extensions, renewals and replacements of such obligations that are not in excess of the outstanding principal amount of such obligations as of such acquisition date or date such Person becomes a Restricted Subsidiary (provided, that such obligations and such extensions, renewals, and replacements thereof so secured by such Lien, together with the Debt secured by Liens described in clause (i) below, shall at no time exceed US$45,000,000 in the aggregate).

(h) Liens in existence on the date hereof listed on Schedule 9.03.

(i) Liens on fixed or capital assets acquired, constructed or improved by the Parent or any of its Restricted Subsidiaries; provided that (i) such Liens secure Debt permitted by Section 9.02(j) hereof, (ii) such Liens and the Debt secured thereby are incurred prior to or within 180 days after such acquisition, construction or improvement, (iii) the Debt secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets, (iv) such Liens shall not apply to any other property or assets of the Parent or any of such Restricted Subsidiaries, and (v) the Debt secured by such Liens, together with the obligations and extensions, renewals and replacements of such obligations described in clause (g) above, shall at no time exceed US$45,000,000 in the aggregate.

(j) Liens arising pursuant to Section 9.343 of the Texas Uniform Commercial Code or other similar statutory provisions of other states or provinces with respect to production purchased from others.

(k) Liens on real property and improvements thereon (other than on Oil and Gas Properties).

(l) Liens relating to any cash or treasury securities used as credit support for any Swap Agreement in an aggregate amount not to exceed the difference of (i) US$20,000,000 minus (ii) the aggregate amount of (x) LC Exposure under all Letters of Credit and (y) U.S. LC Exposure under all U.S. Letters of Credit used as credit support for the Parent’s or any Restricted Subsidiary’s obligations under any Swap Agreement.

(m) Liens not otherwise included in this Section 9.03 so long as the sum of (i) the lesser of (A) the aggregate outstanding principal amount of the obligations of the Parent or any Restricted Subsidiary secured thereby and (B) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto (as to the Parent and all Restricted Subsidiaries) plus (ii) the amount of cash that is subject to Liens permitted by Section 9.03(l) at such time plus (iii) the aggregate amount of (x) LC Exposure under all Letters of Credit and (y) U.S. LC Exposure under U.S. Letters of Credit used to post collateral or margin to secure the Parent’s or any Restricted Subsidiary’s obligations under any Swap Agreement, does not exceed US$65,000,000 in the aggregate at any one time;

Notwithstanding the foregoing, (i) no Liens may at any time attach to (A) any Oil and Gas Properties of the Parent or its Restricted Subsidiaries of the types described in clauses (a), (b), (c), (e) and (f) of the definition of Oil and Gas Properties evaluated in the Reserve Reports used in the most recent determination of the Global Borrowing Base, or (B) any Equity Interests issued by any Restricted Subsidiary to the Parent or any other Restricted Subsidiary other than, in the case of clause (A) or (B) above, Permitted Liens, and (ii) in no event may any Liens on any Property of the Parent or any Restricted Subsidiary secure any obligation of the Parent or any Restricted Subsidiary under any Swap Agreement other than Liens created pursuant to the Security Instruments or the U.S. Security Instruments, as applicable, and Liens permitted under Section 9.03(l). For the avoidance of doubt, to the extent any Lien could be attributable to more than one subsection of this Section 9.03, the Parent or any Restricted Subsidiary may categorize all or any portion of such Lien to any one or more subsections of this Section 9.03 as it elects and unless as otherwise expressly provided, in no event shall the same portion of any Lien be deemed to utilize or be attributable to more than one subsection of this Section 9.03.

Section 9.04 Dividends and Distributions. The Parent will not, and will not permit any of its Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders or make any distribution of its Property to its Equity Interest holders, except:

(a) the Parent may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests or any other non-cash form (other than Disqualified Capital Stock);

(b) Restricted Subsidiaries may declare and pay unlimited dividends, fees and other amounts ratably with respect to their Equity Interests and may distribute any other Property to its direct or indirect Equity Interest holders that are either the Parent, the Borrower or a Guarantor;

(c) the Parent may make Restricted Payments pursuant to and in accordance with stock option plans, equity plans or other benefit or compensation plans providing for payments on account of services provided by current or former directors, officers, employees or consultants of the Parent or its Restricted Subsidiaries or any of its Affiliates;

(d) to the extent not permitted by clauses (a) to (c) above, the Parent may make (i) Restricted Payments up to an aggregate amount of US$20,000,000 and (ii) additional Restricted Payments up to an aggregate amount of US$55,000,000 (not including Restricted Payments made under the foregoing clause (i)) or dividends, distributions or transfers of Equity Interests or other assets or Debt of an Unrestricted Subsidiary if, in the case of Restricted Payments or such dividends, distributions or transfers in respect of an Unrestricted Subsidiary, in each case, made under this clause (ii), (A) no Default has occurred and is continuing at the time such Restricted Payment or such dividend, transfer or distribution is made or would result from the making of such Restricted Payment or such dividend, transfer or distribution, (B) the Minimum Liquidity after giving effect to such Restricted Payment or such dividend, transfer or distribution is not less than the greater of (x) 25% of the Global Borrowing Base then in effect and (y) US$250,000,000, and (C) after giving effect to such Restricted Payment or such dividend, transfer or distribution, the Borrower is in pro forma compliance with Section 9.01;

(e) the Parent may purchase or otherwise acquire Equity Interests in any Subsidiary using additional shares of its Equity Interests; and

(f) the Parent may redeem the share purchase rights issued pursuant to that certain Rights Agreement, dated as of March 11, 2003, between the Parent and Mellon Investor Services LLC, as Rights Agent, in accordance with the terms of such Rights Agreement.

For the avoidance of doubt, to the extent any Restricted Payment could be attributable to more than one subsection of this Section 9.04, the Parent or any Restricted Subsidiary may categorize all or any portion of such Restricted Payment to any one or more subsections of this Section 9.04 as it elects and unless as otherwise expressly provided, in no event shall the same portion of any Restricted Payment be deemed to utilize or be attributable to more than one subsection of this Section 9.04.

Section 9.05 Repayment of Debt; Amendment of Indentures. The Parent will not, and will not permit any Restricted Subsidiary to:

(a) call, make or offer to make any optional or voluntary Redemption (whether in whole or in part) of any Existing Debt or Permitted Additional Debt, provided, however, that the Parent and its Restricted Subsidiaries may (i) Redeem Existing Debt (other than the Existing Subordinated Notes and Existing Convertible Debentures) or Permitted Additional Debt up to an aggregate amount of US$20,000,000, (ii) Redeem the Existing Subordinated Notes and Existing Convertible Debentures if, in the case of Redemptions made under this clause (ii), (A) no Default or Global Borrowing Base Deficiency has occurred and is continuing at the time such Redemption is made or would result from the making of such Redemption, and (B) the Minimum Liquidity after giving effect to such Redemption is not less than the greater of (1) 15% of the Global Borrowing Base then in effect and (2) US$150,000,000, (iii) Redeem additional Existing Debt or Permitted Additional Debt if, in the case of Redemptions made under this clause (iii), (x) no Default has occurred and is continuing at the time such Redemption is made or would result from the making of such Redemption, (y) the Minimum Liquidity after giving effect to such Redemption is not less than the greater of (1) 25% of the Global Borrowing Base then in effect and (2) US$250,000,000 and (z) after giving effect to such Redemption, the Parent is in pro forma compliance with Section 9.01, and (iv) Redeem Existing Debt or Permitted Additional Debt in connection with any refinancing thereof permitted pursuant to Section 9.02(o);

(b) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Existing Debt or Permitted Additional Debt if (i) the effect thereof would be to shorten its maturity to be less than 91 days after the Maturity Date or average life or increase the amount of any payment of principal thereof or increase the rate or shorten any period for payment of interest thereon, (ii) such action requires the payment of a consent fee that has not been approved by the Global Administrative Agent (such approval not to be unreasonably withheld), or (iii) the effect thereof would be to add any guarantor or surety, unless such guarantor or surety also guarantees (x) in the case of Existing Debt or U.S. Permitted Additional Debt, the U.S. Secured Indebtedness pursuant to the U.S. Guaranty Agreement and (y) in the case of Canadian Permitted Additional Debt, the Secured Indebtedness pursuant to the Guaranty Agreement, and, in either case, each of the Parent, the Borrower and such guarantor or surety otherwise complies with Section 8.13(c); or

(c) if the Parent or any Restricted Subsidiary issues any Debt that is subordinated in right of payment to the Secured Indebtedness or the U.S. Secured Indebtedness, as applicable, designate any other Debt (other than the Secured Indebtedness, the U.S. Secured Indebtedness, the Existing Debt, and any Permitted Additional Debt) as “designated senior indebtedness” or “designated guarantor senior indebtedness” or give any such other Debt any other similar designation for the purposes of any instrument under which that subordinated Debt is issued.

Section 9.06 Investments, Loans and Advances. The Parent will not, and will not permit any Restricted Subsidiary to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:

(a) Investments made prior to the Effective Date and reflected in the Financial Statements or which are disclosed to the Lenders in Schedule 9.06.

(b) Readily marketable direct obligations of the United States or Canada or any agency thereof, or obligations guaranteed by the United States or Canada or any agency thereof (or investments in mutual funds or similar funds which invest solely in such obligations).

(c) Investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, province, commonwealth or territory of the United States or Canada, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A” by Moody’s.

(d) Repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (b) above entered into with a bank described in clause (e) below.

(e) Time deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any other bank or trust company operating in the United States or Canada that has capital, surplus and undivided profits aggregating at least US$100,000,000 (as of the date of such bank or trust company’s most recent reports).

(f) All Investments held in the form of cash or cash equivalents.

(g) All Investments in Sweep Accounts or U.S. Sweep Accounts.

(h) Commercial paper of a Canadian or U.S. issuer if at the time of purchase such commercial paper is rated in one of the two highest ratings categories of S&P or Moody’s.

(i) Money market mutual or similar funds having assets in excess of US$100,000,000, at least 95% of the assets of which are comprised of assets specified in clauses (b), (e), (f), (g), and (h) above.

(j) Investments (i) made by the Parent in or to any Restricted Subsidiary, (ii) made by any Restricted Subsidiary in or to the Parent or any other Restricted Subsidiary, and (iii) made by the Parent or any Restricted Subsidiary in or to Unrestricted Subsidiaries; provided that, with respect to any Investment described in clause (iii), the aggregate amount at any one time of all such Investments (valued at cost as of the date of such Investment) made after the Effective Date shall not exceed US$45,000,000; provided that a conversion or exchange of Debt of an Unrestricted Subsidiary held by the Parent or a Restricted Subsidiary to or for equity of such Unrestricted Subsidiary shall not be considered an incremental Investment for purposes of this clause (j).

(k) Extensions of customer or trade credit in the ordinary course of business.

(l) Guarantee obligations permitted by Section 9.02.

(m) All Investments constituting Debt permitted by Section 9.02.

(n) All Investments arising from transactions by the Parent or any Restricted Subsidiary in the ordinary course of business, including endorsements of negotiable instruments,

earnest money deposits and deposits to secure obligations that do not constitute Debt or obligations under Swap Agreements, debt obligations and other Investments received by the Parent or any Restricted Subsidiary in connection with the bankruptcy or reorganization of customers and in settlement of delinquent obligations of, and other disputes with, customers.

(o) Any Investments by the Parent or any Restricted Subsidiary in any Persons including, without limitation, Unrestricted Subsidiaries; provided that, the aggregate amount of all such Investments made pursuant to this clause (o) outstanding at any one time shall not exceed US$65,000,000 in the aggregate (measured on a cost basis).

(p) All Investments by the Parent or any Restricted Subsidiary in Persons in which the Parent or such Restricted Subsidiary, as applicable, owns an Equity Interest (i) that own, lease, hold and/or are party to (A) any Oil and Gas Properties, (B) any processing, gathering or treating systems, (C) any farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, (D) any pipelines or other mid-stream activities, in each case located within or related to the geographic boundaries of the North America and any other country or jurisdictions reasonably acceptable to the Global Administrative Agent and/or (E) any facility or activity related to compressed or liquefied natural gas or (ii) the purpose of which is to act as a direct or indirect holding company for any Person that satisfies one or more provisions of subclause (i) of this clause (p), provided, as to Investments made under this clause (p) (measured on a cost basis), (x) the Parent and its Restricted Subsidiaries do not make more than US$45,000,000 in the aggregate of any such Investments during any fiscal year and (y) the total amount of any such Investments at any one time does not exceed US$125,000,000 in the aggregate.

(q) Entry into operating agreements, working interests, royalty interests, mineral leases, processing, gathering and treating agreements, farm-in and farm-out agreements, development agreements, contracts for the sale, transportation or exchange of oil, natural gas or CO2, unitization agreements, pooling arrangements, service contracts, area of mutual interest agreements, production sharing agreements, pipeline agreements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made in the ordinary course of any businesses permitted under this Agreement.

(r) [Reserved].

(s) Loans and advances to directors, officers and employees in the ordinary course of business consistent with prior practice, not to exceed an aggregate amount of US$5,000,000 at any one time outstanding.

(t) Indemnities permitted under this Agreement and the U.S. Credit Agreement.

(u) Investments consisting of Swap Agreements entered into for non-speculative purposes, subject to compliance with Section 9.03 and Section 9.13.

(v) So long as no Default exists or results therefrom, loans to the Section 1031 Counterparty participating in a Section 1031 Exchange provided that (i) the amount of any such loan does not exceed the sum of (A) purchase price to be paid by the recipient of such loan for the purchase price of the assets subject to the related Section 1031 Exchange, and (B) estimated capital expenditures and operating expenses to be incurred with respect to such assets during the 180 day period during which such Section 1031 Exchange is to be completed, (ii) such loan is secured by a first priority security interest in the assets to be acquired by such recipient pursuant to the Section 1031 Exchange, (iii) the Global Administrative Agent has a perfected first priority security interest in such loan and any note or other document evidencing or securing such loan, (iv) the documentation relating to such Section 1031 Exchange and the related Section 1031 Counterparty are satisfactory to the Global Administrative Agent in its reasonable discretion and (v) the Global Administrative Agent shall have received an opinion from Borrower’s counsel in form and substance satisfactory to the Global Administrative Agent.

(w) Guarantees by the Parent or any Restricted Subsidiary of operating leases or of other obligations that do not constitute Debt, in each case entered into by the Parent or any Restricted Subsidiary in the ordinary course of business.

(x) Investments of any Person that becomes a Restricted Subsidiary of the Parent after the Effective Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, consolidation or amalgamation and were in existence on the date of such acquisition, merger or consolidation.

(y) Any Investment by the Parent or one or more of its Restricted Subsidiaries in a Person, if as a result of such Investment such Person becomes a Restricted Subsidiary or such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, the Parent or a Restricted Subsidiary.

(z) Any Investment constituting non-cash consideration received in any asset sale permitted by Section 9.10.

(aa) Investments resulting from the delivery of credit support provided by, or on behalf of, the Parent or any Restricted Subsidiary to counterparties pursuant to any Swap Agreement, in each case to the extent permitted by Section 8.17 and Section 9.03.

(bb) Investments made as contemplated by the Midstream Joint Venture.

(cc) Investments in any aboriginal or other tribe in any territory or province of Canada in an amount not to exceed US$5,000,000 in the aggregate at any one time outstanding.

(dd) Investments made as contemplated by the Barnett Shale Transaction.

For the avoidance of doubt, to the extent any Investment could be attributable to more than one subsection of this Section 9.06, the Parent or any Restricted Subsidiary may categorize all or any portion of such Investment to any one or more subsections of this Section 9.06 as it elects and unless as otherwise expressly provided, in no event shall the same portion of any Investment be deemed to utilize or be attributable to more than one subsection of this Section 9.06. For purposes of Section 9.06(j), (o) and (p), the aggregate Investments thereunder shall be determined net of the cost of any such Investment (x) that is subsequently sold, redeemed or repaid or (y) in an Unrestricted Subsidiary that is subsequently designated as a Restricted Subsidiary.

Section 9.07 Designation and Conversion of Restricted and Unrestricted Subsidiaries. (a) Unless designated as an Unrestricted Subsidiary on Schedule 7.11 as of the Effective Date or thereafter, assuming compliance with Section 9.07(b), any Person that becomes a Subsidiary of the Parent or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary.

(b) The Parent may designate by written notification thereof to the Global Administrative Agent, any Restricted Subsidiary, including a newly formed or newly acquired Subsidiary, as an Unrestricted Subsidiary if (1) prior, and after giving effect, to such designation, neither a Default nor a Global Borrowing Base Deficiency would exist and (2) such designation is deemed to be an Investment in an Unrestricted Subsidiary in an amount equal to the fair market value as of the date of such designation of the Parent’s direct and indirect ownership interest in such Subsidiary and such Investment would be permitted to be made at the time of such designation under Section 9.06(j), (p) or (q). The Parent hereby notifies the Global Administrative Agent and the Lenders that upon the contribution of the Equity Interests of MLP Opco to MLP, MLP Opco shall become an Unrestricted Subsidiary.

(c) The Parent may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if after giving effect to such designation, (i) the representations and warranties of the Parent and its Restricted Subsidiaries contained in each of the Loan Documents are true and correct on and as of such date as if made on and as of the date of such redesignation (or, if stated to have been made expressly as of an earlier date, were true and correct as of such date), (ii) no Default would exist and (iii) the Parent complies with the requirements of Section 8.13 and Section 8.15.

Section 9.08 Nature of Business; International Operations. The Parent will not, and will not permit any Restricted Subsidiary to, engage in any business or activity other than businesses or activities typical of an integrated energy company or businesses or activities reasonably related thereto. Notwithstanding the foregoing, this Section 9.08 shall not prohibit the Parent and its Restricted Subsidiaries from holding and developing the Properties or engaging in any business or activity described on Schedule 9.08. From and after the date hereof, the Parent and its Restricted Subsidiaries will not acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties not located in North America or in any other country or jurisdiction reasonably acceptable to the Global Administrative Agent.

Section 9.09 Mergers, Etc. The Parent will not, and will not permit any Restricted Subsidiary to, merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person (whether now owned or hereafter acquired) any such transaction, a “consolidation”), or liquidate or dissolve; provided that

(a) any Restricted Subsidiary may (i) participate in a consolidation with (A) the Parent (provided that the Parent shall be the continuing or surviving corporation), (B) any other Restricted Subsidiary (provided that if a Guarantor is a party to such transaction, the survivor is a Guarantor or becomes a party to the Guaranty Agreement or U.S. Guaranty Agreement, as applicable, as a Guarantor) or (C) any other Subsidiary (provided that either (x) a Restricted Subsidiary shall be the continuing or surviving

Person or (y) if an Unrestricted Subsidiary is the continuing or surviving Person, (1) the representations and warranties of the Parent and its Restricted Subsidiaries contained in each of the Loan Documents are true and correct on and as of such date as if made on and as of the date of such consolidation (or, if stated to have been made expressly as of an earlier date, were true and correct as of such date), (2) no Default or Global Borrowing Base Deficiency would exist and (3) the Parent is in compliance with the requirements of Section 8.13 and Section 8.15) or (ii) transfer all or substantially all of its assets to a Guarantor or a Person that becomes a party to the Guaranty Agreement or U.S. Guaranty Agreement, as applicable, as a Guarantor;

(b) the Parent or any Restricted Subsidiary may participate in a consolidation (other than as described in clause (a) above) if, at the time thereof and immediately after giving effect thereto, no Default shall occur and be continuing and no Global Borrowing Base Deficiency would result therefrom and, the Parent or such Restricted Subsidiary, as the case may be, is the surviving entity or the recipient of any such sale, lease or other disposition of Property, provided that no such consolidation shall have the effect of releasing the Parent, the Borrower or any Guarantor from any of its obligations under this Agreement, the U.S. Credit Agreement or any other Loan Document or U.S. Loan Document;

(c) any sale of all or substantially all of the assets of any Restricted Subsidiary provided that such sale is permitted by Section 9.10 or such sale is in connection with the Barnett Shale Transaction; and

(d) any Restricted Subsidiary may liquidate or dissolve if (i) the continued existence and operation of such Restricted Subsidiary is no longer in the best interests of the Parent and its Restricted Subsidiaries taken as a whole (as reasonably determined by a Responsible Officer of the Parent), (ii) such liquidation and dissolution is not disadvantageous in any material respect to the Lenders, and (iii) at the time thereof and immediately after giving effect thereto, no Default shall occur and be continuing and no Global Borrowing Base Deficiency would result therefrom.

Section 9.10 Sale of Properties and Termination of Oil and Gas Swap Agreements. The Parent will not, and will not permit any Restricted Subsidiary to, sell, assign, farm-out, convey or otherwise transfer (including by way of a Reclassification) any Oil and Gas Property evaluated in the Reserve Reports used in the most recent determination of the Global Borrowing Base or any interest therein or any Restricted Subsidiary owning any such Oil and Gas Property or terminate, unwind, cancel or otherwise dispose of any Oil and Gas Swap Agreement except for:

(a) the sale of Hydrocarbons in the ordinary course of business;

(b) farmouts of undeveloped acreage and assignments in connection with such farmouts or the abandonment, farm-out, exchange, lease, sublease or other disposition of Oil and Gas Properties not containing Proved Hydrocarbon Interests which were not evaluated in the Reserve Reports used in the most recent determination of the Global Borrowing Base in the ordinary cause of business;

(c) the sale or transfer of equipment or other assets that are no longer necessary or useful or are obsolete for the business of the Parent or such Restricted Subsidiary or are replaced by equipment or other assets usable in the ordinary course of business, of at least comparable value;

(d) the sale or other disposition (including Casualty Events and Reclassifications) of such Oil and Gas Property or any interest therein (excluding the MLP Barnett Shale Assets) or any Restricted Subsidiary owning such Oil and Gas Property or the termination, unwinding, cancelation or other disposition of Oil and Gas Swap Agreements (excluding the MLP Barnett Shale Assets); provided that:

(i) except in the case of a Reclassification, the consideration received in respect of such sale or other disposition shall be equal to or greater than the fair market value of the Oil and Gas Property (other than in the case of a Casualty Event), interest therein or Restricted Subsidiary subject of such sale or other disposition (as reasonably determined by any Responsible Officer of the Parent);

(ii) no Event of Default or Global Borrowing Base Deficiency exists or results from such termination, unwind, cancellation, sale or disposition (including any Casualty Event or Reclassification);

(iii) if during any period between two successive Redetermination Dates the aggregate amount of (A) the net cash proceeds received by the Parent, directly, or indirectly, from the termination, unwind, cancelation or other disposition of such Oil and Gas Swap Agreements plus (B) the Recognized Value of such Oil and Gas Properties sold or disposed of (including by way of Casualty Events and Reclassifications) exceeds five percent (5%) of the Global Borrowing Base in effect during such period, then the Global Borrowing Base (and to the extent such Oil and Gas Properties were included in the most recent U.S. Reserve Report, U.S. Borrowing Base) shall be automatically reduced, effective immediately upon such termination, unwind, cancellation, sale or disposition (including any Casualty Event or Reclassification) by the amount that (x) aggregate value that the Global Administrative Agent attributed to such Oil and Gas Swap Agreements and Oil and Gas Properties in connection with the most recent determination of the Global Borrowing Base exceeds (y) five percent (5%) of the Global Borrowing Base in effect immediately prior to such redetermination, and the Global Borrowing Base (and, if applicable, U.S. Borrowing Base) as so reduced shall become the new Global Borrowing Base (and, if applicable, U.S. Borrowing Base) immediately upon the date of such termination, unwind, cancellation, sale or disposition (including Casualty Events and Reclassifications), effective and applicable to the Parent, the Global Administrative Agent, each Issuing Bank and the Lenders on such date until the next redetermination or modification thereof hereunder;

(iv) if such termination, unwind, cancellation, sale or disposition (including Reclassifications, but excluding Casualty Events) would result in an automatic redetermination of the Global Borrowing Base pursuant to this Section 9.10, the Borrower or the Parent, as applicable, shall have delivered reasonable prior written notice thereof to the Global Administrative Agent;

(v) if a Global Borrowing Base Deficiency would result from such termination, unwind, cancellation, sale or disposition (including Reclassifications but excluding Casualty Events) as a result of an automatic redetermination of the Global Borrowing Base or U.S. Borrowing Base pursuant to this Section 9.10, (x) the Parent (in the case of a redetermination of U.S. Borrowing Base) prepays the U.S. Borrowings and/or (y) the Parent and the Borrower (in the case of a redetermination of the Global Borrowing Base) prepay Borrowings or U.S. Borrowings, as applicable, prior to or contemporaneously with the consummation of such termination, unwind, cancellation, sale or disposition (including Reclassifications but excluding Casualty Events), to the extent that such prepayment would have been required under Section 3.04(c)(iii) (without giving effect to any 30-day period for payment contained therein) after giving effect to such automatic redetermination of the Global Borrowing Base and/or U.S. Borrowing Base; and

(vi) if a Global Borrowing Base Deficiency would directly result from a Casualty Event as a result of an automatic redetermination of the Global Borrowing Base or the U.S. Borrowing Base pursuant to this Section 9.10, Section 3.04(c)(ii) shall apply.

For purposes of this clause (d), such five percent (5%) shall be determined without giving effect to any asset swaps of Oil and Gas Properties evaluated in the Reserve Reports used in the most recent determination of the Global Borrowing Base for other Oil and Gas Properties of equal or greater Recognized Value;

(e) the sale of Oil and Gas Properties in connection with tax credit transactions complying with §29 of the Code or any other analogous provision of the Code or of Canadian tax law whether now existing or hereafter enacted, which sale does not result in a reduction in the right of the Parent or any Restricted Subsidiary to receive the cash flow from such Oil and Gas Properties and which sale is on terms reasonably acceptable to the Global Administrative Agent;

(f) transfers and other dispositions among the Parent and its Restricted Subsidiaries subject to compliance with Section 8.13;

(g) transfers permitted by Section 9.09;

(h) transfer or assignment of the Existing Midstream Assets as contemplated by the Midstream Joint Venture; and

(i) transfers and other dispositions of Oil and Gas Properties and Oil and Gas Swap Agreements as contemplated by the Barnett Shale Transaction; provided that, notwithstanding the foregoing, if the contribution of the Equity Interests of MLP Opco to MLP is consummated prior to delivery by the Global Administrative Agent of the Proposed Borrowing Base Notice relating to the Scheduled Redetermination of the

Global Borrowing Base and U.S. Borrowing Base in May 2012, then each of the Global Borrowing Base and U.S. Borrowing Base will be reduced by US$200,000,000; provided further that if the cash proceeds of the Barnett Shale Transaction are not applied by the Parent within 45 days of the consummation thereof to repay, repurchase (including. without limitation, through a tender offer) or retire at least US$300,000,000 of principal amount of Existing Debt of the Parent, the Global Borrowing Base and U.S. Borrowing Base will each be reduced by an additional US$75,000,000.

Section 9.11 Transactions with Affiliates. The Parent will not, and will not permit any Restricted Subsidiary to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than the Guarantors), unless such transactions are not otherwise prohibited under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate; provided that any transaction with any Affiliate as contemplated by the Midstream Joint Venture (including the ongoing transactions contemplated thereunder) and the Barnett Shale Transaction (including the ongoing transactions contemplated thereunder) shall be permitted.

Section 9.12 Negative Pledge Agreements; Dividend Restrictions. The Parent will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any contract, agreement or understanding which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Oil and Gas Property or its Equity Interests in Restricted Subsidiaries in favor of the Administrative Agents, the Secured Parties and the U.S. Secured Parties or restricts any Restricted Subsidiary from paying dividends or making distributions to the Parent or any Guarantor, or which requires the consent of or notice to other Persons in connection therewith; provided, however, that the preceding restrictions will not apply to encumbrances or restrictions arising under or by reason of (a) this Agreement or the Security Instruments, (b) Debt permitted by Section 9.02 secured by Liens permitted by Section 9.03 (subject to the penultimate sentence thereof and only to the extent related to the Property on which such Liens were created), or any contract, agreement or understanding creating Liens permitted by Section 9.03 (subject to the penultimate sentence thereof and only to the extent related to the Property on which such Liens were created), (c) any leases or licenses or similar contracts as they affect any Oil and Gas Property or Lien subject to a lease or license, (d) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the equity or Oil and Gas Property of such Restricted Subsidiary (or the Oil and Gas Property that is subject to such restriction) pending the closing of such sale or disposition, or (e) customary provisions with respect to the distribution of Oil and Gas Property in joint venture agreements.

Section 9.13 Swap Agreements. The Parent will not, nor will the Parent permit any Restricted Subsidiary to, enter into any new Oil and Gas Swap Agreements which would cause the volume of Hydrocarbons with respect to which a settlement payment is calculated under all Oil and Gas Swap Agreements (including such new transactions) to which the Parent and/or any Restricted Subsidiary is a party as of the date such Oil and Gas Swap Agreements are entered into to exceed (a) (i) for the calendar year in which such new Oil and Gas Swap Agreements are entered into (the “Initial Measurement Period”), eighty-five percent (85%) of the aggregate of the Parent’s and its Restricted Subsidiaries’ anticipated production from Proved Hydrocarbon

Interests for each of oil and gas (including natural gas liquids), calculated separately, (ii) for the calendar year immediately following the end of the Initial Measurement Period (the “Second Measurement Period”), eighty percent (80%) of the aggregate of the Parent’s and its Restricted Subsidiaries’ anticipated production from Proved Hydrocarbon Interests for each of oil and gas (including natural gas liquids), calculated separately, (iii) for the calendar year immediately following the end of the Second Measurement Period (the “Third Measurement Period”), seventy-five percent (75%) of the aggregate of the Parent’s and its Restricted Subsidiaries’ anticipated production from Proved Hydrocarbon Interests for each of oil and gas (including natural gas liquids), calculated separately and (iv) for the calendar year immediately following the end of the Third Measurement Period and for each calendar year thereafter, one hundred percent (100%) of the aggregate of the Parent’s and its Restricted Subsidiaries’ anticipated production from Proved Producing Hydrocarbon Interests for each of oil and gas (including natural gas liquids), calculated separately, plus, in each case, (b) an amount not to exceed one hundred percent (100%) of associated royalty owners’ oil, gas and/or natural gas liquids produced from the same wells, and which oil, gas and/or natural gas liquids the Parent has the authority to market and sell, during the applicable measurement period; provided that the Parent will not, nor will the Parent permit any Restricted Subsidiary to, permit its production from Proved Producing Hydrocarbon Interests (whether or not included or reflected in the most recent Reserve Reports delivered to the Global Administrative Agent and the Lenders pursuant to Section 8.11) during the then current month to be less than the aggregate amount of production from Proved Producing Hydrocarbon Interests which are subject to Oil and Gas Swap Agreements during such month; provided further that the Parent will not, nor will the Parent permit any Restricted Subsidiary to, (x) enter into any Oil and Gas Swap Agreements except in the ordinary course of business (and not for speculative purposes), (y) enter into any Swap Agreement for speculative purposes or with a counterparty that is not an Approved Counterparty or (z) terminate, unwind, cancel or otherwise dispose of any Oil and Gas Swap Agreement except to the extent permitted by Section 9.10. For purposes of this Section 9.13, no basis swap agreement, put option, or options to purchase put options shall constitute a Swap Agreement.

Section 9.14 Ownership of Restricted Subsidiaries. Except as otherwise permitted hereunder, the Parent shall not own, directly or indirectly, less than 100% of the issued and outstanding Equity Interests of each Restricted Subsidiary.

Section 9.15 Amendments to Organizational Documents. The Parent shall not, and shall not permit any Restricted Subsidiary to, amend, supplement or otherwise modify (or permit to be amended, supplemented or modified) its Organization Documents in any manner that would be reasonably expected to result in a Material Adverse Effect.

ARTICLE X

EVENTS OF DEFAULT; REMEDIES

Section 10.01 Events of Default. One or more of the following events shall constitute an “Event of Default”:

(a) the Borrower shall fail to pay any principal of any Loan, or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise.

(b) the Borrower shall fail to pay any interest on any Loan, or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days.

(c) any representation or warranty made or deemed made by or on behalf of the Parent, the Borrower or any other Restricted Subsidiary in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to the provisions hereof or any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made (or, to the extent that any such representation and warranty is qualified by materiality, any such representation and warranty (as so qualified) shall proved to have been incorrect in any respect when made or deemed made).

(d) the Parent or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 8.01(g), Section 8.02, Section 8.03 (as to the existence of the Parent or any Restricted Subsidiary only), Section 8.13 or Article 9.

(e) the Parent, the Borrower, or any other Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), Section 10.01(b) or Section 10.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after the earlier to occur of (i) notice thereof from the Administrative Agent to the Parent (which notice will be given at the request of any Lender) and (ii) a Responsible Officer of the Parent, the Borrower, or any other Restricted Subsidiary otherwise becoming aware of such failure; provided that, for the avoidance of doubt, if the Parent fails to deliver any financial statements, certificates or other information within the time period required by Sections 8.01, 8.02, 8.11 or 8.13 and subsequently delivers such financial statements, certificates or other information as required by such Sections prior to acceleration or the exercise of any remedy by the Lenders, then such Event of Default shall be deemed to have been cured and/or waived without any further action by the Administrative Agent or Lenders.

(f) the Parent, the Borrower or any other Restricted Subsidiary shall fail to make any payment of principal in respect of any Material Debt or the U.S. Credit Agreement, when and as the same shall become due and payable, beyond any applicable grace period provided with respect thereto and which failure shall continue uncured or unremedied.

(g) any event or condition occurs that results in any Material Debt or the U.S. Credit Agreement becoming due prior to its scheduled maturity or that enables or permits

(with or without the giving of notice, but after the expiration of any applicable grace period provided with respect thereto) the holder or holders of any Material Debt or any debt under the U.S. Credit Agreement or any trustee or agent on its or their behalf to cause any Material Debt or any debt under the U.S. Credit Agreement, in each case, to become due, or to require the Redemption thereof, prior to its scheduled maturity or require the Parent or any Restricted Subsidiary to make an offer in respect thereof; provided that this clause (g) shall not apply (x) to secured Debt that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Debt or (y) to the obligations of any Credit Party in respect of any Swap Agreement unless such Person is the defaulting party under such Swap Agreement and as a result thereof such Swap Agreement has been terminated.

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Parent or any Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, including, without limitation, under the Bankruptcy and Insolvency Act (Canada), the Companies Creditors Arrangement Act (Canada) or the Winding-up and Restructuring Act (Canada), or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent or any Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 consecutive days or an order or decree approving or ordering any of the foregoing shall be entered.

(i) the Parent or any Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, including, without limitation, under the Bankruptcy and Insolvency Act (Canada), the Companies Creditors Arrangement Act (Canada) or the Winding-up and Restructuring Act (Canada), (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent or any Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing.

(j) the Parent or any Restricted Subsidiary shall admit in writing its inability or fail generally to pay its debts as they become due.

(k) one or more final, non-appealable judgments for the payment of money in an aggregate amount in excess of US$45,000,000 shall be rendered against the Parent or any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, bonded or satisfied.

(l) any of the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Borrower or a Guarantor party thereto or shall be repudiated by any of them in writing, or any of the Security Instruments cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Parent or any Restricted Subsidiary or any of their Affiliates shall so state in writing.

(m) an ERISA Event or Canadian Pension Plan Termination Event shall have occurred that, in the opinion of the Majority Lenders, when taken together with all other ERISA Events or Canadian Pension Plan Termination Events that have occurred, would reasonably be expected to result in a Material Adverse Effect.

(n) a Change in Control shall occur.

Section 10.02 Remedies. (a) In the case of an Event of Default other than one described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Majority Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j)), shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor; and in case of an Event of Default described in Section 10.01(h), Section 10.01(i) or Section 10.01(j) or upon the termination of the commitments under the U.S. Credit Agreement and the acceleration of the U.S. Notes and U.S. Loans following the occurrence of an event of default thereunder, the Commitments shall automatically terminate and the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j)), shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor.

(b) In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

(c) All proceeds realized from the liquidation or other disposition of collateral or otherwise received after maturity of the Notes, whether by acceleration or otherwise, shall be applied:

(i) first, pro rata to payment or reimbursement of that portion of the Secured Indebtedness constituting fees, expenses and indemnities payable to the Administrative Agent, Arrangers and other Agents, each in their capacity as such;

(ii) second, pro rata to payment or reimbursement of that portion of the Secured Indebtedness constituting fees, expenses and indemnities payable to the Lender;

(iii) third, pro rata to payment of accrued interest on the Loans;

(iv) fourth, pro rata to payment of principal outstanding on the Loans and Secured Indebtedness referred to in clause (b) of the definition of Secured Indebtedness owing to a Secured Party;

(v) fifth, pro rata to any other Secured Indebtedness;

(vi) sixth, to serve as cash collateral to be held by the Administrative Agent to secure the LC Exposure; and

(vii) seventh, any excess, after all of the Secured Indebtedness shall have been indefeasibly paid in full in cash or cash collateralized, shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

ARTICLE XI

THE AGENTS

Section 11.01 Appointment; Powers. Each of the Lenders and each Issuing Bank hereby irrevocably appoints each of the Administrative Agents as its agent and authorizes the Global Administrative Agent and the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to it by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Section 11.02 Duties and Obligations of Administrative Agent. No Administrative Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agents is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), (b) the Administrative Agents shall have no duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and (c) except as expressly set forth herein, the Administrative Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, the Parent or any of their respective Subsidiaries that is communicated to or obtained by the bank serving as a Global Administrative Agent or Administrative Agent or any of its Affiliates in any capacity. No Administrative Agents shall be deemed to have knowledge of any Default unless and until written notice thereof is given to it by the Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article 6 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to it or those conditions precedent expressly required to be to its satisfaction, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower, the Parent and their respective Subsidiaries or any other obligor or guarantor, or (vii) any failure by the Borrower or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein. For purposes of determining compliance with the conditions specified in Article 6, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Global Administrative Agent or Administrative Agent, as applicable, shall have received written notice from such Lender prior to the proposed closing date specifying its objection thereto.

Section 11.03 Action by Administrative Agents. The Administrative Agents shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that it is required to exercise in writing as directed by the Majority Lenders, the Required Lenders, Super-majority Lenders or the Lenders, as applicable (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and in all cases the Administrative Agents shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Majority Lenders, the Required Lenders, Super-majority Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agents shall be binding on all of the Lenders. If a Default has occurred and is continuing, then the Administrative Agents shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03, provided that, unless and until the Administrative Agents shall have received such directions, the Administrative Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall a Global Administrative Agent or an Administrative Agent be required to take any action which exposes it to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law. If a Default has occurred and is continuing, neither the Syndication Agent nor the Co-Documentation Agents shall have any obligation to perform any act in respect thereof. The Administrative Agents shall not be liable for any action taken or not taken by it with the consent or at the request of the

Majority Lenders or the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and otherwise no Agent shall be liable for any action taken or not taken by it in its capacity as an Administrative Agent hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct.

Section 11.04 Reliance by Administrative Agents. The Administrative Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agents also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of the Borrower, the Lenders and each Issuing Bank hereby waives the right to dispute the Administrative Agents’ record of such statement, except in the case of gross negligence or willful misconduct by the Administrative Agents. The Administrative Agents may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agents may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agents.

Section 11.05 Subagents. The Administrative Agents may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agents. The Administrative Agents and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections of this Article 11 shall apply to any such sub-agent and to the Related Parties of the Administrative Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agents.

Section 11.06 Resignation of Administrative Agents. Subject to the appointment and acceptance of a successor Global Administrative Agent or Administrative Agent as provided in this Section 11.06, the Global Administrative Agent or Administrative Agent, as applicable may resign at any time by notifying the Lenders, each Issuing Bank and the Borrower. Upon any such resignation, the Majority Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and each Issuing Bank, appoint a successor Agent which shall be a bank with an office in Canada or the United States, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Agent’s resignation hereunder, the provisions of this Article 11 and Section 12.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

Section 11.07 Agents as Lenders. Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower, the Parent or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

Section 11.08 No Reliance. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agents, any other Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Global Administrative Agent, Administrative Agent, any other Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder. The Agents shall not be required to keep themselves informed as to the performance or observance by the Borrower, the Parent or any of their respective Subsidiaries of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of the Borrower, the Parent or their respective Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Global Administrative Agent or Administrative Agent hereunder, no Agent or Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of such Agent or any of its Affiliates. In this regard, each Lender acknowledges that Simpson, Thacher & Bartlett L.L.P. and Blake, Cassels & Graydon LLP are acting in this transaction as special counsel to the Global Administrative Agent and Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

Section 11.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower, the Parent or any of their respective Subsidiaries, the Global Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Secured Indebtedness that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Global Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agents and their respective agents and counsel and all other amounts due the Lenders and the Agents under Section 12.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Global Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agents and their respective agents and counsel, and any other amounts due the Agents under Section 12.03.

Nothing contained herein shall be deemed to authorize the Administrative Agents to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Secured Indebtedness or the rights of any Lender or to authorize the Administrative Agents to vote in respect of the claim of any Lender in any such proceeding.

Section 11.10 Authority Of Administrative Agent To Release Collateral And Liens. Each Lender and each Issuing Bank hereby or by agreeing to be bound by the Intercreditor Agreement authorizes the Global Administrative Agent and the Administrative Agent to release or subordinate any Oil and Gas Property (other than, in the case of any such subordination, any Oil and Gas Property of the type described in clauses (a), (b), (c), (e) and (f) of the definition thereof evaluated in the Reserve Report used in the most recent determination of the Borrowing Base) or other collateral that is permitted to be sold, Reclassified or released or be subject to a Lien pursuant to the terms of the Loan Documents. Each Lender and each Issuing Bank hereby or by agreeing to be bound by the Intercreditor Agreement authorizes the Global Administrative Agent and the Administrative Agent to execute and deliver to the Borrower, at the Borrower’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrower in connection with any sale, Reclassification or other disposition of Oil or Gas Property to the extent such sale, Reclassification or other disposition is permitted by the terms of Section 9.10 or is otherwise authorized by the terms of the Loan Documents.

Section 11.11 The Arrangers, Syndication Agent and Co-Documentation Agents. The Arrangers, the Syndication Agent and the Co-Documentation Agents shall have no duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than their duties, responsibilities and liabilities in their capacity as Lenders hereunder.

ARTICLE XII

MISCELLANEOUS

Section 12.01 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to the Borrower, to it at One Palliser Square, Suite 2000, 125-9th Avenue, SE, Calgary, Alberta T2G OP8, Canada, Attention of Vice President - Finance (Telecopy No. (403) 262-6115), with a copy to Quicksilver Resources Inc., 801 Cherry St, Suite 3700, Unit 19, Fort Worth, Texas 76102, Attention: Vice President - Treasurer (Telecopy No. (817) 665-5016), with a copy to General Counsel (Telecopy No. (817) 668-5012);

(ii) if to the Administrative Agent or to JPMorgan as Issuing Bank, to it at 10 South Dearborn, Chicago, Illinois 60603-2003, Attention of Kevin Berry (Telecopy No. (312) 385-7101), and for all other correspondence other than borrowings, continuation, conversion and Letter of Credit requests 2200 Ross Avenue, 3rd Floor, Mail Code TX1-2911, Dallas, Texas 75201, Attention: Kimberly A. Bourgeois (Telecopy No. (214) 965-3280); and

(iii) if to any other Lender, in its capacity as such, or any other Lender in its capacity as an Issuing Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article 2, Article 3, Article 4 and Article 5 unless set forth herein or otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications and any such approval of procedures in respect of electronic communications by any Lender or the Administrative Agent may be revoked at any time by any such Lender or by the Administrative Agent. In connection with any such revocation, if such Lender or the Administrative Agent elects not to receive electronic communications (including those by electronic mail), then such electronic communications (including electronic mail) shall not be a valid method of delivering notices hereunder to such Person notwithstanding any provision hereof to the contrary.

(c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if received by the recipient during its normal business hours.

Section 12.02 Waivers; Amendments. (a) No failure on the part of any party hereto to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent, any other Agent, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any other Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any provision hereof nor any Security Instrument nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders or by the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall:

(i) increase the Maximum Credit Amount of any Lender without the written consent of such Lender;

(ii) increase the Global Borrowing Base without the written consent of the Super-majority Lenders, decrease or maintain the Global Borrowing Base without the consent of Required Lenders or modify Section 2.07 or 2.09 without the written consent of all of the Lenders (other than any Defaulting Lender); provided that a Scheduled Redetermination may be postponed by the Required Lenders;

(iii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Secured Indebtedness hereunder or under any other Loan Document, without the written consent of each Lender affected thereby;

(iv) postpone the scheduled date of payment or prepayment of the principal amount of any Loan or LC Disbursement (which, for the avoidance of doubt, shall not include any mandatory prepayment pursuant to Section 3.04(c)), or any interest thereon, or any fees payable hereunder, or any other Secured Indebtedness hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Termination Date without the written consent of each Lender affected thereby;

(v) change Section 4.01(b) or Section 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby, in each case, without the written consent of each Lender adversely affected thereby, or change Section 10.02(c) without the written consent of each Person entitled to distribution who is adversely affected thereby;

(vi) waive or amend Section 3.04(c), Section 6.01, or Section 12.14, without the written consent of each Lender (other than any Defaulting Lender);

(vii) release any Guarantor (except as set forth in the Guaranty Agreement, Section 8.13(d), Section 9.10(d) or Section 12.16) or release all or substantially all of the collateral (other than as provided in Section 11.10), without the written consent of each Lender (other than any Defaulting Lender);

(viii) change any of the provisions of this Section 12.02(b) or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, in each case to the extent that such provision specifies that all Lenders (including Defaulting Lenders) must make any determination or grant any consent hereunder or under any other Loan Documents, without the written consent of each Lender; or

(ix) change the definitions of “Required Lenders”, “Super-majority Lenders” or “Majority Lenders” or any other provisions hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents to the extent that such provision does not require the approval or consent of a Defaulting Lender, in each case without the written consent of each Lender (other than any Defaulting Lender);

provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any other Agent, or any Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, such other Agent, or such Issuing Bank, as the case may be. Notwithstanding the foregoing, any supplement to Schedule 7.11 (Subsidiaries) shall be effective, after compliance with the requirements of Section 12.17, simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders. Notwithstanding the foregoing, no amendment or modification to (x) ARTICLE 7, ARTICLE 8, ARTICLE 9 or ARTICLE 10 to this Agreement or (y) any terms defined in this Agreement to the extent that the amendment or modification of such terms would affect the operation of such ARTICLES shall be effective without the corresponding amendment or modification to ARTICLE 7, ARTICLE 8, ARTICLE 9 or ARTICLE 10 to the U.S. Credit Agreement or the corresponding terms defined in the U.S. Credit Agreement.

Section 12.03 Expenses, Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable and substantiated out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including, without limitation, the reasonable and substantiated fees, charges and disbursements of one (1) outside U.S. counsel, one (1) outside Canadian counsel (on a solicitor and his own client full indemnity basis), applicable local counsel and other outside consultants for the Administrative Agent, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, and the cost of environmental audits and surveys and appraisals, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and substantiated out-of-pocket costs, expenses, Taxes, assessments and other charges incurred by any Agent or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, (iii) all reasonable and substantiated out-of-pocket expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit issued by such Issuing Bank or any demand for payment thereunder, (iv) all out-of-pocket expenses incurred by any Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for any Agent, any Issuing Bank or any Lender (on a solicitor and his own client full indemnity basis), in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03, or in connection with the Loans made or Letters of Credit issued hereunder, including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) THE BORROWER SHALL INDEMNIFY EACH AGENT, EACH ARRANGER, EACH ISSUING BANK AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND DEFEND AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL (ON A SOLICITOR AND HIS OWN CLIENT FULL INDEMNITY BASIS) FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (ii) THE FAILURE OF ANY CREDIT PARTY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE BORROWER OR ANY GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM, INCLUDING, WITHOUT LIMITATION, (a) ANY REFUSAL BY ANY ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A

LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT, OR (b) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE DOCUMENTS PRESENTED IN CONNECTION THEREWITH, (v) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (vi) THE OPERATIONS OF THE BUSINESS OF THE CREDIT PARTIES, (vii) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (viii) ANY ENVIRONMENTAL LAW APPLICABLE TO ANY CREDIT PARTY OR ANY OF THEIR PROPERTIES OR OPERATIONS, INCLUDING, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF HAZARDOUS MATERIALS ON OR AT ANY OF THEIR PROPERTIES, (ix) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE CREDIT PARTIES, OR (x) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES (X) ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE, (Y) RELATE TO CLAIMS BETWEEN OR AMONG ANY OF THE LENDERS, THE ADMINISTRATIVE AGENT, THE ARRANGERS OR ANY OF THEIR AFFILIATES, SHAREHOLDERS, PARTNERS OR MEMBERS OR (Z) ARE IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING FROM THE ACTS OR OMISSIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS HAVE OBTAINED POSSESSION OF SUCH PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE).

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to any Agent, any Arranger, or any Issuing Bank under Section 12.03(a) or (b), each Lender severally agrees to pay to such Agent, such Arranger, or such Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, such Arranger, or such Issuing Bank in its capacity as such.

(d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section 12.03 shall be payable not later than 30 days after written demand therefor.

Section 12.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, each Issuing Bank, and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in Section 12.04(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrower, provided that no consent of the Borrower shall be required if such assignment is to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, is to any other assignee; and

(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender, Affiliate of a Lender or an Approved Fund of a Lender immediately prior to giving effect to such assignment.

(ii) Assignments shall be subject to the following additional conditions:

(A) except for an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, (1) in the case of an assignment to a Lender or an Affiliate of a Lender, the amount of the unused Commitment and Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than US$2,500,000 and the amount of the Commitment or Loans of the assigning Lender after such assignment shall not be less than US$2,500,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) in the case of an assignment to an assignee other than a Lender or an Affiliate of a Lender, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than US$5,000,000 and the amount of the unused Commitment and Loans of the assigning Lender after such assignment shall not be less than US$5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of US$3,500;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

(E) in no event may any Lender assign all or a portion of its rights and obligations under this Agreement to the Borrower or any Affiliate of the Borrower or to any other Person that does not deal at arm’s length, within the meaning of the Income Tax Act (Canada), with the Borrower; and

(F) the assignee must not be a Defaulting Lender.

(iii) Subject to Section 12.04(b)(iv) and the acceptance and recording thereof, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c).

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Maximum Credit Amount of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, each Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and forward a copy of such revised Annex I to the Borrower, each Issuing Bank and each Lender.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.04(b) and any written consent to such assignment required by Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).

(c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent, or any Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) no such Participant shall be a Person with whom the Borrower does not deal at arm’s length, within the meaning of the Income Tax Act (Canada), (B) such Lender’s obligations under this Agreement shall remain unchanged, (C) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (D) the Borrower, the Administrative Agent, each Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 12.02 that affects such Participant. In addition such agreement must provide that the Participant be bound by the provisions of Section 12.03. Subject to Section 12.04(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01, Section 5.02 and Section 5.03 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b), provided that such Participant’s entitlements shall be no greater than the entitlements of the Lender which sold such participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender, provided such Participant agrees to be subject to Section 4.01(c) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 5.01 or Section 5.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.

(iii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and related interest amounts) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of the Participant Register to the Borrower or any other Person (including the identity of any participant or any information relating to a participant’s interest in any obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations (or the Canadian equivalent). For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank (or the Canadian equivalent) or central bank, and this Section 12.04(d) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower and the Guarantors to file a registration statement with the SEC (or the Canadian equivalent) or to qualify the Loans under the “Blue Sky” laws of any state or province.

Section 12.05 Survival; Revival; Reinstatement. (a) All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any other Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or any incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 and ARTICLE 11 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

(b) To the extent that any payments on the Secured Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Secured Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.

Section 12.06 Counterparts; Integration; Effectiveness. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b) This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agents and other matters constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(c) Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 12.07 Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. If it becomes illegal for any Lender to hold or benefit from a

Lien over real property pursuant to any law, such Lender shall notify the Administrative Agent and disclaim any benefit of such security interest to the extent of such illegality, but such illegality shall not invalidate or render unenforceable such Lien for the benefit of each of the other Lenders.

Section 12.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitation, obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of the Parent or any Restricted Subsidiary against any of and all the obligations of the Parent or any Restricted Subsidiary owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have.

Section 12.09 GOVERNING LAW; JURISDICTION. (a) THIS AGREEMENT, THE NOTES AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE IN ANY WAY TO THIS AGREEMENT OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ALBERTA AND OF THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE PROVINCE OF ALBERTA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

(c) EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO

BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d) EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.09.

Section 12.10 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 12.11 Confidentiality. Each of the Administrative Agent, each Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (provided that such Person agrees in writing to be bound by the provisions of this Section 12.11) or (ii) any actual or prospective counterparty (or its advisors) to any securitization or Swap Agreement relating to the Borrower and its obligations or any credit insurance provider (provided that such Person agrees in writing to be bound by the provisions of this Section 12.11), (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.11 or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section 12.11, “Information” means all information received from the Parent or any Restricted Subsidiary relating to the Parent or any Restricted Subsidiary and their businesses, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Parent or any Restricted Subsidiary; provided that, in the case of information received from the Parent or any Restricted Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 12.12 Interest Rate Limitation. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of Canada, the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Loans shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Secured Indebtedness (or, to the extent that the principal amount of the Secured Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Loans is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Secured Indebtedness (or, to the extent that the principal amount of the Secured Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the actual full term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (A) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.12 and (B) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.12. To the extent that Chapter 303 of the Texas Finance Code is relevant for the purpose of determining the Highest Lawful Rate applicable to a Lender, such Lender elects to determine the applicable rate ceiling under such Chapter by the weekly ceiling from time to time in effect. Chapter 346 of the Texas Finance Code does not apply to the Borrower’s obligations hereunder.

Notwithstanding any provision herein to the contrary, in no event will the aggregate “interest” (as defined in section 347 of the Criminal Code (Canada)) payable under this Agreement exceed the maximum effective annual rate of interest on the “credit advanced” (as defined in that section) permitted under that section and, if any payment, collection or demand pursuant to this Agreement in respect of “interest” (as defined in that section) is determined to be contrary to the provisions of that section, such payment, collection or demand will be deemed to have been made by mutual mistake of the Borrower, any Guarantor, the Lenders, any Issuing Bank and any Agent, as the case may be, and the amount of such excess payment or collection will be refunded to the Borrower or such Guarantor, as the case may be. For purposes of this Agreement, the effective annual rate of interest will be determined in accordance with generally accepted actuarial practices and principles over the term of the Loans on the basis of annual compounding of the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent will be prima facie evidence, for the purposes of such determination.

Section 12.13 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 12.14 Collateral Matters; Swap Agreements. The benefit of the Security Instruments and of the provisions of this Agreement relating to any collateral securing the Secured Indebtedness shall also extend to and be available to the Secured Swap Providers (on a pro rata basis in respect of any such obligations of any Credit Party to them) with respect to any Swap Agreement, but excluding any additional transactions or confirmations entered into (a) after such Secured Swap Provider ceases to be a Lender or an Affiliate of a Lender or (b) after assignment by a Secured Swap Provider to a Person that is not a Lender or an Affiliate of a Lender at the time of such assignment. No Lender or any Affiliate of a Lender shall have any voting rights under any Loan Document as a result of the existence of obligations owed to it under any such Swap Agreements.

Section 12.15 No Third Party Beneficiaries. This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans and the Issuing Banks to issue, amend, renew or extend Letters of Credit hereunder are solely for the benefit of the Borrower, and no other Person (including, without limitation, any Subsidiary of the Borrower, any obligor, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, any other Agent, any Issuing Bank, or any Lender for any reason whatsoever. There are no third party beneficiaries.

Section 12.16 USA Patriot Act Notice. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

Section 12.17 Anti-Money Laundering Legislation. (a) The Borrower acknowledges that, pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” Laws, whether within Canada or elsewhere (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Lenders and the Administrative Agent may be required to obtain, verify and record information regarding each the Parent or any Restricted Subsidiary, its directors, authorized signing officers, direct or indirect shareholders or other Persons in control of the Parent or any Restricted Subsidiary, as applicable, and the transactions contemplated hereby. Borrower shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or the Administrative Agent, or any prospective assign or participant of a Lender or the Administrative Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

(b) If the Administrative Agent has ascertained the identity of the Parent or any Restricted Subsidiary or any authorized signatories of the Parent or any Restricted Subsidiary, as applicable, for the purposes of applicable AML Legislation, then the Administrative Agent:

(i) shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and the Administrative Agent within the meaning of applicable AML Legislation; and

(ii) shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Lenders agrees that the Administrative Agent has no obligation to ascertain the identity of the Parent or any Restricted Subsidiary or any authorized signatories of the Parent or any Restricted Subsidiary, as applicable, on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from the Parent or any Restricted Subsidiary, as applicable, or any such authorized signatory in doing so.

Section 12.18 No Fiduciary Duty. Each Agent, Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Banks”), may have economic interests that conflict with those of the Parent or any Restricted Subsidiary, their stockholders and/or their Affiliates (collectively, solely for purposes of this paragraph, the “Obligors”). The Borrower agrees that nothing in the Agreement or the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Bank, on the one hand, and any Obligor, on the other. The Borrower acknowledges and agrees that (a) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Banks, on the one hand, and the Obligors, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Bank has assumed an advisory or fiduciary responsibility in favor of any Obligor with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Bank has advised, is currently advising or will advise any Obligor on other matters) or any other obligation to any Obligor except the obligations expressly set forth in the Loan Documents and (y) each Bank is acting solely as principal and not as the agent or fiduciary of any Obligor, its management, stockholders, creditors or any other Person. The Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees that it will not claim that any Bank has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any Obligor, in connection with such transaction or the process leading thereto.

Section 12.19 Amendment and Restatement Mechanics.

(a) On the Effective Date, subject to their reallocation among the Lenders in accordance with Annex I, all loans, participations and other indebtedness, obligations and liabilities outstanding under the Existing Canadian Credit Agreement on such date shall continue to constitute Loans, participations, and other indebtedness, obligations and liabilities under this Agreement, and all Existing Letters of Credit will automatically, without any further action on the part of any Person, be deemed to be Letters of Credit hereunder.

(b) It is the intent of the parties hereto that this Agreement amends and restates in its entirety the Existing Canadian Credit Agreement and re-evidences the obligations of the Borrower outstanding thereunder. The commitments of the “Lenders” under the Existing Canadian Credit Agreement are reallocated among the Lenders under this Agreement as set forth on Annex I and any “Lender” under the Existing Canadian Credit Agreement who is not a Lender hereunder is released of its commitment under the Existing Canadian Credit Agreement. Each party hereby waives any requirements for notice and consent required to give effect to such reallocations. This Agreement does not constitute a novation of the obligations and liabilities under the Existing Canadian Credit Agreement or evidence repayment of any such obligations and liabilities.

Section 12.20 Acknowledgment of Intercreditor Agreement. The Lenders acknowledge that amounts payable by the Borrower and the Guarantors under this Agreement and the Combined Loan Documents are subject to the sharing and other provisions in the Intercreditor Agreement.

Section 12.21 Termination of Existing Pledge Agreement. Upon the execution of the U.S. Pledge Agreement, (a) the Administrative Agent, the Lenders and the Parent agree that that certain Pledge Agreement, dated as of September 6, 2011, between the Parent, as pledgor of the Equity Interests of the Borrower thereunder, and the Administrative Agent, as pledge (the “Existing QRCI Pledge Agreement”), shall terminate and any Liens granted by the Parent in such Equity Interests or any other item of collateral under the Existing QRCI Pledge Agreement shall be released, except to the extent that the Global Administrative Agent shall have any right, title or interest in such collateral under the U.S. Pledge Agreement, in which case such right, title or interest shall be deemed transferred to the Global Administrative Agent under U.S. Pledge Agreement. At the cost of the Parent, the Administrative Agent shall promptly execute any reasonably requested release documentation and promptly return to the Parent any stock certificates, instruments and other property pledged under the Existing QRCI Pledge Agreement which is not pledged under the U.S. Pledge Agreement.

[SIGNATURES BEGIN NEXT PAGE]

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

QUICKSILVER RESOURCES CANADA INC., an Alberta, Canada corporation

By:	/s/ Vanessa Gomez LaGatta
Vanessa Gomez LaGatta,
Vice President – Treasurer

QUICKSILVER RESOURCES INC., a Delaware corporation

By:	/s/ Philip W. Cook
Philip W. Cook,
Senior Vice President – Chief Financial Officer

[Signature Page to Credit Agreement — Quicksilver Resources Canada Inc.]

JPMORGAN CHASE BANK, N.A., as Global Administrative Agent

By:	/s/ Michael Kamauf
	Name:	Michael Kamauf
	Title:	Authorized Officer

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as a Lender, Issuing Bank, and as Administrative Agent

By:	/s/ Michael N. Tam
Michael N. Tam,
Authorized Officer

[Signature Page to Credit Agreement — Quicksilver Resources Canada Inc.]

THE BANK OF NOVA SCOTIA, as a Lender and as Syndication Agent

By:	/s/ Mark Sparrow
	Name:	Mark Sparrow
	Title:	Director

[Signature Page to Credit Agreement — Quicksilver Resources Canada Inc.]

THE TORONTO-DOMINION BANK, as a Lender and as Co-Documentation Agent

By:	/s/ Desbil Brito
	Name:	Desbil Brito
	Title:	Authorized Signatory

[Signature Page to Credit Agreement — Quicksilver Resources Canada Inc.]

CANADIAN IMPERIAL BANK OF COMMERCE, as a Lender and as Co-Documentation Agent

By:	/s/ Randy Geislinger
	Name:	Randy Geislinger
	Title:	Executive Director

By:	/s/ Chris Perks
	Name:	Chris Perks
	Title:	Managing Director

[Signature Page to Credit Agreement — Quicksilver Resources Canada Inc.]

BANK OF AMERICA, N.A. (by its Canada Branch), as a Lender

By:	/s/ Medina Sales de Andrade
	Name:	Medina Sales de Andrade
	Title:	Vice President

[Signature Page to Credit Agreement — Quicksilver Resources Canada Inc.]

BRANCH BANKING & TRUST COMPANY, as a Lender

By:	/s/ Ryan K. Michael
	Name:	Ryan K. Michael
	Title:	Senior Vice President

[Signature Page to Credit Agreement — Quicksilver Resources Canada Inc.]

BNP PARIBAS (CANADA), as a Lender

By:	/s/ David Foltz
	Name:	David Foltz
	Title:	Managing Director

By:	/s/ Jack Shuai
	Name:	Jack Shuai
	Title:	Vice President Corporate and Investment Banking

[Signature Page to Credit Agreement — Quicksilver Resources Canada Inc.]

CITIBANK, N.A., CANADIAN BRANCH, as a Lender

By:	/s/ Gordon DeKuyper
	Name:	Gordon Dekuyper
	Title:	Authorized Signatory

[Signature Page to Credit Agreement — Quicksilver Resources Canada Inc.]

COMERICA BANK, CANADA BRANCH, as a Lender

By:	/s/ Susan Starkey
	Name:	Susan Starkey
	Title:	Senior Manager, Operations

[Signature Page to Credit Agreement — Quicksilver Resources Canada Inc.]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:	/s/ Tom Byargeon
	Name:	Tom Byargeon
	Title:	Managing Director

By:	/s/ Michael Willis
	Name:	Michael Willis
	Title:	Managing Director

[Signature Page to Credit Agreement — Quicksilver Resources Canada Inc.]

CREDIT SUISSE AG, TORONTO BRANCH, as a Lender

By:	/s/ Alain Daoust
	Name:	Alain Daoust
	Title:	Director

By:	/s/ Paul White
	Name:	Paul White
	Title:	VP Canadian Operations
Credit-Suisse Canada

[Signature Page to Credit Agreement — Quicksilver Resources Canada Inc.]

DEUTSCHE BANK AG CANADA BRANCH, as a Lender

By:	/s/ David Gynn
	Name:	David Gynn
	Title:	Chief Financial Officer

By:	/s/ Marcellus Leung
	Name:	Marcellus Leung
	Title:	Assistant Vice President

[Signature Page to Credit Agreement — Quicksilver Resources Canada Inc.]

THE ROYAL BANK OF SCOTLAND N.V., (CANADA) BRANCH, as a Lender

By:	/s/ Brad C. Crilly
	Name:	Brad C. Crilly
	Title:	Managing Director

[Signature Page to Credit Agreement — Quicksilver Resources Canada Inc.]

UBS AG, CANADA BRANCH, as a Lender

By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director

By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director

[Signature Page to Credit Agreement — Quicksilver Resources Canada Inc.]

WELLS FARGO FINANCIAL CORPORATION CANADA, as a Lender

By:	/s/ Janet Heinila
	Name:	Janet Heinila
	Title:	Vice President

[Signature Page to Credit Agreement — Quicksilver Resources Canada Inc.]

ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS

Aggregate Maximum Credit Amounts

Name of Lender	Applicable Percentage	Maximum Credit Amount

JPMorgan Chase Bank, N.A., Toronto Branch	9.11111111%	$45,555,555.56

The Bank of Nova Scotia	9.11111111%	$45,555,555.56

Toronto Dominion (New York) LLC	9.11111111%	$45,555,555.56

Canadian Imperial Bank of Commerce	9.11111111%	$45,555,555.56

Bank of America, N.A. (by its Canada branch)	5.77777778%	$28,888,888.89

BNP Paribas	5.77777778%	$28,888,888.89

Branch Banking and Trust	5.77777778%	$28,888,888.89

Citibank, N.A.	5.77777778%	$28,888,888.89

Comerica Bank	5.77777778%	$28,888,888.89

Credit Agricole Corporate & Investment Bank	5.77777778%	$28,888,888.89

Credit Suisse AG, Cayman Islands Branch	5.77777778%	$28,888,888.89

Deutsche Bank Trust Company Americas	5.77777778%	$28,888,888.89

The Royal Bank of Scotland N.V., (Canada Branch)	5.77777778%	$28,888,888.89

UBS Loan Finance LLC	5.77777778%	$28,888,888.89

Wells Fargo Bank, N.A.	5.77777778%	$28,888,888.89

TOTAL	100%	$500,000,000.00

EXECUTION VERSION

EXHIBIT A

FORM OF NOTE

$[ ]	[ ] 20[ ]

FOR VALUE RECEIVED, Quicksilver Resources Canada Inc., a corporation organized under the laws of the Province of Alberta, Canada (the “Borrower”), hereby promises to pay to [        ] (the “Lender”), at the principal office of JPMorgan Chase Bank, N.A., Toronto Branch (the “Administrative Agent”), the principal sum of [        ] Dollars ($[        ]) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement, as hereinafter defined), in lawful money of Canada and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, Type, interest rate, Interest Period and maturity of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, may be endorsed by the Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of this Note.

This Note is one of the Notes referred to in the Amended and Restated Credit Agreement dated as of December 22, 2011 among the Borrower, Quicksilver Resources Inc., a Delaware corporation (the “Parent”), the Administrative Agent, JPMorgan Chase Bank, N.A., as Global Administrative Agent, and the other agents and lenders signatory thereto (including the Lender), and evidences Loans made by the Lender thereunder (such Credit Agreement as the same may be amended, supplemented or restated from time to time, the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

This Note is issued pursuant to, and is subject to the terms and conditions set forth in, the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the other Loan Documents. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Note.

Exhibit A - 1

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ALBERTA AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

QUICKSILVER RESOURCES CANADA INC.

By:
Name:
Title:

Exhibit A - 2

EXECUTION VERSION

EXHIBIT B

FORM OF BORROWING REQUEST

[            ], 20[    ]

Quicksilver Resources Canada Inc., a corporation organized under the laws of the Province of Alberta, Canada (the “Borrower”), pursuant to Section 2.03 of the Amended and Restated Credit Agreement dated as of December 22, 2011 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among the Borrower, Quicksilver Resources Inc., a Delaware corporation (the “Parent”), JPMorgan Chase Bank, N.A., Toronto Branch, as Administrative Agent, JPMorgan Chase Bank, N.A., as Global Administrative Agent, and the other agents and lenders (the “Lenders”) which are or become parties thereto (unless otherwise defined herein, each capitalized term defined in the Credit Agreement is used herein with the same meaning), hereby requests a Borrowing as follows:

(i) Aggregate amount of the requested Borrowing is [C$] [$][        ];

(ii) Date of such Borrowing is [            ], 20[    ];1

(iii) Requested Borrowing is to be [a Canadian Prime Borrowing] [a CDOR Borrowing] [a U.S. Prime Borrowing] [a Eurodollar Borrowing];

(iv) In the case of a CDOR Borrowing or a Eurodollar Borrowing, the initial Interest Period applicable thereto is [    ]; and

(v) Location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05 of the Credit Agreement, is as follows:

[ ]
[ ]
[ ]
[ ]
[ ]

[1]	To be a Business Day.

Exhibit B - 1

The undersigned certifies that he/she is a Responsible Officer of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower that the matters specified in Section 6.02(a) through (d) of the Credit Agreement will be satisfied on the date of Borrowing specified herein.

QUICKSILVER RESOURCES CANADA INC.

By:
Name:
Title:

Exhibit B - 2

EXECUTION VERSION

EXHIBIT C

FORM OF INTEREST ELECTION REQUEST

[            ], 20[    ]

Quicksilver Resources Canada Inc., a corporation organized under the laws of the Province of Alberta, Canada (the “Borrower”), pursuant to Section 2.04 of the Amended and Restated Credit Agreement dated as of December 22, 2011 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among the Borrower, Quicksilver Resources Inc., a Delaware corporation (the “Parent”), JPMorgan Chase Bank, N.A., Toronto Branch, as Administrative Agent, JPMorgan Chase Bank, N.A., as Global Administrative Agent, and the other agents and lenders (the “Lenders”) which are or become parties thereto (unless otherwise defined herein, each capitalized term defined in the Credit Agreement is used herein with the same meaning), hereby makes an Interest Election Request as follows:

(i) The Borrowing to which this Interest Election Request applies, and if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information specified pursuant to (iii) and (iv) below shall be specified for each resulting Borrowing) is [            ];

(ii) The effective date of the election made pursuant to this Interest Election Request is [            ], 20[    ]2; [and]

(iii) The resulting Borrowing is to be [a Canadian Prime Borrowing] [a CDOR Borrowing] [a U.S. Prime Borrowing] [a Eurodollar Borrowing] [; and]

[(iv) The Interest Period applicable to the resulting Borrowing after giving effect to this election is [            ]].3

The undersigned certifies that he/she is a Responsible Officer of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower.

QUICKSILVER RESOURCES CANADA INC.

By:
Name:
Title:

[2]	To be a Business Day.
[3]	To be included if the resulting Borrowing is a CDOR Borrowing or a Eurodollar Borrowing.

Exhibit C - 1

EXHIBIT D

FORM OF

COMPLIANCE CERTIFICATE

The undersigned hereby certifies that he/she is a Responsible Officer of Quicksilver Resources Canada Inc., a corporation organized under the laws of the Province of Alberta, Canada (the “Borrower”), and that as such he/she is authorized to execute this certificate on behalf of the Borrower. With reference to the Amended and Restated Credit Agreement dated as of December 22, 2011 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among the Borrower, Quicksilver Resources Inc., a Delaware corporation (the “Parent”), JPMorgan Chase Bank, N.A., Toronto Branch, as Administrative Agent, JPMorgan Chase Bank, N.A., as Global Administrative Agent, and the other agents and lenders (the “Lenders”) which are or become a party thereto, the undersigned represents and warrants as follows (unless otherwise defined herein, each capitalized term defined in the Credit Agreement is used herein with the same meaning):

(a) There exists no Default [or specify Default and describe].

(b) Attached hereto are the reasonably detailed computations necessary to determine whether the Borrower is in compliance with Section 9.01 of the Credit Agreement as of the end of the [fiscal quarter][fiscal year] ending [            ].

EXECUTED AND DELIVERED this [    ] day of [            ].

QUICKSILVER RESOURCES CANADA INC.

By:
Name:
Title:

Exhibit D - 1

EXHIBIT E-1

SECURITY INSTRUMENTS AS OF THE EFFECTIVE DATE

1) Guaranty Agreement dated as of December 22, 2011 (the “Guaranty Agreement”), of Quicksilver Resources Inc., a Delaware corporation (“QRI”), Cowtown Pipeline Management, Inc. (“CPMI”), Cowtown Pipeline Funding, Inc. (“CPFI”), Cowtown Gas Processing L.P. and Cowtown Pipeline L.P. (each individually, a “Guarantor” and collectively, the “Guarantors”), in favor of JPMorgan Chase Bank, N.A., Toronto Branch (the “Administrative Agent”), and the other Secured Parties (as such term is defined in the Credit Agreement)

2) Amended and Restated Pledge Agreement dated as of December 22, 2011 (the “Pledge Agreement”), among QRI, CPMI and CPFI (each individually, a “Pledgor” and together with QRI, the “Pledgors”) and the Administrative Agent

3) Financing statements in respect of item 2, naming the following entities as “debtor” and the Administrative Agent as “secured party”:

a) QRI

b) CPMI

c) CPFI

4) Stock powers delivered in respect of item 2 for the following stock certificates:

a) Certificate No. 2 for 1,000 shares of CPFI

b) Certificate No. 2 for 1,000,000 shares of CPMI

c) Certificate # Com-1 for 1,905,134 shares of Quicksilver Resources Canada, Inc. (“QRCI”)

4)	Demand Debenture dated as of September 6, 2011 by QRCI, as debtor, in favor of JPMorgan Chase Bank, N.A., Toronto Branch, as Administrative Agent

5)	Financing statement and a floating charge over land registered in the Provinces of Alberta and British Columbia, Canada, in respect of item 4 naming QRCI as “debtor” and the Administrative Agent as “secured party”

Exhibit E-1 - 1

EXHIBIT E-2

FORM OF GUARANTY AGREEMENT

[See attached.]

Exhibit E-2 - 1

EXECUTION VERSION

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (as it may be amended, restated, supplemented or modified from time to time, this “Guaranty”) is dated as of December 22, 2011, by each of the undersigned identified on the signature pages hereto as guarantors (together with any other entity that may become a party hereto as provided herein, each a “Guarantor”, and collectively the “Guarantors”), in favor of JPMORGAN CHASE BANK, N.A., TORONTO BRANCH (“Administrative Agent”), each of the other Secured Parties and each of their successors and assigns as permitted pursuant to the Credit Agreement (Administrative Agent, the Secured Parties, and their successors and assigns, collectively, the “Beneficiaries”).

PRELIMINARY STATEMENTS

A. Contemporaneously with the execution and delivery hereof, Quicksilver Resources Inc., a Delaware corporation (the “Parent”), Quicksilver Resources Canada Inc., a corporation organized under the laws of the Province of Alberta, Canada (“Borrower”), Administrative Agent, the banks and other financial institutions party thereto as “Lenders” (the “Lenders”) and the other agents party thereto are entering into an Amended and Restated Credit Agreement dated as of December 22, 2011 (as amended, restated, replaced, modified or supplemented from time to time, the “Credit Agreement”) pursuant to which the Lenders agreed to make loans and other extensions of credit to Borrower for the purposes set forth therein (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement).

B. The Lenders have required, as a condition to extending credit under the Credit Agreement, that each Guarantor execute and deliver this Guaranty to guarantee the payment and performance of the Secured Indebtedness.

C. Each Guarantor has determined that valuable benefits will be derived by it as a result of the Credit Agreement and the extension of credit made (and to be made) by the Lenders thereunder.

D. Each Guarantor has further determined that the benefits accruing to it from the Credit Agreement exceed such Guarantor’s anticipated liability under this Guaranty.

Accordingly, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, each Guarantor hereby covenants and agrees as follows:

1. EACH GUARANTOR HEREBY ABSOLUTELY AND UNCONDITIONALLY GUARANTEES THE PROMPT, COMPLETE AND FULL PAYMENT WHEN DUE AND PAYABLE, NO MATTER HOW SUCH SHALL BECOME DUE AND PAYABLE, OF THE SECURED INDEBTEDNESS, AND FURTHER GUARANTEES THAT BORROWER WILL PROPERLY AND TIMELY PERFORM THE SECURED INDEBTEDNESS AND OTHER OBLIGATIONS AND LIABILITIES OF BORROWER AND THE OTHER CREDIT PARTIES UNDER THE CREDIT AGREEMENT, NOTES AND OTHER LOAN DOCUMENTS.

2. EACH GUARANTOR COVENANTS THAT, SO LONG AS ANY LENDER HAS ANY COMMITMENT OR ANY REVOLVING CREDIT EXPOSURE UNDER THE CREDIT AGREEMENT, IT WILL, AND, IF NECESSARY, WILL ENABLE BORROWER TO, FULLY COMPLY WITH THE CONDITIONS, COVENANTS, AND AGREEMENTS SET FORTH IN THE CREDIT AGREEMENT. NOTWITHSTANDING ANY CONTRARY PROVISION IN THIS GUARANTY, HOWEVER, EACH GUARANTOR’S MAXIMUM LIABILITY UNDER THIS GUARANTY IS LIMITED, TO THE EXTENT, IF ANY, REQUIRED SO THAT ITS LIABILITY IS NOT SUBJECT TO AVOIDANCE UNDER APPLICABLE DEBTOR RELIEF LAWS (AS SUCH TERM IS DEFINED IN PARAGRAPH 18 HEREOF).

3. IF ANY GUARANTOR IS OR BECOMES LIABLE FOR ANY INDEBTEDNESS OWING BY BORROWER OR ANY OTHER CREDIT PARTY TO ANY BENEFICIARY BY ENDORSEMENT OR OTHERWISE THAN UNDER THIS GUARANTY, SUCH LIABILITY SHALL NOT BE IN ANY MANNER IMPAIRED OR AFFECTED HEREBY, AND THE RIGHTS OF THE BENEFICIARIES HEREUNDER SHALL BE CUMULATIVE OF ANY AND ALL OTHER RIGHTS THAT THE BENEFICIARIES MAY EVER HAVE AGAINST SUCH GUARANTOR. THE EXERCISE BY ANY BENEFICIARY OF ANY RIGHT OR REMEDY HEREUNDER OR UNDER ANY OTHER INSTRUMENT, AT LAW OR IN EQUITY, SHALL NOT PRECLUDE THE CONCURRENT OR SUBSEQUENT EXERCISE OF ANY OTHER RIGHT OR REMEDY.

4. ALL OBLIGATIONS OF EACH GUARANTOR HEREUNDER, SHALL BE ABSOLUTE AND UNCONDITIONAL IRRESPECTIVE OF:

(a) any extension, renewal, settlement, compromise, waiver or release in respect of any of the Secured Indebtedness, by operation of law or otherwise, or any obligation of any other guarantor of any of the Secured Indebtedness, or any default, failure or delay, willful or otherwise, in the payment or performance of the Secured Indebtedness;

(b) any lack of validity or enforceability relating to or against Borrower, any other Credit Party or any other Person guaranteeing any of the Secured Indebtedness, for any reason related to the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Indebtedness, or any Governmental Requirements purporting to prohibit the payment by Borrower, any other Credit Party or any other Person guaranteeing the Secured Indebtedness of the principal of or interest on the Secured Indebtedness;

(c) any modification or amendment of or supplement to the Credit Agreement or any other Loan Document;

(d) any lack or limitation of power, incapacity or disability of the Borrower, the Guarantor or any other Credit Party or of the directors, officers, managers, employees or agents of the Borrower, the Guarantor or any other Credit Party or of any other irregularity, defect or informality, or any fraud, by the Borrower, the Guarantor or of any other Credit Party or any of their respective directors, officers, managers, employees or agents, with respect to any or all of the Secured Indebtedness;

(e) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Indebtedness, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Indebtedness, including any increase or decrease in the rate of interest thereon;

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(f) any impossibility, impracticability, frustration of purpose, illegality, invalidity, force majeure or act of Governmental Authority;

(g) any release, nonperfection or invalidity of any direct or indirect security for any obligation of Borrower or any other Credit Party under the Credit Agreement or any other Loan Document or any obligations of any other guarantor of any of the Secured Indebtedness, any amendment or waiver of, or consent to departure from, any other guaranty or support document, any exchange, release or non-perfection of any collateral, for all or any of the Loan Documents or Secured Indebtedness, or any action or failure to act by Administrative Agent, any Lender or any Affiliate of any Lender with respect to any collateral securing all or any part of the Secured Indebtedness;

(h) any change in the corporate existence, structure or ownership of Borrower, any other Credit Party or any other Person guaranteeing any of the Secured Indebtedness, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Borrower, any other Credit Party or any other Person guaranteeing any of the Secured Indebtedness, or any of their assets or any resulting release of discharge of any obligation of Borrower, any other Credit Party or any other Person guaranteeing any of the Secured Indebtedness;

(i) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Loan Document or Secured Indebtedness;

(j) any other setoff, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Credit Agreement, any other Loan Document, any other agreement or instrument or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of, Borrower or any Guarantor; or

(k) any other act or omission to act or delay of any kind by Borrower, any other Credit Party or any other Person guaranteeing any of the Secured Indebtedness, Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder.

5. IN THE EVENT OF DEFAULT BY BORROWER OR ANY OTHER CREDIT PARTY IN PAYMENT OF THE SECURED INDEBTEDNESS, OR ANY PART THEREOF, WHEN SUCH SECURED INDEBTEDNESS BECOMES DUE AND PAYABLE, EITHER BY ITS TERMS OR AS THE RESULT OF THE EXERCISE OF ANY POWER TO ACCELERATE, EACH GUARANTOR SHALL, ON DEMAND, AND WITHOUT FURTHER NOTICE OF DISHONOR AND WITHOUT ANY NOTICE HAVING BEEN GIVEN TO SUCH GUARANTOR PREVIOUS TO SUCH DEMAND OF THE ACCEPTANCE BY BENEFICIARIES OF THIS GUARANTY, AND WITHOUT ANY NOTICE HAVING BEEN GIVEN TO SUCH GUARANTOR PREVIOUS TO SUCH DEMAND OF THE CREATING OR INCURRING OF SUCH SECURED INDEBTEDNESS, PAY THE AMOUNT DUE THEREON TO BENEFICIARIES AT ADMINISTRATIVE AGENT’S OFFICE AS SET FORTH IN

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THE CREDIT AGREEMENT, AND IT SHALL NOT BE NECESSARY FOR ANY BENEFICIARY, IN ORDER TO ENFORCE SUCH PAYMENT BY ANY GUARANTOR, FIRST, TO INSTITUTE SUIT OR EXHAUST ITS REMEDIES AGAINST BORROWER, ANY OTHER GUARANTOR OR OTHERS LIABLE ON SUCH SECURED INDEBTEDNESS, TO HAVE BORROWER JOINED WITH ANY GUARANTOR IN ANY SUIT BROUGHT UNDER THIS GUARANTY OR TO ENFORCE ITS RIGHTS AGAINST ANY SECURITY WHICH SHALL EVER HAVE BEEN GIVEN TO SECURE SUCH INDEBTEDNESS; PROVIDED, HOWEVER, THAT IN THE EVENT ANY BENEFICIARY ELECTS TO ENFORCE AND/OR EXERCISE ANY REMEDIES IT MAY POSSESS WITH RESPECT TO ANY SECURITY FOR THE SECURED INDEBTEDNESS PRIOR TO DEMANDING PAYMENT FROM ANY GUARANTOR, SUCH GUARANTOR SHALL NEVERTHELESS BE OBLIGATED HEREUNDER FOR ANY AND ALL SUMS STILL OWING TO BENEFICIARIES ON THE SECURED INDEBTEDNESS AND NOT REPAID OR RECOVERED INCIDENT TO THE EXERCISE OF SUCH REMEDIES.

6. NOTICE TO ANY GUARANTOR OF THE ACCEPTANCE OF THIS GUARANTY AND OF THE MAKING, RENEWING OR ASSIGNMENT OF THE SECURED INDEBTEDNESS AND EACH ITEM THEREOF, ARE HEREBY EXPRESSLY WAIVED BY EACH GUARANTOR.

7. IF ALL OR ANY PART OF THE SECURED INDEBTEDNESS AT ANY TIME IS SECURED, EACH GUARANTOR AGREES THAT ADMINISTRATIVE AGENT AND/OR THE LENDERS MAY AT ANY TIME AND FROM TIME TO TIME, AT THEIR DISCRETION AND WITH OR WITHOUT VALUABLE CONSIDERATION, ALLOW SUBSTITUTION OR WITHDRAWAL OF COLLATERAL OR OTHER SECURITY AND RELEASE COLLATERAL OR OTHER SECURITY OR COMPROMISE OR SETTLE ANY AMOUNT DUE OR OWING UNDER THE CREDIT AGREEMENT OR AMEND OR MODIFY IN WHOLE OR IN PART THE CREDIT AGREEMENT OR ANY LOAN DOCUMENT EXECUTED IN CONNECTION WITH SAME WITHOUT IMPAIRING OR DIMINISHING THE OBLIGATIONS OF EACH GUARANTOR HEREUNDER. EACH GUARANTOR FURTHER AGREES THAT IF BORROWER OR ANY OTHER CREDIT PARTY EXECUTES IN FAVOR OF ANY BENEFICIARY ANY COLLATERAL AGREEMENT, MORTGAGE, DEBENTURE OR OTHER SECURITY INSTRUMENT, THE EXERCISE BY ANY BENEFICIARY OF ANY RIGHT OR REMEDY THEREBY CONFERRED ON SUCH BENEFICIARY SHALL BE WHOLLY DISCRETIONARY WITH SUCH BENEFICIARY, AND THAT THE EXERCISE OR FAILURE TO EXERCISE ANY SUCH RIGHT OR REMEDY SHALL IN NO WAY IMPAIR OR DIMINISH THE OBLIGATION OF EACH GUARANTOR HEREUNDER. EACH GUARANTOR FURTHER AGREES THAT THE BENEFICIARIES AND ADMINISTRATIVE AGENT SHALL NOT BE LIABLE FOR THEIR FAILURE TO USE DILIGENCE IN THE COLLECTION OF THE SECURED INDEBTEDNESS OR IN PRESERVING THE LIABILITY OF ANY PERSON LIABLE FOR THE SECURED INDEBTEDNESS, AND EACH GUARANTOR HEREBY WAIVES PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST AND NOTICE THEREOF (INCLUDING, NOTICE OF ACCELERATION), AND DILIGENCE IN BRINGING SUITS AGAINST ANY PERSON LIABLE ON THE SECURED INDEBTEDNESS, OR ANY PART THEREOF.

8. WITHOUT LIMITING THE GENERALITY OF SECTION 4 AND SECTION 7, ANY ONE OR MORE OF THE SECURED PARTIES MAY, WITHOUT ANY REQUIREMENT TO GIVE NOTICE TO OR OBTAIN THE CONSENT OF THE GUARANTOR, WITHOUT RELEASING, EXONERATING, DISCHARGING, DIMINISHING, LIMITING, RESTRICTING, SUBJECTING TO A DEFENCE OR OTHERWISE AFFECTING ANY OF THE SECURED INDEBTEDNESS, AND WITHOUT DIMINISHING OR PREJUDICING ANY OR ALL OF THE RIGHTS AND REMEDIES OF THE ADMINISTRATIVE AGENT OR THE OTHER SECURED PARTIES UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS:

(a) amend, alter or vary in any manner and to any extent (and irrespective of the effect of the same on the Guarantor) any of the Secured Indebtedness, any present or future

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Lien, or any present or future guarantee or other financial assistance, granted by any Person with respect to any or all of the Secured Indebtedness, or any one or more of the Secured Parties’ arrangements or agreements with the Borrower or any other Person;

(b) compromise, subordinate, postpone or abandon any of the Secured Indebtedness, any of the liabilities and obligations of any Guarantor, any security or any one or more of the Secured Parties’ arrangements or agreements with the Borrower, any Guarantor or any other Person;

(c) grant time, renewals, extensions, indulgences, releases or discharges to the Borrower or any other Person;

(d) create new or additional Secured Indebtedness, increase or reduce the rate of interest on any or all of the Secured Indebtedness or any other rates or fees payable under or in respect of any or all of the Secured Indebtedness;

(e) alter, compromise, accelerate, extend or change the time or manner for payment or performance by the Borrower of, or by any other Person or Persons liable to any one or more of the Secured Parties with respect to, any or all of the Secured Indebtedness;

(f) take or abstain from taking security from the Borrower or any other Person or abstain from completing, perfecting or maintaining the perfection of any security;

(g) release or add one or more Guarantors or endorsers, accept additional or substituted security, or release, subordinate or postpone any security;

(h) accept compromises from the Borrower or any other Person;

(i) create or add any new Loan Documents, or add any new Secured Parties pursuant to the provisions of any Loan Documents;

(j) do, or omit to do, anything to enforce the payment or performance of any or all of the Secured Indebtedness, any or all of the liabilities and obligations of a Guarantor or any security;

(k) give or refuse to give or continue giving any credit or any financial accommodation to the Borrower or to any other Person;

(l) prove any claim in any insolvency proceeding affecting the Borrower, any Guarantor or any other Person as it sees fit or refrain from proving any claim or permit or suffer the impairment of any of the Secured Indebtedness in any such insolvency proceeding; make any election in any such insolvency proceeding; permit or suffer the creation of secured or unsecured credit or debt in any such insolvency proceeding; or permit or suffer the disallowance, avoidance, or subordination of any of the Secured Indebtedness or the obligations of any other debtor with respect to the Secured Indebtedness in any such insolvency proceeding;

(m) apply any money received from the Borrower, any Guarantor, any other Person or any security upon such part of the Secured Indebtedness as the Secured Parties may see fit or change any such application in whole or in part from time to time as the Secured Parties may see fit; or

(n) otherwise deal with the Borrower, any Guarantor, any other Person, the Secured Indebtedness, the liabilities and obligations of any Guarantor, and all security as the Secured Parties may see fit.

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9. ANY ACCOUNT SETTLED OR STATED BETWEEN THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY AND THE BORROWER SHALL BE ACCEPTED BY EACH GUARANTOR AS PRIMA FACIE EVIDENCE THAT THE AMOUNT THEREBY APPEARING DUE BY THE BORROWER TO THE ADMINISTRATIVE AGENT OR SUCH OTHER SECURED PARTY IS SO DUE.

10. IF, AND TO THE EXTENT THAT, ANY AMOUNT IN RESPECT OF THE SECURED INDEBTEDNESS IS NOT RECOVERABLE FROM A GUARANTOR UNDER THIS AGREEMENT ON THE BASIS OF A GUARANTEE FOR ANY REASON, THEN, NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, EACH GUARANTOR SHALL BE LIABLE UNDER THIS AGREEMENT AS PRINCIPAL OBLIGOR IN RESPECT OF THE DUE PAYMENT OF SUCH AMOUNT AND SHALL PAY SUCH AMOUNT TO THE ADMINISTRATIVE AGENT AFTER DEMAND AS HEREIN PROVIDED.

11. EACH GUARANTOR SHALL INDEMNIFY AND SAVE EACH OF THE SECURED PARTIES HARMLESS FROM AND AGAINST ALL LOSSES, COSTS, DAMAGES, EXPENSES, CLAIMS AND LIABILITIES THAT EACH SUCH SECURED PARTY MAY SUFFER OR INCUR IN CONNECTION WITH OR IN RESPECT OF ANY FAILURE BY THE BORROWER FOR ANY REASON TO PAY OR PERFORM ANY OF THE SECURED INDEBTEDNESS, AND SHALL PAY ALL SUCH AMOUNTS TO THE ADMINISTRATIVE AGENT AFTER DEMAND AS HEREIN PROVIDED.

12. EACH GUARANTOR AGREES THAT THE BENEFICIARIES, IN THEIR DISCRETION, MAY (I) BRING SUIT AGAINST ALL GUARANTORS (INCLUDING, WITHOUT LIMITATION, EACH GUARANTOR HEREUNDER) OF THE SECURED INDEBTEDNESS JOINTLY AND SEVERALLY OR AGAINST ANY ONE OR MORE OF THEM, (II) COMPOUND OR SETTLE WITH ANY ONE OR MORE OF SUCH GUARANTORS FOR SUCH CONSIDERATION AS THE BENEFICIARIES MAY DEEM PROPER, AND (III) RELEASE ONE OR MORE OF SUCH GUARANTORS FROM LIABILITY HEREUNDER, AND THAT NO SUCH ACTION SHALL IMPAIR THE RIGHTS OF THE BENEFICIARIES TO COLLECT THE SECURED INDEBTEDNESS (OR THE UNPAID BALANCE THEREOF) FROM OTHER SUCH GUARANTORS OF THE SECURED INDEBTEDNESS, OR ANY OF THEM, NOT SO SUED, SETTLED WITH OR RELEASED. EACH GUARANTOR AGREES, HOWEVER, THAT NOTHING CONTAINED IN THIS PARAGRAPH, AND NO ACTION BY THE BENEFICIARIES PERMITTED UNDER THIS PARAGRAPH, SHALL IN ANY WAY AFFECT OR IMPAIR THE RIGHTS OR OBLIGATIONS OF SUCH GUARANTORS AMONG THEMSELVES.

13. THIS AGREEMENT IS A CONTINUING GUARANTEE AND IS BINDING AS A CONTINUING OBLIGATION OF EACH GUARANTOR AND THE SECURED INDEBTEDNESS SHALL BE CONCLUSIVELY PRESUMED TO HAVE BEEN CREATED IN RELIANCE ON THIS AGREEMENT. THE GUARANTOR MAY NOT IN ANY MANNER TERMINATE THIS AGREEMENT OR THE SECURED INDEBTEDNESS OTHER THAN BY THE DUE AND PUNCTUAL PAYMENT IN FULL OF THE SECURED INDEBTEDNESS.

14. IF ACCELERATION OF THE TIME FOR PAYMENT, OR THE LIABILITY OF THE BORROWER TO MAKE PAYMENT, OF ANY AMOUNT SPECIFIED TO BE PAYABLE BY THE BORROWER IN

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RESPECT OF THE SECURED INDEBTEDNESS IS STAYED, PROHIBITED OR OTHERWISE AFFECTED UPON ANY INSOLVENCY PROCEEDING OR OTHER EVENT AFFECTING THE BORROWER OR PAYMENT OF ANY OF THE SECURED INDEBTEDNESS BY THE BORROWER, ALL SUCH AMOUNTS OTHERWISE SUBJECT TO ACCELERATION OR PAYMENT SHALL NONETHELESS BE DEEMED FOR ALL PURPOSES OF THIS AGREEMENT TO BE AND TO HAVE BECOME DUE AND PAYABLE BY THE BORROWER AND SHALL BE PAYABLE BY EACH GUARANTOR UNDER THIS AGREEMENT IMMEDIATELY FORTHWITH ON DEMAND BY THE ADMINISTRATIVE AGENT.

15. EACH GUARANTOR ACKNOWLEDGES AND AGREES THAT SUCH GUARANTOR HAS NOT EXECUTED THIS AGREEMENT AS A RESULT OF, BY REASON OF, OR IN RELIANCE UPON, ANY PROMISE, REPRESENTATION, STATEMENT OR INFORMATION OF ANY KIND OR NATURE WHATSOEVER GIVEN, OR OFFERED TO SUCH GUARANTOR, BY OR ON BEHALF OF THE SECURED PARTIES OR ANY OTHER PERSON WHETHER IN ANSWER TO ANY ENQUIRY BY OR ON BEHALF OF SUCH GUARANTOR OR NOT AND THE SECURED PARTIES WERE NOT PRIOR TO THE EXECUTION BY SUCH GUARANTOR OF THIS AGREEMENT, AND ARE NOT THEREAFTER, UNDER ANY DUTY TO DISCLOSE TO SUCH GUARANTOR OR ANY OTHER PERSON ANY INFORMATION, MATTER OR THING (MATERIAL OR OTHERWISE) RELATING TO THE BORROWER, ITS AFFAIRS OR ITS TRANSACTIONS WITH THE SECURED PARTIES, INCLUDING, WITHOUT LIMITATION, ANY INFORMATION, MATTER OR THING WHICH PUTS OR MAY PUT THE BORROWER IN A POSITION WHICH SUCH GUARANTOR WOULD NOT NATURALLY EXPECT OR ANY UNEXPECTED FACTS OR UNUSUAL FEATURES WHICH, WHETHER KNOWN OR UNKNOWN TO SUCH GUARANTOR, ARE PRESENT IN ANY TRANSACTION BETWEEN THE BORROWER AND THE SECURED PARTIES, AND THE SECURED PARTIES WERE NOT AND ARE NOT UNDER ANY DUTY TO DO OR EXECUTE ANY MATTER, THING OR DOCUMENT RELATING TO THE BORROWER, ITS AFFAIRS OR ITS TRANSACTIONS WITH THE SECURED PARTIES.

16. EACH GUARANTOR WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT OR CLAIM OF RIGHT TO CAUSE A MARSHALLING OF THE BORROWER’S, A GUARANTOR’S OR ANY OTHER PERSON’S ASSETS, OR TO CAUSE ANY SECURED PARTY TO PROCEED AGAINST THE BORROWER, A GUARANTOR OR ANY OTHER PERSON, OR ANY SECURITY, IN ANY PARTICULAR ORDER. NO SECURED PARTY SHALL HAVE ANY OBLIGATION TO MARSHALL ANY ASSETS IN FAVOUR OF THE BORROWER, A GUARANTOR OR, SUBJECT TO SECTION 12.20 OF THE CREDIT AGREEMENT, ANY OTHER PERSON OR AGAINST OR IN PAYMENT OF ANY OF THE SECURED INDEBTEDNESS OR ANY OF THE OBLIGATIONS OF A GUARANTOR, THE BORROWER, OR ANY OTHER PERSON OWED TO ANY SECURED PARTY.

17. ALL PAYMENTS TO BE MADE BY A GUARANTOR HEREUNDER SHALL BE MADE WITHOUT SET OFF, COMPENSATION, DEDUCTION OR COUNTERCLAIM AND WITHOUT DEDUCTION FOR ANY TAXES, LEVIES, DUTIES, FEES, DEDUCTIONS, WITHHOLDINGS, RESTRICTIONS OR CONDITIONS OF ANY NATURE WHATSOEVER. IF AT ANY TIME ANY APPLICABLE LAW REQUIRES A GUARANTOR TO MAKE ANY SUCH DEDUCTION OR WITHHOLDING FROM ANY SUCH PAYMENT, THE SUM DUE FROM SUCH GUARANTOR WITH RESPECT TO SUCH PAYMENT SHALL BE INCREASED TO THE EXTENT NECESSARY TO ENSURE THAT, AFTER THE MAKING OF SUCH DEDUCTION OR WITHHOLDING, THE ADMINISTRATIVE AGENT RECEIVES A NET SUM EQUAL TO THE SUM WHICH IT WOULD HAVE RECEIVED HAD NO DEDUCTION OR WITHHOLDING BEEN REQUIRED.

18. IN THE CASE OF EACH GUARANTOR, THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE 7 OF THE CREDIT AGREEMENT AS THEY RELATE TO SUCH GUARANTOR OR TO

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THE LOAN DOCUMENTS TO WHICH SUCH GUARANTOR IS A PARTY WILL BE TRUE AND CORRECT IN ALL MATERIAL RESPECTS, PROVIDED THAT EACH REFERENCE IN EACH SUCH REPRESENTATION AND WARRANTY TO THE BORROWER’S KNOWLEDGE SHALL, FOR THE PURPOSES OF THIS PARAGRAPH 18, BE DEEMED TO BE A REFERENCE TO SUCH GUARANTOR’S KNOWLEDGE. EACH GUARANTOR FURTHER REPRESENTS AND WARRANTS TO EACH BENEFICIARY THAT IN EXECUTING AND DELIVERING THIS GUARANTY, EACH GUARANTOR HAS (A) WITHOUT RELIANCE ON ADMINISTRATIVE AGENT OR ANY INFORMATION RECEIVED FROM ADMINISTRATIVE AGENT AND BASED UPON SUCH DOCUMENTS AND INFORMATION IT DEEMS APPROPRIATE, MADE AN INDEPENDENT INVESTIGATION OF THE TRANSACTIONS CONTEMPLATED HEREBY AND BORROWER, BORROWER’S BUSINESS, ASSETS, OPERATIONS, PROSPECTS AND CONDITION, FINANCIAL OR OTHERWISE, AND ANY CIRCUMSTANCES WHICH MAY BEAR UPON SUCH TRANSACTIONS, BORROWER OR THE OBLIGATIONS AND RISKS UNDERTAKEN HEREIN WITH RESPECT TO THE SECURED INDEBTEDNESS; (B) ADEQUATE MEANS TO OBTAIN FROM BORROWER ON A CONTINUING BASIS INFORMATION CONCERNING BORROWER; (C) FULL AND COMPLETE ACCESS TO THE LOAN DOCUMENTS AND ANY OTHER DOCUMENTS EXECUTED IN CONNECTION WITH THE LOAN DOCUMENTS; AND (D) NOT RELIED AND WILL NOT RELY UPON ANY REPRESENTATIONS OR WARRANTIES OF ADMINISTRATIVE AGENT NOT EMBODIED HEREIN OR ANY ACTS HERETOFORE OR HEREAFTER TAKEN BY ADMINISTRATIVE AGENT (INCLUDING BUT NOT LIMITED TO ANY REVIEW BY ADMINISTRATIVE AGENT OF THE AFFAIRS OF BORROWER). AS USED IN THIS GUARANTY, THE TERM “DEBTOR RELIEF LAWS” MEANS, TO THE EXTENT APPLICABLE TO SUCH GUARANTOR, THE BANKRUPTCY CODE OF THE UNITED STATES OF AMERICA, THE BANKRUPTCY AND INSOLVENCY ACT (CANADA), THE COMPANIES CREDITORS ARRANGEMENT ACT (CANADA) OR THE WINDING-UP AND RESTRUCTURING ACT (CANADA) AND ALL OTHER APPLICABLE LIQUIDATION, CONSERVATORSHIP, BANKRUPTCY, MORATORIUM, REARRANGEMENT, RECEIVERSHIP, INSOLVENCY, REORGANIZATION, SUSPENSION OF PAYMENTS OR SIMILAR DEBTOR RELIEF LAWS FROM TIME TO TIME IN EFFECT AFFECTING THE RIGHTS OF CREDITORS GENERALLY.

19. EACH GUARANTOR SHALL COMPLY, AND SHALL CAUSE EACH OF ITS SUBSIDIARIES TO COMPLY, WITH ALL OF THE PROVISIONS, COVENANTS AND AGREEMENTS CONTAINED IN EACH OF THE LOAN DOCUMENTS TO THE EXTENT THAT SUCH PROVISIONS, COVENANTS AND AGREEMENTS APPLY TO SUCH GUARANTOR OR ITS SUBSIDIARIES AND SHALL, AND SHALL CAUSE EACH OF ITS SUBSIDIARIES TO, TAKE, OR REFRAIN FROM TAKING, AS THE CASE MAY BE, ALL ACTIONS THAT ARE NECESSARY TO BE TAKEN OR NOT TAKEN SO THAT NO VIOLATION OF ANY PROVISION, COVENANT OR AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, AND SO THAT NO DEFAULT OR EVENT OF DEFAULT UNDER ANY OF THE LOAN DOCUMENTS, IS CAUSED BY THE ACTIONS OR INACTIONS OF SUCH GUARANTOR OR ANY OF ITS SUBSIDIARIES.

20. [RESERVED.]

21. THIS AGREEMENT IS IN ADDITION TO, AND NOT IN SUBSTITUTION OF, ANY AND ALL OTHER SECURITY PREVIOUSLY OR CONCURRENTLY DELIVERED BY ANY GUARANTOR OR ANY OTHER PERSON TO ANY SECURED PARTY, ALL OF WHICH OTHER SECURITY SHALL REMAIN IN FULL FORCE AND EFFECT.

22. THIS GUARANTY IS FOR THE BENEFIT OF THE SECURED PARTIES, THEIR SUCCESSORS AND PERMITTED ASSIGNS, AND IN THE EVENT OF A PERMITTED ASSIGNMENT BY ANY SECURED PARTY (OR ITS SUCCESSORS OR ASSIGNS) OF THE SECURED INDEBTEDNESS, OR ANY PART THEREOF,

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THE RIGHTS AND BENEFITS HEREUNDER, TO THE EXTENT APPLICABLE TO THE SECURED INDEBTEDNESS SO ASSIGNED, MAY BE TRANSFERRED WITH SUCH SECURED INDEBTEDNESS. THIS GUARANTY IS BINDING UPON EACH GUARANTOR AND ITS SUCCESSORS AND ASSIGNS.

23. NO MODIFICATION, CONSENT, AMENDMENT OR WAIVER OF ANY PROVISION OF THIS GUARANTY, NOR CONSENT TO ANY DEPARTURE BY ANY GUARANTOR THEREFROM, SHALL BE EFFECTIVE UNLESS THE SAME SHALL BE IN WRITING AND SIGNED BY ADMINISTRATIVE AGENT WITH REQUISITE LENDER APPROVAL AS REQUIRED UNDER THE CREDIT AGREEMENT, AND THEN SHALL BE EFFECTIVE ONLY IN THE SPECIFIC INSTANCE AND FOR THE PURPOSE FOR WHICH GIVEN. NO NOTICE TO OR DEMAND ON ANY GUARANTOR IN ANY CASE SHALL, OF ITSELF, ENTITLE SUCH GUARANTOR TO ANY OTHER OR FURTHER NOTICE OR DEMAND IN SIMILAR OR OTHER CIRCUMSTANCES. NO DELAY OR OMISSION BY THE BENEFICIARIES IN EXERCISING ANY POWER OR RIGHT HEREUNDER SHALL IMPAIR ANY SUCH RIGHT OR POWER OR BE CONSTRUED AS A WAIVER THEREOF OR ANY ACQUIESCENCE THEREIN, NOR SHALL ANY SINGLE OR PARTIAL EXERCISE OF ANY SUCH POWER PRECLUDE OTHER OR FURTHER EXERCISE THEREOF, OR THE EXERCISE OF ANY OTHER RIGHT OR POWER HEREUNDER. ALL RIGHTS AND REMEDIES OF THE BENEFICIARIES HEREUNDER ARE CUMULATIVE OF EACH OTHER AND OF EVERY OTHER RIGHT OR REMEDY WHICH THE BENEFICIARIES MAY OTHERWISE HAVE AT LAW OR IN EQUITY OR UNDER ANY OTHER CONTRACT OR DOCUMENT, AND THE EXERCISE OF ONE OR MORE RIGHTS OR REMEDIES SHALL NOT PREJUDICE OR IMPAIR THE CONCURRENT OR SUBSEQUENT EXERCISE OF OTHER RIGHTS OR REMEDIES.

24. NO PROVISION HEREIN OR IN ANY PROMISSORY NOTE, INSTRUMENT OR ANY OTHER LOAN DOCUMENT EXECUTED BY BORROWER OR ANY GUARANTOR EVIDENCING THE SECURED INDEBTEDNESS SHALL REQUIRE THE PAYMENT OR PERMIT THE COLLECTION OF INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE. IF ANY EXCESS OF INTEREST IN SUCH RESPECT IS PROVIDED FOR HEREIN OR IN ANY SUCH PROMISSORY NOTE, INSTRUMENT, OR ANY OTHER LOAN DOCUMENT, THE PROVISIONS OF THIS PARAGRAPH SHALL GOVERN, AND NEITHER BORROWER NOR ANY GUARANTOR SHALL BE OBLIGATED TO PAY THE AMOUNT OF SUCH INTEREST TO THE EXTENT THAT IT IS IN EXCESS OF THE AMOUNT PERMITTED BY LAW. THE INTENTION OF THE PARTIES BEING TO CONFORM STRICTLY TO ANY APPLICABLE FEDERAL OR STATE USURY LAWS NOW IN FORCE, ALL PROMISSORY NOTES, INSTRUMENTS AND OTHER LOAN DOCUMENTS EXECUTED BY BORROWER OR ANY GUARANTOR EVIDENCING THE SECURED INDEBTEDNESS SHALL BE HELD SUBJECT TO REDUCTION TO THE AMOUNT ALLOWED UNDER SAID USURY LAWS AS NOW OR HEREAFTER CONSTRUED BY THE COURTS HAVING JURISDICTION.

25. IF ANY GUARANTOR SHOULD BREACH OR FAIL TO PERFORM ANY PROVISION OF THIS GUARANTY, EACH GUARANTOR AGREES TO PAY THE BENEFICIARIES ALL OUT-OF-POCKET EXPENSES (INCLUDING COURT COSTS AND REASONABLE ATTORNEYS’ FEES ON A SOLICITOR-CLIENT FULL INDEMNITY BASIS) INCURRED BY THE BENEFICIARIES IN THE ENFORCEMENT HEREOF.

26. (a) THE LIABILITY OF EACH GUARANTOR UNDER THIS GUARANTY SHALL IN NO MANNER BE IMPAIRED, AFFECTED OR RELEASED BY THE INSOLVENCY, BANKRUPTCY, MAKING OF AN ASSIGNMENT FOR THE BENEFIT OF CREDITORS, ARRANGEMENT, COMPENSATION, COMPOSITION OR READJUSTMENT OF BORROWER OR ANY OTHER CREDIT PARTY (OTHER THAN SUCH GUARANTOR), OR ANY PROCEEDINGS AFFECTING THE STATUS, EXISTENCE OR ASSETS OF BORROWER OR ANY OTHER CREDIT PARTY (OTHER THAN SUCH GUARANTOR) OR OTHER SIMILAR PROCEEDINGS INSTITUTED BY OR AGAINST BORROWER AND ANY OTHER CREDIT PARTY (OTHER THAN SUCH GUARANTOR) AND AFFECTING THE ASSETS OF BORROWER OR ANY OTHER CREDIT PARTY (OTHER THAN SUCH GUARANTOR).

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(b) Each Guarantor acknowledges and agrees that any interest on any portion of the Secured Indebtedness which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Secured Indebtedness ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Secured Indebtedness if said proceedings had not been commenced) shall be included in the Secured Indebtedness because it is the intention of each Guarantor and the Beneficiaries that the Secured Indebtedness which is guaranteed by each Guarantor pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve Borrower or any other Credit Party of any portion of such Secured Indebtedness. To the extent, not prohibited by applicable law, each Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Beneficiaries or Administrative Agent, or allow the claim of the Beneficiaries or Administrative Agent in respect of, any such interest accruing after the date on which such proceeding is commenced.

(c) In the event that all or any portion of the Secured Indebtedness is paid by Borrower or any other Credit Party, the obligations of each Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from Administrative Agent or any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Secured Indebtedness for all purposes under this Guaranty.

27. EACH GUARANTOR UNDERSTANDS AND AGREES THAT ANY AMOUNTS OF ANY GUARANTOR ON ACCOUNT WITH ANY LENDER MAY, IF AN EVENT OF DEFAULT SHALL HAVE OCCURRED AND BE CONTINUING, BE OFFSET TO SATISFY THE OBLIGATIONS OF SUCH GUARANTOR HEREUNDER TO THE EXTENT PROVIDED IN THE CREDIT AGREEMENT.

28. EACH GUARANTOR HEREBY SUBORDINATES AND MAKES INFERIOR ANY AND ALL INDEBTEDNESS NOW OR AT ANY TIME HEREAFTER OWED BY BORROWER OR ANY OTHER GUARANTOR TO SUCH GUARANTOR TO THE SECURED INDEBTEDNESS OF BORROWER OR SUCH OTHER GUARANTOR EVIDENCED BY THE CREDIT AGREEMENT OR THIS GUARANTY AND AGREES IF AN EVENT OF DEFAULT SHALL HAVE OCCURRED AND BE CONTINUING, NOT TO PERMIT BORROWER OR ANY OTHER GUARANTOR TO REPAY, OR TO ACCEPT PAYMENT FROM BORROWER OR ANY OTHER GUARANTOR OF, SUCH SUBORDINATED INDEBTEDNESS OR ANY PART THEREOF IF SO DIRECTED IN WRITING BY THE ADMINISTRATIVE AGENT. EACH GUARANTOR FURTHER AGREES THAT IF THE MAJORITY LENDERS SO REQUEST, SUCH SUBORDINATED INDEBTEDNESS OF BORROWER OR SUCH OTHER GUARANTOR TO SUCH GUARANTOR SHALL BE COLLECTED, ENFORCED AND RECEIVED BY SUCH GUARANTOR AS TRUSTEE FOR ADMINISTRATIVE AGENT (FOR THE BENEFIT OF THE SECURED PARTIES) AND SHALL BE PAID OVER TO ADMINISTRATIVE AGENT (FOR THE BENEFIT OF THE SECURED PARTIES) ON ACCOUNT OF THE SECURED INDEBTEDNESS BUT WITHOUT REDUCING OR AFFECTING IN ANY MANNER THE LIABILITY OF SUCH GUARANTOR UNDER THE OTHER PROVISIONS OF THIS GUARANTY.

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29. EACH GUARANTOR HEREBY AGREES THAT TO THE EXTENT THAT ANY GUARANTOR SHALL HAVE PAID MORE THAN ITS PROPORTIONATE SHARE OF ANY PAYMENT MADE HEREUNDER, SUCH GUARANTOR SHALL BE ENTITLED TO SEEK AND RECEIVE CONTRIBUTION FROM AND AGAINST ANY OTHER GUARANTOR HEREUNDER WHICH HAS NOT PAID ITS PROPORTIONATE SHARE OF SUCH PAYMENT. EACH GUARANTOR’S RIGHT OF CONTRIBUTION SHALL BE SUBJECT TO THE TERMS AND CONDITIONS OF PARAGRAPH 30. THE PROVISIONS OF THIS PARAGRAPH 29 SHALL IN NO RESPECT LIMIT THE OBLIGATIONS AND LIABILITIES OF ANY GUARANTOR TO THE SECURED PARTIES, AND EACH GUARANTOR SHALL REMAIN LIABLE TO THE SECURED PARTIES FOR THE FULL AMOUNT GUARANTEED BY SUCH GUARANTOR HEREUNDER.

30. NOTWITHSTANDING ANY PAYMENT MADE BY ANY GUARANTOR HEREUNDER OR ANY SET-OFF OR APPLICATION OF FUNDS OF ANY GUARANTOR BY ANY SECURED PARTY, NO GUARANTOR SHALL BE ENTITLED TO EXERCISE ANY RIGHTS OF SUBROGATION AGAINST BORROWER OR ANY OTHER GUARANTOR OR ANY COLLATERAL SECURITY OR GUARANTY OR RIGHT OF OFFSET HELD BY ANY SECURED PARTY FOR THE PAYMENT OF THE SECURED INDEBTEDNESS, NOR SHALL ANY GUARANTOR SEEK OR BE ENTITLED TO SEEK ANY INDEMNITY, EXONERATION, PARTICIPATION, CONTRIBUTION OR REIMBURSEMENT FROM BORROWER OR ANY OTHER GUARANTOR IN RESPECT OF PAYMENTS MADE BY SUCH GUARANTOR HEREUNDER, UNTIL ALL AMOUNTS OWING TO THE SECURED PARTIES BY BORROWER OR ANY OTHER CREDIT PARTY ON ACCOUNT OF THE SECURED INDEBTEDNESS ARE PAID IN FULL AND THE COMMITMENTS ARE TERMINATED. IF ANY AMOUNT SHALL BE PAID TO ANY GUARANTOR ON ACCOUNT OF SUCH SUBROGATION RIGHTS AT ANY TIME WHEN ALL OF THE SECURED INDEBTEDNESS SHALL NOT HAVE BEEN PAID IN FULL, SUCH AMOUNT SHALL BE HELD BY SUCH GUARANTOR IN TRUST FOR ADMINISTRATIVE AGENT (FOR THE BENEFIT OF THE SECURED PARTIES), SEGREGATED FROM OTHER FUNDS OF SUCH GUARANTOR, AND SHALL, FORTHWITH UPON RECEIPT BY SUCH GUARANTOR, BE TURNED OVER TO ADMINISTRATIVE AGENT (FOR THE BENEFIT OF THE SECURED PARTIES) IN THE EXACT FORM RECEIVED BY SUCH GUARANTOR (DULY ENDORSED BY SUCH GUARANTOR TO ADMINISTRATIVE AGENT, IF REQUIRED), TO BE APPLIED AGAINST ANY SECURED INDEBTEDNESS THEN DUE AND PAYABLE.

31. IF ANY PROVISION OF THIS GUARANTY IS HELD TO BE ILLEGAL, INVALID, OR UNENFORCEABLE, SUCH PROVISION SHALL BE FULLY SEVERABLE, THIS GUARANTY SHALL BE CONSTRUED AND ENFORCED AS IF SUCH ILLEGAL, INVALID, OR UNENFORCEABLE PROVISION HAD NEVER COMPRISED A PART HEREOF, AND THE REMAINING PROVISIONS HEREOF SHALL REMAIN IN FULL FORCE AND EFFECT AND SHALL NOT BE AFFECTED BY THE ILLEGAL, INVALID, OR UNENFORCEABLE PROVISION OR BY ITS SEVERANCE HEREFROM. FURTHERMORE, IN LIEU OF SUCH ILLEGAL, INVALID, OR UNENFORCEABLE PROVISION THERE SHALL BE ADDED AUTOMATICALLY AS A PART OF THIS GUARANTY A PROVISION AS SIMILAR IN TERMS TO SUCH ILLEGAL, INVALID, OR UNENFORCEABLE PROVISION AS MAY BE POSSIBLE AND BE LEGAL, VALID AND ENFORCEABLE.

(a) Section 12.09 of the Credit Agreement and all relevant defined terms shall apply, mutatis mutandis, to any of the Guarantors hereunder and such Section is hereby incorporated herein by reference and made a part of this Guaranty as if set forth herein in full; provided that each Guarantor’s address for notices and service of process shall be to each Guarantor’s office, c/o Quicksilver Resources Canada Inc., One Palliser Square, Suite 2000, 125-9th Avenue, SE, Calgary, Alberta T2G OP8, Canada, Attention of Vice President – Finance (Telecopy No. (403) 262-6115), with a copy to Quicksilver Resources Inc., 801 Cherry St, Suite 3700, Unit 19, Fort Worth, Texas 76102, Attention: Vice President – Treasurer (Telecopy No. (817) 665-5016), and a copy to General Counsel (Telecopy No. (817) 668-5012).

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32. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BY AND AMONG THE SECURED PARTIES, ADMINISTRATIVE AGENT AND EACH GUARANTOR AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE SECURED PARTIES, ADMINISTRATIVE AGENT AND EACH GUARANTOR. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE SECURED PARTIES, ADMINISTRATIVE AGENT AND EACH GUARANTOR.

33. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ALBERTA AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN. WITHOUT PREJUDICE TO THE ABILITY OF THE ADMINISTRATIVE AGENT TO ENFORCE THIS AGREEMENT IN ANY OTHER PROPER JURISDICTION, EACH GUARANTOR IRREVOCABLY SUBMITS AND ATTORNS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF SUCH PROVINCE. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING ANY CLAIM OF INCONVENIENT FORUM) THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN THE COURTS OF SUCH PROVINCE.

34. TIME IS OF THE ESSENCE WITH RESPECT TO THIS AGREEMENT AND THE TIME FOR PERFORMANCE OF THE OBLIGATIONS OF EACH GUARANTOR UNDER THIS AGREEMENT MAY BE STRICTLY ENFORCED BY THE ADMINISTRATIVE AGENT.

35. EACH PERSON THAT IS REQUIRED TO BECOME A PARTY TO THIS GUARANTY PURSUANT TO SECTION 8.13(C) OF THE CREDIT AGREEMENT SHALL BECOME A GUARANTOR FOR ALL PURPOSES OF THIS GUARANTY UPON EXECUTION AND DELIVERY BY SUCH PERSON OF AN ASSUMPTION AGREEMENT IN THE FORM OF ANNEX I ATTACHED HERETO.

36. (a) AT ANY TIME ANY GUARANTOR IS SOLD OR OTHERWISE DISPOSED OF IN A TRANSACTION PERMITTED UNDER THE CREDIT AGREEMENT, THEN IN ACCORDANCE WITH THE TERMS OF THE CREDIT AGREEMENT (INCLUDING, WITHOUT LIMITATION, SECTION 8.13 AND 9.10(D)), SUCH GUARANTOR SHALL BE RELEASED AUTOMATICALLY FROM ITS OBLIGATIONS UNDER THIS GUARANTY.

(b) At any time any Guarantor is not otherwise required to guarantee the Secured Indebtedness pursuant to the terms of the Credit Agreement (including, without limitation Section 8.13) or under any other Loan Document, such Guarantor shall be released automatically from its obligations under this Guaranty, and the Administrative Agent, at the written request and expense of Borrower, will promptly execute any documentation reasonably necessary to evidence the release of such Guarantor.

37. DELIVERY OF AN EXECUTED SIGNATURE PAGE TO THIS AGREEMENT BY ANY GUARANTOR BY FACSIMILE OR OTHER ELECTRONIC FORM OF TRANSMISSION SHALL BE AS EFFECTIVE AS DELIVERY BY SUCH GUARANTOR OF A MANUALLY EXECUTED COPY OF THIS AGREEMENT BY SUCH GUARANTOR.

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38. SECTION 2.11 OF THE CREDIT AGREEMENT AND ALL RELEVANT DEFINED TERMS SHALL APPLY, MUTATIS MUTANDIS, TO ANY OF THE GUARANTORS HEREUNDER AND SUCH SECTION IS HEREBY INCORPORATED HEREIN BY REFERENCE AND MADE A PART OF THIS GUARANTY AS IF SET FORTH HEREIN IN FULL.

[Remainder of Page Intentionally Left Blank]

13

EXECUTED and effective as of the date first above written.

GUARANTORS

QUICKSILVER RESOURCES INC. a Delaware corporation

By:
Name:
Title:

COWTOWN PIPELINE MANAGEMENT, INC., a Texas corporation

By:
Name:
Title:

COWTOWN PIPELINE FUNDING, INC., a Delaware corporation

By:
Name:
Title:

COWTOWN GAS PROCESSING L.P. , a Texas limited partnership

By:
Name:
Title:

[Signature Page to QRCI Guaranty Agreement]

COWTOWN PIPELINE L.P., a Texas limited partnership

By:	Cowtown Pipeline Management, Inc., its general partner

By:
Name:
Title:

[Signature Page to QRCI Guaranty Agreement]

ANNEX I to

Guaranty Agreement

ASSUMPTION AGREEMENT, dated as of             , 201    , by                                         , a                      (the “Additional Guarantor”), in favor of JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”) for the Secured Parties. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

PRELIMINARY STATEMENTS

A. Quicksilver Resources Inc., a Delaware corporation (the “Parent”), Quicksilver Resources Canada Inc., a corporation organized under the laws of the Province of Alberta, Canada (“Borrower”), Administrative Agent and the Lenders have entered into an Amended and Restated Credit Agreement, dated as of December 22, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B. In connection with the Credit Agreement, the Guarantors have entered into that certain Guaranty Agreement, dated as of December 22, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), in favor of Administrative Agent for the benefit of the Secured Parties.

C. The Credit Agreement requires the Additional Guarantor to become a party to the Guaranty.

D. The Additional Guarantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guaranty.

ACCORDINGLY, IT IS AGREED:

1. Guaranty. By executing and delivering this Assumption Agreement, the Additional Guarantor, as provided in Paragraph 35 of the Guaranty, hereby becomes a party to the Guaranty as a “Guarantor” thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. The Additional Guarantor hereby represents and warrants that each of the representations and warranties contained in Paragraph 18 of the Guaranty is, as to itself, true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ALBERTA AND OF THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

Annex I-1

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

ADDITIONAL GUARANTOR

a

By:
Name:
Title:

Annex I-2

EXHIBIT F

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the Credit Agreement identified below (including any letters of credit and guarantees included therein) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]4]

3.	Borrower:	Quicksilver Resources Canada Inc.

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., Toronto Branch, as the administrative agent under the Credit Agreement, and JPMorgan Chase Bank, N.A., as Global Administrative Agent

[4]	Select as applicable.

Exhibit F - 1

5.	Credit Agreement:	The Amended and Restated Credit Agreement dated as of December 22, 2011 among Quicksilver Resources Canada Inc., Quicksilver Resources Inc., a Delaware corporation (the “Parent”), the Lenders parties thereto, JPMorgan Chase Bank, N.A., Toronto Branch, as Administrative Agent, JPMorgan Chase Bank, N.A., as Global Administrative Agent, and the other agents party thereto.

6.	Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[5]
$	$		%

Effective Date:             ,     , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, its Restricted Subsidiaries and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

[5]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders under the Credit Agreement.

Exhibit F - 2

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and][6] Accepted:

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Administrative Agent

By:
Title:

[Consented to:][7]

QUICKSILVER RESOURCES CANADA INC.

By:
Title:

[6]	To be added only if the consent of the Administrative Agent is required by Section 12.04(b) of the Credit Agreement.
[7]	To be added only if the consent of the Borrower is required by Section 12.04(b) of the Credit Agreement.

Exhibit F - 3

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

Exhibit F - 4

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the Province of Alberta and the federal laws of Canada therein.

Exhibit F - 5

EXHIBIT G

FORM OF PLEDGE AGREEMENT

[See attached.]

Exhibit G - 1

FORM OF CANADIAN PLEDGE AGREEMENT

PLEDGE AGREEMENT

DATED AS OF

[            ], [        ]

MADE BY

[                    ] AND

[                    ], AS PLEDGORS

IN FAVOR OF

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH

AS PLEDGEE

This PLEDGE AGREEMENT (this “Agreement”) is dated as of [            ], 201[    ] made by [            ], a [            ] (“[            ]”) and [            ], a [            ] (the “[            ]”, and together with any other Restricted Subsidiary of the Parent that becomes a party hereto from time to time after the date hereof, the “Pledgors”, and each individually, a “Pledgor”), in favor of JPMORGAN CHASE BANK, N.A., TORONTO BRANCH as Administrative Agent (together with its successors and assigns, the “Pledgee”), for its benefit and the benefit of the other Secured Parties.

Preliminary Statements

A. On December 22, 2011 , Quicksilver Resources Inc. (the “Parent”), Quicksilver Resources Canada Inc. (the “Borrower”), the Pledgee, the banks and other financial institutions party thereto as “Lenders” (the “Lenders”) and the other agents party thereto executed an Amended and Restated Credit Agreement (such agreement, as may from time to time be amended, restated, replaced, modified or supplemented, the “Credit Agreement”) pursuant to such, upon the terms and conditions stated therein, the Lenders agreed to make loans and other extensions of credit to the Borrower.

B. The Borrower, the other Pledgors and/or one or more of the Canadian Credit Parties and certain Secured Swap Providers have or may enter into certain Swap Agreements (collectively, the “Secured Swap Agreements”).

C. Bank Products Providers have or may provide Bank Products to the Borrower and/or one or more of the Canadian Credit Parties (collectively, the “Secured Bank Products Agreements”).

D. On December 22, 2011, the Parent and certain of the Parent’s Restricted Subsidiaries, as Guarantors, executed a Guaranty Agreement (such agreement, as may from time to time be amended, restated, replaced, modified or supplemented, the “Guaranty”) pursuant to which, upon the terms and conditions stated therein, the Guarantors party thereto have agreed to guarantee the obligations of the Borrower and the Canadian Credit Parties under the Credit Agreement, the Secured Swap Agreements, the Secured Bank Products Agreements and the other Loan Documents. The Credit Agreement, the Guaranty, the Secured Swap Agreements, the Secured Bank Products Agreements and the other Loan Documents are collectively referred to herein as the “Secured Transaction Documents”.

E. On December 22, 2001, the Parent and certain of its Restricted Subsidiaries as pledgors, executed the Amended and Restated Pledge Agreement (such agreement, as may from time to time be amended, restated, replaced, modified or supplemented, the “U.S. Pledge Agreement”) pursuant to which the Parent, Cowtown Pipeline Management, Inc. and Cowtown Pipeline Funding, Inc. and certain other U.S. Subsidiaries of the Parent that may become a party thereto from time to time, among other things, secure the Combined Obligations of the such parties in favor of the Global Administrative Agent (including by a pledge of 65% of the Equity Interests of certain non U.S. Subsidiaries).

F. The Pledgee and the other Secured Parties have conditioned their obligations under the Secured Transaction Documents upon the execution and delivery by the Pledgors of this Agreement, and the Pledgors have agreed to enter into this Agreement to secure all Secured Indebtedness owing to the Pledgee and the other Secured Parties.

G. Accordingly, in order to comply with the terms and conditions of the Secured Transaction Documents and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby agrees with the Pledgee, for the benefit of the Secured Parties, as follows:

ARTICLE I

Definitions

Section 1.01. Definitions.

(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the meanings given to them in the Credit Agreement.

(b) As used in this Agreement, in addition to the terms defined in the introductory paragraph hereto and in the Preliminary Statements hereto, the following terms have the following meanings:

“Certificated Security”, “Proceeds”, “Securities Account”, “Securities Intermediary” “Security”, “Security Certificate”, “Security Entitlement”, and “Uncertificated Security” have the meanings given to them in the PPSA.

“Collateral” has the meaning assigned such term in Section 2.01.

“Organizational Documents” means, with respect to any Person, such Person’s articles or other charter documents, by-laws, unanimous shareholder agreement, partnership agreement, limited liability company or trust agreement, as applicable, and any and all other similar agreements, documents and instruments relative to such Person.

“Paid In Full In Cash” means (a) the irrevocable and indefeasible payment in full in cash of all principal, interest (including interest accruing during the pendency of an insolvency or liquidation proceeding, regardless of whether allowed or allowable in such insolvency or liquidation proceeding) and premium, if any, on all Loans outstanding under the Credit Agreement, (b) the payment in full in cash or posting of cash collateral in respect of all other obligations or amounts that are outstanding under the Credit Agreement, including the posting of the cash collateral for outstanding Letters of Credit as required by the terms of the Credit Agreement, (c) the termination of all Commitments under the Credit Agreement, (d) payment in full in cash of all amounts due and payable under each Secured Bank Products Agreement, and (e) payment in full in cash of all amounts due and payable under each Secured Swap Agreement.

“Pledged Certificated Securities” means any and all Collateral that is a Certificated Security.

“Pledged Equity Interests” means, with respect to each Pledgor, to the extent of the Pledged Securities, (a) all rights, title, powers, privileges, remedies and interests of such Pledgor as a member, shareholder, limited partner or general partner in a Pledged Issuer, (b) all rights, title, powers, privileges, remedies and interest of any Pledgor in, to and under the Organizational Documents of such Pledged Issuer, and (c) the books and records of such Pledgor pertaining to the Collateral.

“Pledged Issuer” means, at any time, any Person which is an issuer of, or with respect to, any Pledged Equity Interests at such time.

“Pledged Issuer’s Jurisdiction” means, with respect to any Pledged Issuer, its jurisdiction as determined under section 44 of the STA.

“Pledged Securities” means: (a) (i) in the case of those Equity Interests which have not been pledged pursuant to the U.S. Pledge Agreement, the Equity Interests issued by Restricted Subsidiaries including, without limitation, those described or referred to in Schedule 2 (as the same may be supplemented from time to time pursuant to a Supplement in substantially the form of Annex II); or (ii) in the case of those Equity Interests which have been pledged pursuant to the U.S. Pledge Agreement, the Equity Interests issued by non U.S. Subsidiaries not exceeding 35% of the total combined voting power of all classes of the Equity Interests of such non U.S. Subsidiary, including, without limitation, those described or referred to in Schedule 2 (as the same may be supplemented from time to time pursuant to a Supplement in substantially the form of Annex II); and (b) (i) the certificates or instruments, if any, representing such Equity Interests, (ii) all dividends (cash, Equity Interests or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and Property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests, (iii) all replacements, additions to and substitutions for any of the Property referred to in this definition, including, without limitation, claims against third parties, (iv) the Proceeds, interest, profits and other income of or on any of the Property referred to in this definition, (v) all security entitlements in respect of any of the foregoing, if any and (vi) all books and records relating to any of the Property referred to in this definition. “Pledged Securities Accounts” means any and all Collateral that is a Securities Account.

“Pledged Securities Intermediary” means, at any time, any Person which is at such time a Securities Intermediary at which a Pledged Securities Account is maintained.

“Pledged Securities Intermediary’s Jurisdiction” means, with respect to any Securities Intermediary, its jurisdiction as determined under section 45(2) of the STA.

“Pledged Security Certificates” means any and all Security Certificates representing the Pledged Certificated Securities.

“Pledged Security Entitlements” means any and all Collateral that is a Security Entitlement.

“Pledged Uncertificated Securities” means any and all Collateral that is an Uncertificated Security.

“PPSA” means the Personal Property Security Act of the Province referred to in the “Governing Law” section of this Agreement, as such legislation may be amended, renamed or replaced from time to time, and includes all regulations from time to time made under such legislation.

“Secured Obligations” means payment and performance of all Secured Indebtedness. “Security Interests” means the Liens created by the Pledgors in favor of the Pledgee (for its own benefit and for the benefit of the other Secured Parties) over the Collateral under this Agreement.

“STA” means the Securities Transfer Act of the Province referred to in the “Governing Law” section of this Agreement, as such legislation may be amended, renamed or replaced from time to time, and includes all regulations from time to time made under such legislation.

“ULC” means an issuer that is an unlimited company, unlimited liability corporation or unlimited liability company.

“ULC Laws” means the Companies Act (Nova Scotia), the Business Corporations Act (Alberta), the Business Corporations Act (British Columbia), and any other present or future Laws governing ULCs.

“ULC Shares” means shares or other equity interests in the capital stock of a ULC.

Section 1.02. Other Definitional Provisions. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Pledgor, refer to such Pledgor’s Collateral or the relevant part thereof.

Section 1.03. Rules of Interpretation. Section 1.04 of the Credit Agreement is hereby incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.

ARTICLE II

Grant of Security Interest

Section 2.01. Grant of Security Interest. Each Pledgor hereby pledges, assigns and transfers to the Pledgee, and hereby grants to the Pledgee, for the ratable benefit of the Secured Parties, a security interest in all of the following Property now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due and payable (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

(a) all Pledged Securities, including any and all Pledged Equity Interests relating to such Pledgor’s Pledged Securities; and

(b) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Section 2.02. Transfer of Pledged Securities. All certificates or instruments representing or evidencing the Pledged Securities shall be delivered to and held pursuant hereto by the Pledgee or a Person designated by the Pledgee and shall be accompanied by duly executed instruments of transfer or assignment in blank, and accompanied by any required transfer tax stamps to effect the pledge of the Pledged Securities to the Pledgee. During the continuance of an Event of Default, the Pledgee shall have the right, at any time in its discretion and without notice, to transfer to or to register in the name of the Pledgee or any of its nominees any or all of the Pledged Securities, subject only to the revocable rights specified in Section 5.04. In addition, during the continuance of an Event of Default, the Pledgee shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Securities for certificates or instruments of smaller or larger denominations.

Section 2.03. Attachment; No Obligation to Advance. The Pledgors confirm that value has been given by the Secured Parties to the Pledgors, that the Pledgors have rights in the Collateral existing at the date of this Agreement and that the Pledgors and the Pledgee have not agreed to postpone the time for attachment of the Security Interests to any of the Collateral. The Security Interests shall have effect and be deemed to be effective whether or not the Secured Obligations or any part thereof are owing or in existence before or after or upon the date of this Agreement.

ARTICLE III

Representations and Warranties

To induce the Pledgee and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder and to induce the Lenders (and their Affiliates) to enter into Swap Agreements and Secured Bank Products Agreements with the Borrower and its Restricted Subsidiaries, each Pledgor hereby represents and warrants to the Pledgee and each Lender that:

Section 3.01. Title; No Other Liens. Except for Permitted Liens and the security interest granted to the Pledgee for the ratable benefit of the Secured Parties pursuant to this Agreement, such Pledgor is the record and beneficial owner of its respective items of the Collateral free and clear of any and all Liens and has the power to transfer each item of the Collateral in which a Lien is granted by it hereunder, free and clear of any Lien. No security agreement, financing statement or other public notice authorized by such Pledgor with respect to all or any part of the Collateral of such Pledgor is on file or of record in any public office, except such as have been filed in favor of the Pledgee, for the ratable benefit of the Secured Parties, pursuant to this Agreement or the Security Instruments.

Section 3.02. Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon the completion of the filings and the other actions specified on Schedule 3 constitute valid perfected security interests in all of the Collateral in favor of the Pledgee, for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof against all creditors of such Pledgor and any Persons purporting to purchase any Collateral from such Pledgor and (b) are prior to all other Liens on the Collateral in existence on the date hereof (subject to Permitted Liens).

Section 3.03. Pledgor Information. All of the information set out in Schedule 4 is accurate and complete.

Section 3.04. Consents. Except for (i) any consent that has been obtained and is in full force and effect or (ii) any other consent required under and pursuant to the U.S. Pledge Agreement, no consent of any Person is required, or is purported to be required, for the execution, delivery, performance and enforcement of this Agreement. For the purposes of complying with any transfer restrictions contained in the Organizational Documents of any Pledged Issuer, the Pledgors hereby irrevocably consent to any transfer of the Pledged Securities of such Pledged Issuer.

Section 3.05. Execution and Delivery. This Agreement has been duly authorized, executed and delivered by the Pledgors and is a valid and binding obligation of the Pledgors enforceable against the Pledgors in accordance with its terms, subject only to bankruptcy, insolvency, liquidation, reorganization, moratorium and other similar laws generally affecting the enforcement of creditors’ rights, and to the fact that equitable remedies (such as specific performance and injunction) are discretionary remedies.

Section 3.06. Authority. The Pledgors have full power and authority to grant to the Pledgee (for its own benefit and for the benefit of the other Secured Parties) the Security Interests and to execute, deliver and perform its obligations under this Agreement, and such execution, delivery and performance does not contravene any of the Pledgors’ Organizational Documents or any agreement, instrument or restriction to which any Pledgor is a party or by which any Pledgor or any of the Collateral is bound.

Section 3.07. Partnerships, Limited Liability Companies. The terms of any interest in a partnership or limited liability company that is Collateral expressly provide that such interest is a “security” for the purposes of the STA.

Section 3.08. Pledged Securities.

(a) The Pledged Securities required to be pledged under the Credit Agreement by such Pledgor are listed in Schedule 2. The shares of Pledged Securities pledged by such Pledgor hereunder constitute (x) in the case of the Equity Interests referred to in paragraph (a)(i) of the definition of Pledged Securities, all the issued and outstanding shares of all classes of the Equity Interests of each Pledged Issuer owned by such Pledgor as set forth on Schedule 2 or (y) in the case of the Equity Interests referred to in paragraph (a)(ii) of the definition of Pledged Securities, not more than 35% of the total combined voting power of all classes of the Equity Interests of any non U.S. Subsidiary owned by such Pledgor as set forth on Schedule 2. All of the Pledged Securities have been duly and validly issued and are fully paid and nonassessable; and such Pledgor is the record and beneficial owner of, and has good title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except Permitted Liens and the security interest created by this Agreement, and has the power to transfer the Pledged Securities in which a Lien is granted by it hereunder, free and clear of any Lien except Permitted Liens.

(b) There are no restrictions on transfer (that have not been waived or otherwise consented to) in the applicable Organizational Document governing any Pledged Equity Interest or any other agreement relating thereto which would limit or restrict (i) the grant of a security interest in the Pledged Equity Interests, (ii) the perfection of such security interest or (iii) the exercise of remedies in respect of such perfected security interest in the Pledged Equity Interests, in each case, as contemplated by this Agreement. Upon the exercise of remedies in respect of the Pledged Equity Interests, a transferee or assignee of a membership, partnership, shareholder or other interest, as the case may be, of such Pledged Issuer, as the case may be, shall become a member, partner, shareholder or other owner, as the case may be, of such Pledged Issuer, as the case may be, entitled to participate in the management thereof and, upon the transfer of the entire interest of such Pledgor, such Pledgor ceases to be a member, partner, shareholder or other owner, as the case may be.

(c) There are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Equity Interest.

(d) Other than the U.S. Pledge Agreement, if applicable, there is no existing agreement, option, right or privilege capable of becoming an agreement or option pursuant to which any Pledgor would be required to sell, redeem or otherwise dispose of any Pledged Equity Interests or under which any Pledged Issuer has any obligation to issue any Securities of such Pledged Issuer to any Person.

ARTICLE IV

Covenants

Each Pledgor covenants and agrees with the Pledgee and the Secured Parties that, from and after the date of this Agreement until the Secured Obligations shall have been Paid In Full In Cash:

Section 4.01. Maintenance of Perfected Security Interest; Further Documentation. In the case of each Pledgor, such Pledgor agrees that:

(a) it shall, to the extent it has the legal power to do so, maintain the security interest created by this Agreement as a perfected security interest having the priority described in Section 3.02 and shall defend such security interest against the claims and demands of all Persons whomsoever (subject to Permitted Liens); it being understood that no Pledgor shall have any obligation or liability under this Section 4.01(a) with respect to acts or omissions of any Secured Party.

(b) it will furnish to the Pledgee and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Pledgee may reasonably request, all in reasonable detail.

(c) at any time and from time to time, upon the written request of the Pledgee, and at the sole expense of such Pledgor, it will promptly and duly execute and deliver, and have recorded or registered, such further instruments and documents and take such further actions as the Pledgee may reasonably deem necessary for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation:

(i) the delivery to the Pledgee of any and all Pledged Certificated Securities and other materials as may be required from time to time to provide the Pledgee with control over the Pledged Certificated Securities in the manner provided under section 23 of the STA;

(ii) the delivery to the Pledgee of any and all such documents, agreements and other materials as may be required from time to time to provide the Pledgee with control over all Pledged Uncertificated Securities in the manner provided under section 24 of the STA.

(iii) the deliver to the Pledgee of any and all such documents, agreements and other materials as may be required from time to time to provide the Pledgee with control over all Pledged Security Entitlements in the manner provided under section 25 or 26 of the STA; and

(iv) the filing of any financing or continuation statements under the PPSA (or similar laws) in effect in such Pledgor’s jurisdiction with respect to the security interests created hereby.

(d) it shall ensure that the terms of any interest in a partnership or limited liability company that is Collateral shall expressly provide that such interest is a “security” for the purposes of the STA.

(e) if the constating documents of any Pledged Issuer (other than a ULC) restrict the transfer of the Securities of such Pledged Issuer, then such Pledgor shall deliver to the Pledgee a certified copy of a resolution of the directors, shareholders, unitholders or partners of such Pledged Issuer, as applicable , consenting to the transfer(s) contemplated by this Agreement, including any prospective transfer of the Collateral by the Pledgee upon a realization on the Security Interests.

Section 4.02. Changes in Locations, Name, Etc. Such Pledgor recognizes that financing statements pertaining to the Collateral have been or may be filed where such Pledgor maintains any Collateral or maintains its chief executive office. Without limitation of any other covenant herein, such Pledgor will not cause or permit any (a) change to a Pledged Securities Intermediary’s Jurisdiction or Pledged Issuer’s Jurisdiction, (b) change in the location of the chief executive office of any Pledgor, or (c) change in the name of any Pledgor, unless, in each case, such Pledgor shall have (i) promptly notified (and in any event within ten (10) days following any such change) the Pledgee in writing of such change, and (ii) taken all action reasonably requested by the Pledgee for the purpose of maintaining the perfection and priority of the Pledgee’s security interests under this Agreement. In any notice furnished pursuant to this Section 4.02, such Pledgor will expressly state in a conspicuous manner that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of the Pledgee’s security interest in the Collateral. At the reasonable request of the Pledgee, upon the occurrence of such event, such Pledgor will provide to the Pledgee and the Lenders an opinion of counsel, in form and substance reasonably satisfactory to the Pledgee, to the effect that such event will not impair the validity of the security interests hereunder, the perfection and priority thereof, the enforceability of the Loan Documents, and such other matters as may be reasonably requested by the Pledgee.

Section 4.03. Pledged Securities. In the case of each Pledgor, such Pledgor agrees that:

(a) If such Pledgor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests of any Pledged Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Securities, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties, segregated from other Property of such Pledgor, and deliver the same forthwith to the Pledgee in the exact form received, duly indorsed by such Pledgor to the Pledgee, if required, together with an undated stock power covering such certificate duly executed in blank by such Pledgor and with, if the Pledgee so requests, signature guaranteed, to be held by the Pledgee, subject to the terms hereof, as additional collateral security for the Secured Obligations; provided that such Pledgor’s obligations under this (a) shall be limited to 35% of the total combined voting power of all classes of the Equity Interests of any Domestic Subsidiary whose shares are pledged pursuant to the U.S. Pledge Agreement.

(b) without the prior written consent of the Pledgee or as permitted by the Credit Agreement, such Pledgor will not enter into any agreement or undertaking restricting the right or ability of such Pledgor or the Pledgee to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

(c) in the case of each Pledgor that is a Pledged Issuer, such Pledged Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Pledgee promptly in writing of the occurrence of any of the events described in Section 4.03(a) with respect to the Pledged Securities issued by it and (iii) the terms of Section 5.02(e) and Section 5.06 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.02(e) or Section 5.06 with respect to the Pledged Securities issued by it. In the case of any Pledged Issuer that is not a Pledgor hereunder, such Pledgor shall promptly cause such Pledged Issuer to execute and deliver to the Pledgee an Acknowledgment and Consent in substantially the form of Exhibit A.

(d) in the case of each Pledgor that is a partner in a partnership, such Pledgor hereby consents to the extent required by the applicable partnership agreement to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Equity Interests in such partnership and to the transfer following the occurrence of an Event of Default of such Pledged Equity Interests to the Pledgee or its nominee and to the substitution of the Pledgee or its nominee as a substituted partner in such partnership with all the rights, powers and duties of a general partner or a limited partner, as the case may be. In the case of each Pledgor that is a member of a limited liability company, such Pledgor hereby consents to the extent required by the applicable limited liability company agreement (or similar Organizational Document) to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Equity Interests in such limited liability company and to the transfer following the occurrences of an Event of Default of such Pledged Equity Interests to the Pledgee or its nominee and to the substitution of the Pledgee or its nominee as a substituted member of such limited liability company with all the rights, powers and duties of a member of such limited liability company.

(e) such Pledgor shall not agree to any amendment of an Organizational Document that in any way adversely affects the perfection of the security interest of the Pledgee in the Pledged Equity Interests pledged by such Pledgor hereunder.

(f) unless otherwise permitted by the Credit Agreement, such Pledgor shall not permit any Pledged Issuer to amalgamate, merge or consolidate unless all of the outstanding capital stock of the surviving or resulting corporation is, upon such amalgamation, merger or consolidation, pledged under this Agreement and no cash, securities or other property is distributed with respect to the outstanding shares of any other constituent corporation.

(g) such Pledgor shall furnish to the Pledgee such stock powers and other instruments as may be required by the Pledgee to assure the transferability of the Pledged Securities when and as often as may be reasonably requested by the Pledgee.

ARTICLE V

Remedial Provisions

Section 5.01. PPSA and Other Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, the Security Interests shall become enforceable and the Pledgee, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement, the other Loan Documents and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the PPSA or any other applicable law or otherwise available at law or equity. Without limiting the generality of the foregoing, the Pledgee, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or any office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Pledgor, which right or equity is hereby waived and released. If applicable to any particular item of Collateral, each Pledgor further agrees, at the Pledgee’s request, to assemble the Collateral and make it available to the Pledgee at places which the Pledgee shall reasonably select, whether at such Pledgor’s premises or elsewhere. Any such sale or transfer by the Pledgee either to itself or to any other Person shall be absolutely free from any claim of right by Pledgor, including any equity or right of redemption, stay or appraisal which Pledgor has or may have under any rule of law, regulation or statute now existing or hereafter adopted (and such Pledgor hereby waives any rights it may have in respect thereof). Upon any such sale or transfer, the Pledgee shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred.

(b) The Pledgee shall apply the net Proceeds of any action taken by it pursuant to Section 5.01, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Pledgee and the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in accordance with Section 10.02(c) of the Credit Agreement, and only after such application and after the payment by the Pledgee of any other amount required by any provision of law, need the Pledgee account for the surplus, if any, to any Pledgor. To the extent permitted by applicable law, each Pledgor waives all claims, damages and demands it may acquire against the Pledgee or any Secured Party arising out of the exercise by them of any rights hereunder, except in the case of gross negligence or willful misconduct by the Pledgee or any such Secured Party, respectively. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

(c) In the event that the Pledgee elects not to sell the Collateral, the Pledgee retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Secured Obligations. To the extent that applicable law imposes duties on the Pledgee to exercise remedies in a commercially reasonable manner and without prejudice to the ability of the Pledgee to dispose of the Collateral in any such manner, the Pledgors acknowledge and agree that it is not commercially unreasonable for the Pledgee to (or not to) (a) to the extent deemed appropriate by the Pledgee, obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Pledgee in the collection or disposition of any of the Collateral, (b) dispose of Collateral in whole or in part, (c) dispose of Collateral to a customer of the Pledgee, (d) establish an upset or reserve bid price with respect to Collateral and (e) dispose of the Collateral in any and every method or manner of disposition described in this Agreement.

(d) The Pledgee may appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer of the Collateral.

Section 5.02. Pledged Securities.

(a) Unless an Event of Default shall have occurred and be continuing and the Pledgee shall have given notice to the relevant Pledgor of the Pledgee’s intent to exercise its corresponding rights pursuant to Section 5.02(c), each Pledgor shall be permitted to receive all cash dividends, interest, principal payments and other forms of cash distribution paid in respect of the Pledged Securities paid in the normal course of business of the relevant Pledged Issuer, to the extent permitted in the Credit Agreement, and to exercise all voting, consent and corporate, partnership or limited liability company rights with respect to the Pledged Securities; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Pledgor that would impair the Collateral, or be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b) Upon the occurrence and during the continuance of an Event of Default, any sums paid upon or in respect of any Pledged Securities upon the liquidation or dissolution of any Pledged Issuer of any Pledged Securities, any distribution of capital made on or in respect of any Pledged Securities or any property distributed upon or with respect to any Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Pledged Issuer of Pledged Securities or pursuant to the reorganization thereof shall, unless otherwise subject to a perfected security interest in favor of the Pledgee and subject to Section 5.02(c), be delivered to the Pledgee to be held by it hereunder as additional collateral security for the Secured Obligations. If any sum of money or property so paid or distributed in respect of any Pledged Securities shall be received by such Pledgor, such Pledgor shall, until such money or property is paid or delivered to the Pledgee, hold such money or property in trust for the Pledgee, segregated from other funds of such Pledgor, as additional security for the Secured Obligations.

(c) Upon the occurrence and during the continuance of an Event of Default, upon notice by the Pledgee of its intent to exercise such rights to the relevant Pledgor or Pledgors, (i) the Pledgee shall have the right to receive any and all cash dividends, payments, Property or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Secured Obligations in accordance with Section 10.02(c) of the Credit Agreement, and (ii) any or all of the Pledged Securities shall be registered in the name of the Pledgee or its nominee, and (iii) the Pledgee or its nominee may exercise (A) all voting, consent, corporate, partnership or limited liability company and other rights pertaining to such Pledged Securities at any meeting of shareholders, partners or members (or other equivalent body) of the relevant Pledged Issuer or Pledged Issuers or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of any Pledged Issuer, or upon the exercise by any Pledgor or the Pledgee of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Pledgee may determine), all without liability except to account for Property actually received by it, but the Pledgee shall have no duty to any Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(d) In order to permit the Pledgee to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to the Pledgee all such proxies, dividend payment orders and other instruments as the Pledgee may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Pledgor hereby grants to the Pledgee an irrevocable proxy to vote all or any part of the Pledged Securities and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Securities would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Securities on the record books of the Pledged Issuer thereof) by any other Person (including the Pledged Issuer of such Pledged Securities or any officer or agent thereof) upon the occurrence and during the continuance of an Event of Default and which proxy shall only terminate when the Secured Obligations are Paid In Full In Cash.

(e) Each Pledgor hereby authorizes and instructs each Pledged Issuer of any Pledged Securities pledged by such Pledgor hereunder to (i) comply with any instruction received by it from the Pledgee in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Pledgor, and each Pledgor agrees that each Pledged Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Pledgee if so required pursuant to Section 5.02(b).

(f) Without limiting any rights of the Pledgee under Section 5.02(a), upon the occurrence and during the continuance of an Event of Default, if the Pledged Issuer of any Pledged Securities is the subject of bankruptcy, insolvency, receivership, custodianship or other proceedings under the supervision of any Governmental Authority, then all rights of such Pledgor in respect thereof to exercise the voting and other consensual rights which such Pledgor would otherwise be entitled to exercise with respect to the Pledged Securities issued by such Pledged Issuer shall cease, and all such rights shall thereupon become vested in the Pledgee who shall thereupon have the sole right to exercise such voting and other consensual rights, but the Pledgee shall have no duty to exercise any such voting or other consensual rights and shall not be responsible for any failure to do so or delay in so doing.

Section 5.03. ULC Shares. The Pledgors acknowledge that certain of the Collateral may now or in the future consist of ULC Shares, and that it is the intention of the Pledgee and the Pledgors that neither the Pledgee nor any other Secured Party should under any circumstances prior to realization thereon be held to be a “member” or a “shareholder”, as applicable, of a ULC for the purposes of any ULC Laws. Therefore, notwithstanding any provisions to the contrary contained in this Agreement, the Credit Agreement or any other Loan Document, where any Pledgor is the registered owner of ULC Shares which are Collateral, such Pledgor shall remain the sole registered owner of such ULC Shares until such time as such ULC Shares are effectively transferred into the name of the Pledgee, any other Secured Party, or any other Person on the books and records of the applicable ULC. Accordingly, each Pledgor shall be entitled to receive and retain for its own account any dividend on or other distribution, if any, with respect to such ULC Shares (except for any dividend or distribution comprised of Pledged Security Certificates, which shall be delivered to the Pledgee to hold hereunder) and shall have the right to vote such ULC Shares and to control the direction, management and policies of the applicable ULC to the same extent as such Pledgor would if such ULC Shares were not pledged to the Pledgee pursuant hereto. Nothing in this Agreement, the Credit Agreement or any other Loan Document is intended to, and nothing in this Agreement, the Credit Agreement or any other Loan Document shall, constitute the Pledgee, any other Secured Party, or any other Person other than any Pledgor, a member or shareholder of a ULC for the purposes of any ULC Laws (whether listed or unlisted, registered or beneficial), until such time as notice is given to such Pledgor and further steps are taken pursuant hereto or thereto so as to register the Pledgee, any other Secured Party, or such other Person, as specified in such notice, as the holder of the ULC Shares. To the extent any provision hereof would have the effect of constituting the Pledgee or any other Secured Party as a member or a shareholder, as applicable, of any ULC prior to such time, such provision shall be severed herefrom and shall be ineffective with respect to ULC Shares which are Collateral without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Collateral which is not ULC Shares. Except upon the exercise of rights of the Pledgee to sell, transfer or otherwise dispose of ULC Shares in accordance with this Agreement, the Pledgors shall not cause or permit, or enable a Pledged Issuer that is a ULC to cause or permit, the Pledgee or any other Secured Party to: (a) be registered as a shareholder or member of such Pledged Issuer; (b) have any notation entered in their favor in the share register of such Pledged Issuer; (c) be held out as shareholders or members of such Pledged Issuer; (d) receive, directly or indirectly, any dividends, property or other distributions from such Pledged Issuer by reason of the Pledgee holding the Security Interests over the ULC Shares; or (e) act as a shareholder of such Pledged Issuer, or exercise any rights of a shareholder including the right to attend a meeting of shareholders of such Pledged Issuer or to vote its ULC Shares.

Section 5.04. Private Sales of Pledged Securities.

(a) Each Pledgor recognizes that the Pledgee may be unable to effect a public sale of any or all the Pledged Securities, by reason of certain prohibitions at law or otherwise or may determine that a public sale is impracticable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Pledgee shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the Pledged Issuer thereof to register such securities for public sale under applicable securities laws, even if such Pledged Issuer would agree to do so.

(b) Each Pledgor agrees to use commercially reasonable efforts to do or cause to be done all such other acts as may reasonably be necessary to make such sale or sales of all or any portion of the Pledged Securities pursuant to this Section 5.04 valid and binding and in compliance with any and all other applicable Governmental Requirements. Each Pledgor further agrees that a breach of any of the covenants contained in this Section 5.04 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.04 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Credit Agreement.

Section 5.05. Court-Approved Disposition of Collateral. In addition to the remedies provided in this Article V, upon the occurrence and during the continuance of an Event of Default, the Pledgee may obtain from any court of competent jurisdiction an order for the sale or foreclosure of any or all of the Collateral.

Section 5.06. Deficiency. Each Pledgor shall remain liable for any deficiency if the Proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Pledgee or any Secured Party to collect such deficiency.

Section 5.07. Non-Judicial Enforcement. The Pledgee may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law, each Pledgor expressly waives any and all legal rights which might otherwise require the Pledgee to enforce its rights by judicial process.

ARTICLE VI

The Pledgee

Section 6.01. Pledgee’s Appointment as Attorney-in-Fact, Etc.

(a) Each Pledgor hereby irrevocably constitutes and appoints the Pledgee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Pledgor and in the name of such Pledgor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all reasonably appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Pledgor hereby gives the Pledgee the power and right, on behalf of such Pledgor, without notice to or assent by such Pledgor, to do any or all of the following:

(i) unless being disputed under Section 8.04 of the Credit Agreement, pay or discharge Taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance required by the terms of this Agreement or any other Loan Document and pay all or any part of the premiums therefor and the costs thereof;

(ii) execute, in connection with any sale provided for in Section 5.01 or Section 5.04, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iii) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Pledgee or as the Pledgee shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) in the name of such Pledgor or its own name, or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due with respect to any Collateral and commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (D) defend any suit, action or proceeding brought against such Pledgor with respect to any Collateral; (E) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Pledgee may deem appropriate; and (F) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Pledgee were the absolute owner thereof for all purposes, and do, at the Pledgee’s option and such Pledgor’s expense, at any time, or from time to time, all acts and things which the Pledgee deems necessary to protect, preserve or realize upon the Collateral and the Pledgee’s and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Pledgor might do.

Anything in this Section 6.01(a) to the contrary notwithstanding, the Pledgee agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.01(a) unless an Event of Default shall have occurred and be continuing.

(b) If any Pledgor fails to perform or comply with any of its agreements contained herein within the applicable grace periods, the Pledgee, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Pledgee incurred in connection with actions undertaken as provided in this Section 6.01, together with interest thereon at a rate per annum equal to the post-default rate specified in Section 3.02(e) of the Credit Agreement, but in no event to exceed the Highest Lawful Rate, from the date of payment by the Pledgee to the date reimbursed by the relevant Pledgor, shall be payable by such Pledgor to the Pledgee on demand.

(d) Each Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue and in compliance hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 6.02. Duty of Pledgee. The Pledgee’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under the PPSA or otherwise, shall be to deal with it in the same manner as the Pledgee deals with similar Property for its own account and shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral. Neither the Pledgee, any Secured Party nor any of their Related Parties shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Pledgee and the Secured Parties hereunder are solely to protect the Pledgee’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Pledgee or any Secured Party to exercise any such powers. The

Pledgee and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their Related Parties shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct. To the fullest extent permitted by applicable law, the Pledgee shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Secured Obligations, or to take any steps necessary to preserve any rights against any Pledgor or other Person or ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not it has or is deemed to have knowledge of such matters. Each Pledgor, to the extent permitted by applicable law, waives any right of marshaling in respect of any and all Collateral, and waives any right to require the Pledgee or any Secured Party to proceed against any Pledgor or other Person, exhaust any Collateral or enforce any other remedy which the Pledgee or any Secured Party now has or may hereafter have against each Pledgor, any Pledgor or other Person.

Section 6.03. Filing of Financing Statements. Pursuant to the PPSA and any other applicable law, each Pledgor authorizes the Pledgee to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Pledgee reasonably determines appropriate to perfect the security interests of the Pledgee under this Agreement.

Section 6.04. Authority of Pledgee. Each Pledgor acknowledges that the rights and responsibilities of the Pledgee under this Agreement with respect to any action taken by the Pledgee or the exercise or non-exercise by the Pledgee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Pledgee and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Pledgee and the Pledgors, the Pledgee shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Pledgor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

ARTICLE VII

Miscellaneous

Section 7.01. Waiver. No failure on the part of the Pledgee or any Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, privilege or remedy or any abandonment or discontinuance of steps to enforce such right, power, privilege or remedy under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, privilege or remedy under this Agreement or any other Loan Document preclude or be construed as a waiver of any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. The remedies provided herein are cumulative and not exclusive of any remedies provided by law or equity.

Section 7.02. Notices. All notices and other communications provided for herein shall be given in the manner and subject to the terms of Section 12.01 of the Credit Agreement; provided that any such notice, request or demand to or upon any Pledgor shall be addressed to such Pledgor at its notice address set forth on Schedule 1.

Section 7.03. Payment of Expenses, Indemnities, Etc.

(a) Each Pledgor agrees to pay or reimburse each Secured Party and the Pledgee for all out-of-pocket expenses incurred by such Person, including the fees, charges and disbursements of any counsel for the Pledgee or any Secured Party, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including, without limitation, all out-of-pocket expenses incurred in enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Pledgor is a party.

(b) Each Pledgor agrees to pay, and to save the Pledgee and the Secured Parties harmless from the full amount of any Other Taxes and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement; provided that no Pledgor shall be required to indemnify the Pledgee or any Secured Party for any amounts under this Section 7.03(b) to the extent that such Person fails to notify such Pledgor of its intent to make a claim for indemnification under this Section 7.03(b) within 180 days after a claim is asserted against such Person by the relevant Governmental Authority. A certificate of the Pledgee or any Secured Party as to the amount of such payment or liability under this Section 7.03(b), together with, to the extent available, reasonable supporting documentation relating to such payment or liability, shall be delivered to such Pledgor and shall be conclusive absent manifest error.

(c) Each Pledgor agrees to pay, and to save the Pledgee and the Secured Parties harmless from, any and all liabilities, claims, losses, damages, penalties, expenses, charges or disbursements with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 12.03 of the Credit Agreement.

(d) Each Pledgor shall not assert, and hereby waives (to the fullest extent permitted by applicable Law), (i) any claim against any Secured Party (or any director, officer or employee thereof), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, and (ii) all of the rights, benefits and protections given by any present or future statute that imposes limitations on the rights, powers or remedies of a secured party or on the methods of, or procedures for, realization of security, including any “seize or sue” or “anti-deficiency” statute or any similar provision of any other statute.

Section 7.04. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 12.02 of the Credit Agreement.

Section 7.05. Successors and Assigns. The provisions of this Agreement shall be binding upon the Pledgors and their successors and permitted assigns and shall inure to the benefit of the Pledgee and the Secured Parties and their respective successors and permitted assigns; provided that except as set forth in Section 12.04 of the Credit Agreement, no Pledgor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Pledgee and the Majority Lenders, and any such purported assignment, transfer or delegation shall be null and void.

Section 7.06. Survival; Revival; Reinstatement.

(a) All covenants, agreements, representations and warranties made by any Pledgor herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document to which it is a party shall be considered to have been relied upon by the Pledgee, the other Agents, the Issuing Banks and the Lenders and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Pledgee, the other Agents, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Secured Obligations are Paid In Full In Cash. The provisions of Section 7.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

(b) To the extent that any payments on the Secured Obligations or Proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Secured Obligations so satisfied shall be revived and continue as if such payment or Proceeds had not been received and the Pledgee’s and the Secured Parties’ Liens, security interests, rights, powers and remedies under this Agreement and each other Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Pledgee and the Secured Parties to effect such reinstatement.

Section 7.07. Additional Security. This Agreement is in addition to, and not in substitution of, any and all other Security previously or concurrently delivered by the Pledgors or any other Person to any Secured Party, all of which other Security shall remain in full force and effect.

Section 7.08. Counterparts; Integration; Effectiveness.

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b) This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Pledgee constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. This Agreement and the other Loan Documents (other than the Letters of Credit and the Letter of Credit Agreements) represent the final agreement among the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

(c) This Agreement shall become effective when it shall have been executed by the Pledgee and when the Pledgee shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto, the Lenders and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or any other electronic transmission (including via email or PDF) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 7.09. Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 7.10. Governing Law; Submission to Jurisdiction.

(a) THIS AGREEMENT AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE IN ANY WAY TO THIS AGREEMENT OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ALBERTA AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE PROVINCE OF ALBERTA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON- EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

(c) EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 7.02 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 7.02 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d) EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 7.10.

Section 7.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 7.12. Acknowledgments. Each Pledgor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) neither the Pledgee nor any Secured Party has any fiduciary relationship with or duty to any Pledgor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Pledgors, on the one hand, and the Pledgee and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Pledgors and the Secured Parties.

(d) Each of the parties hereto specifically agrees that it has a duty to read this Agreement, the Security Instruments and the other Loan Documents and agrees that it is charged with notice and knowledge of the terms of this Agreement, the Security Instruments and the other Loan Documents; that it has in fact read this Agreement, the Security Instruments and the other Loan Documents and is fully informed and has full notice and knowledge of the terms, conditions and effects thereof; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the Security Instruments and the other Loan Documents; and has received the advice of its attorney in entering into this Agreement, the Security Instruments and the other Loan Documents; and that it recognizes that certain of the terms of this Agreement and the Security Instruments result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 7.13. Additional Pledgors and Additional Equity Interests. Each Restricted Subsidiary of the Borrower that at any time owns any Equity Interests in any other Restricted Subsidiary and is required to become a party to this Agreement pursuant to Section 8.13 of the Credit Agreement shall become a Pledgor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex I hereto and shall thereafter have the same rights, benefits and obligations as a Pledgor party hereto on the date hereof. Each Pledgor that is required to pledge additional Equity Interests of any Restricted Subsidiary shall execute and deliver a Supplement in the form of Annex II hereto, if such Equity Interests were not previously pledged.

Section 7.14. Releases.

(a) Release Upon Payment in Full. The grant of a security interest hereunder and all of rights, powers and remedies in connection herewith shall remain in full force and effect until the Secured Obligations are Paid In Full In Cash, at which time such security interests shall automatically terminate. Promptly following the Secured Obligations being Paid In Full In Cash, the Pledgee shall, at the Borrower’s written request and expense, (i) retransfer and deliver all Collateral in its possession to the Pledgors, and (ii) execute a written release or termination statement and reassign to the Pledgors without recourse or warranty any remaining Collateral and all rights conveyed hereby.

(b) Partial Releases. If any of the Collateral shall be sold, transferred or otherwise disposed of by any Pledgor in a transaction permitted by the Credit Agreement, then the Pledgee, at the request and sole expense of such Pledgor, shall promptly execute and deliver to such Pledgor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral and the Equity Interests of the Pledged Issuer thereof. At the request and sole expense of the Borrower, a Pledgor shall be released from its obligations hereunder in the event that all the Equity Interests of such Pledgor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement;

provided that the Borrower shall have delivered to the Pledgee, at least three (3) Business Days prior to the date of the proposed release (or such shorter period as the Pledgee may agree), a written request of a Responsible Officer of the Borrower for release identifying the relevant Pledgor, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

(c) Retention in Satisfaction. Except as may be expressly applicable pursuant to the PPSA, if applicable, no action taken or omission to act by the Pledgee or the Secured Parties hereunder, including, without limitation, any exercise of voting or consensual rights or any other action taken or inaction, shall be deemed to constitute a retention of the Collateral in satisfaction of the Secured Obligations or otherwise to be in full satisfaction of the Secured Obligations, and the Secured Obligations shall remain in full force and effect, until the Pledgee and the Secured Parties shall have applied payments (including, without limitation, collections from Collateral) towards the Secured Obligations in the full amount then outstanding or until such subsequent time as is provided in Section 7.14(a).

Section 7.15. Acceptance. Each Pledgor hereby expressly waives notice of acceptance of this Agreement, acceptance on the part of the Pledgee and the Secured Parties being conclusively presumed by their request for this Agreement and delivery of the same to the Pledgee.

Section 7.16. Intercreditor Agreement. In the event of any conflict between the provisions set forth in this Agreement solely as they relate to the relative rights and obligations of the Pledgee and the Secured Parties and U.S. Secured Parties in relation to another one and those set forth in the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall supersede and control such provisions of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

PLEDGOR	[NAME OF PLEDGOR]

By:
Name:
Title:

Acknowledged and Agreed to as of the date hereof by:

PLEDGEE	JPMORGAN CHASE BANK, N.A., TORONTO BRANCH as Administrative Agent

By:
Name:
Title:

Annex I

Assumption Agreement

ASSUMPTION AGREEMENT, dated as of [            ], 201[    ], made by [            ], a [            ] (the “Additional Pledgor”), in favor of JPMORGAN CHASE BANK, N.A., TORONTO BRANCH as Administrative Agent (in such capacity, the “Pledgee”) for the financial institutions (the “Lenders”) parties to the Credit Agreement referred to below and for the other Secured Parties. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H:

WHEREAS, Quicksilver Resources Canada Inc., an Alberta Corporation (the “Borrower”), Quicksilver Resources Inc., a Delaware corporation (the “Parent”), the Pledgee, the other agents party thereto and the Lenders have entered into an Amended and Restated Credit Agreement, dated as of December 22, 2011 (as amended, restated, replaced, modified or supplemented from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, [            ] have entered into the Pledge Agreement, dated as of [            ], 201[    ] (as amended, restated, replaced, modified or supplemented from time to time, the “Pledge Agreement”) in favor of the Pledgee for the benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires the Additional Pledgor to become a party to the Pledge Agreement; and

WHEREAS, the Additional Pledgor has agreed to execute and deliver this Assumption

Agreement in order to become a party to the Pledge Agreement; NOW, THEREFORE, IT IS AGREED:

1. Pledge Agreement. By executing and delivering this Assumption Agreement, the Additional Pledgor, as provided in Section 7.13 of the Pledge Agreement, hereby becomes a party to the Pledge Agreement as a Pledgor thereunder with the same force and effect as if originally named therein as a Pledgor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Pledgor thereunder and expressly grants to the Pledgee, for the benefit of the Secured Parties, a security interest in all Collateral owned by such Additional Pledgor to secure all of the Secured Obligations thereunder. The information set forth in Exhibit A hereto is hereby added to the information set forth in Schedules 1 through 4 to the Pledge Agreement. The Additional Pledgor hereby represents and warrants that each of the representations and warranties contained in Article III of the Pledge Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. Governing Law. This Assumption Agreement shall be governed by, and construed in accordance with, the laws of the Province of Alberta.

Annex I-1

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL PLEDGOR]

By:
Name:
Title:

Annex I-2

Exhibit A to Annex I

Schedules to Pledge Agreement

Annex I - 3

Annex II

Supplement

SUPPLEMENT, dated as of [            ], 20[    ], made by [            ], a [            ] (the “Specified Pledgor”), in favor of JPMORGAN CHASE BANK, N.A., TORONTO BRANCH as Administrative Agent (in such capacity, the “Pledgee”) for the financial institutions (the “Lenders”) parties to the Credit Agreement referred to below and for the other Secured Parties. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H:

WHEREAS, Quicksilver Resources Canada Inc., an Alberta Corporation (the “Borrower”), Quicksilver Resources Inc., a Delaware corporation (the “Parent”), the Pledgee, the other agents party thereto and the Lenders have entered into an Amended and Restated Credit Agreement, dated as of December 22, 2011 (as amended, restated, replaced, modified or supplemented from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, [            ] have entered into the Pledge Agreement, dated as of [            ], 201[    ] (as amended, restated, replaced, modified or supplemented from time to time, the “Pledge Agreement”) in favor of the Pledgee for the benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires the Specified Pledgor to pledge the Equity Interests described hereto on Schedule 2-S; and

WHEREAS, the Specified Pledgor has agreed to execute and deliver this Supplement in order to pledge such Equity Interests;

NOW, THEREFORE, IT IS AGREED:

1. Pledge Agreement. By executing and delivering this Supplement, the Specified Pledgor, as provided in Section 7.13 of the Pledge Agreement, hereby pledges and grants a security interest in (a) the Equity Interests described or referred to in Schedule 2-S and (b) all other Collateral (as defined in the Pledge Agreement). Upon execution of this Supplement, such securities will constitute “Pledged Securities” for purposes of the Pledge Agreement with the same force and effect as if originally listed on Schedule 2 thereto. The information set forth in Schedule 2-S hereto is hereby added to the information set forth in Schedule 2 to the Pledge Agreement. The Specified Pledgor hereby represents and warrants that each of the representations and warranties contained in Article III of the Pledge Agreement is true and correct on and as the date hereof (after giving effect to this Supplement) as if made on and as of such date.

2. Governing Law. This Supplement shall be governed by, and construed in accordance with, the laws of the Province of Alberta.

Annex II - 1

IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed and delivered as of the date first above written.

[SPECIFIED PLEDGOR]

By:
Name:
Title:

Annex II - 2

Schedule 2-S to Annex II

Schedule 2

DESCRIPTION OF ADDITIONAL PLEDGED SECURITIES

Additional Pledged Securities:

Pledged Securities:

Pledged Issuer	Securities Owned	% of issued and outstanding Securities of Pledged Issuer	Security Certificate Numbers	Security Certificate Location
[—]	[—]	[—]	[—]	[—]

Pledged Securities Accounts:

Pledged Securities Intermediary	Securities Account Number	Pledged Securities Intermediary’s Jurisdiction	Pledged Security Entitlements
[—]	[—]	[—]	[—]

Pledged Uncertificated Securities:

Pledged Issuer	Pledged Issuer’s Jurisdiction	Securities Owned	% of issued and outstanding Securities of Pledged Issuer
[—]	[—]	[—]	[—]

Annex II - 3

Exhibit A

Acknowledgment and Consent

The undersigned hereby acknowledges receipt of a copy of the Pledge Agreement dated as of [            ], 201[    ] (the “Pledge Agreement”), made by the Pledgors parties thereto for the benefit of JPMORGAN CHASE BANK, N.A., TORONTO BRANCH as Pledgee and the Secured Parties. The undersigned agrees for the benefit of the Pledgee and the Secured Parties as follows:

1. The undersigned will be bound by the terms of the Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2. The terms of Section 5.01(a) of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.02(a) or Section 5.04 of the Pledge Agreement.

[NAME OF PLEDGED ISSUER]

By:
Name:
Title:

Address for Notices:

Fax:

Exhibit A-1

Schedule 1

NOTICE ADDRESSES OF PLEDGOR

Quicksilver Resources Canada Inc.

One Palliser Square, Suite 2000, 125-9th Avenue S.E.

Calgary, Alberta T2G OP8

Attention: Vice President - Finance

(Telecopy No. (403) 262-6115)

With a copy to Quicksilver Resources Inc.

801 Cherry St. Suite 3700, Unit 19

Fort Worth, Texas 76102

Attention: Vice President - Treasurer

(Telecopy No. (817) 665-5016)

With a copy to General Counsel

(Telecopy No. (817) 668-5012)

Schedule 1 - 1

Schedule 2

DESCRIPTION OF PLEDGED SECURITIES

Pledged Securities:

Pledged Issuer	Securities Owned	% of issued and outstanding Securities of Pledged Issuer	Security Certificate Numbers	Security Certificate Location
[—]	[—]	[—]	[—]	[—]

Pledged Securities Accounts:

Pledged Securities Intermediary	Securities Account Number	Pledged Securities Intermediary’s Jurisdiction	Pledged Security Entitlements
[—]	[—]	[—]	[—]

Pledged Uncertificated Securities:

Pledged Issuer	Pledged Issuer’s Jurisdiction	Securities Owned	% of issued and outstanding Securities of Pledged Issuer
[—]	[—]	[—]	[—]

Schedule 2 - 1

Schedule 3

FILINGS AND OTHER ACTIONS

REQUIRED TO PERFECT SECURITY INTERESTS

1.	Delivery to the Pledgee of all Pledged Securities consisting of certificated securities, in each case properly endorsed for transfer or in blank.

2.	[Filing of a financing statement under the PPSA with respect to the Collateral with [ ].]

Schedule 3 - 1

Schedule 4

PLEDGOR INFORMATION

Full legal name:

Prior names:

Predecessor companies:

Jurisdiction of incorporation or organization:

Address of chief executive office:

Schedule 4 - 1

EXECUTION VERSION

SCHEDULE 1.02

GUARANTORS

U.S. GUARANTORS	JURISDICTION OF ORGANIZATION
Cowtown Pipeline Management, Inc.	Texas
Cowtown Pipeline Funding, Inc.	Delaware
Cowtown Gas Processing L.P.	Texas
Cowtown Pipeline L.P.	Texas

CANADIAN GUARANTORS
None

Schedule 1.02

EXECUTION VERSION

SCHEDULE 3.05

GRANDFATHERED LETTERS OF CREDIT

QUICKSILVER RESOURCES INC.
BANK	LC NUMBER	EXPIRE DATE	AMOUNT	BENEFICIARY
JPMorgan Chase	CPCS-642639	06/27/2012	$150,000.00	Department of the Interior Bureau of Indian Affairs
JPMorgan Chase	CPCS-744726	02/28/2012	5,000,000.00	Houston Pipeline Co L.P. and/or Energy Transfer Partners, L.P.
JPMorgan Chase	CPCS-740855	05/15/2012	10,000.00	Columbia Gulf Transmission, LLC
JPMorgan Chase	CPCS-795261	09/04/2012	10,000.00	Transcontinental Gas Pipeline

Total			$5,170,000.00

QUICKSILVER RESOURCES CANADA INC.
BANK	LC NUMBER	EXPIRE DATE	AMOUNT (CAD$)	BENEFICIARY
JPMorgan Chase	001-814	02/09/2012	$1,000,000.00	Natural Gas Exchange
JPMorgan Chase	001-1084	05/31/2012	7,750,000.00	Westcoast Energy Inc./Spectra
JPMorgan Chase	001-1092	03/17/2012	3,454,708.00	NOVA Gas Transmission Ltd./TCPL
JPMorgan Chase	701685	08/11/2012	32,648,000.00	NOVA Gas Transmission Ltd./TCPL
JPMorgan Chase	702037	12/12/2012	150,000.00	British Columbia Oil & Gas Commission

Total			$45,002,708.00

Schedule 3.05-1

SCHEDULE 7.11

RESTRICTED SUBSIDIARIES; UNRESTRICTED SUBSIDIARIES

RESTRICTED SUBSIDIARIES	JURISDICTION OF ORGANIZATION	ORGANIZATIONAL IDENTIFICATION NUMBER	PRINCIPAL PLACE OF BUSINESS AND CHIEF EXECUTIVE OFFICE

Cowtown Pipeline Management, Inc.	Texas	800370006	c/o Quicksilver Resources Inc. 801 Cherry Street Suite 3700, Unit 19 Fort Worth, TX 76102

Cowtown Pipeline Funding, Inc.	Delaware	3835075	c/o Quicksilver Resources Inc. 801 Cherry Street Suite 3700, Unit 19 Fort Worth, TX 76102

Cowtown Gas Processing L.P.	Texas	800458157	c/o Quicksilver Resources Inc. 801 Cherry Street Suite 3700, Unit 19 Fort Worth, TX 76102

Cowtown Pipeline L.P.	Texas	800370586	c/o Quicksilver Resources Inc. 801 Cherry Street Suite 3700, Unit 19 Fort Worth, TX 76102

Quicksilver Resources Canada Inc.	Alberta	2014451096	c/o Quicksilver Resources Inc. 801 Cherry Street Suite 3700, Unit 19 Fort Worth, TX 76102

UNRESTRICTED SUBSIDIARIES	JURISDICTION OF ORGANIZATION	ORGANIZATIONAL IDENTIFICATION NUMBER

Cowtown Drilling Inc.	Texas	800525807

Makarios Resources International Holdings LLC	Delaware	4983995

Makarios Resources International Inc.	Delaware	4983994

Makarios Midstream Inc.	Alberta	2016233914

1622834 Alberta Inc.	Alberta	2016228344

Schedule 7.11- 1

SCHEDULE 7.12

INSURANCE

U.S. PROPERTY AND CASUALTY INSURANCE POLICIES
INSURANCE CARRIER	TYPE OF COVERAGE	POLICY NUMBER

Liberty Mutual	Workers Compensation/Employers Liability	WC2641005100-062

Liberty Mutual	General Liability (USA)	TB2641005100-071

Liberty Mutual	Auto Liability (USA)	AS2641005100-081

StarNet	Non-Owned Aviation Liability	BA110500160

Ironshore Specialty	Umbrella ($25 MM Primary)	00272701

AXIS Surplus	Excess Umbrella ($25 MM – First Excess Layer)	EAU726544012011

Chubb Custom	Excess Umbrella ($25 MM – Second Excess Layer)	79565071

Fireman’s Fund	Excess Umbrella ($25 MM- Third Excess Layer)	SHX00014785570

Liberty Mutual (37.5%)	Property (Including Oil Lease Equipment)	3DAAAGIJ002

Zurich America (37.5%) National Union (25%)	“ “	OGR9264592-01 616-281-32

Lexington Insurance	Control of Well	019946699

Lexington Insurance	Control of Well (City of Granbury)	019946698

Lloyd’s of London	Excess Control of Well	10536H11

Ironshore Specialty	Site Pollution Liability	00274901

Ironshore Specialty	Site Pollution Liability (Town of Northlake, TX)	01HUB0918001

Schedule 7.12 - 1

CANADIAN PROPERTY AND CASUALTY INSURANCE POLICIES
INSURANCE CARRIER	TYPE OF COVERAGE	POLICY NUMBER

AXA Pacific	Auto Liability	4009061

St. Paul Fire & Marine (Travelers)	General Liability	CPC0082657

St. Paul Fire & Marine (Travelers)	Umbrella (C$14MM Primary)	CPC0082657

GCAN	Excess Umbrella (C$11MM First Excess Layer)	9140196

Lloyds by Authority of Endeavour Insurance Services	Excess Umbrella (C$75MM Second Excess Layer)	B1135P20519/2011

Berkley Insurance Company	Non-Owned Aviation	BA-11-06-00034

Zurich (55%) Liberty Mutual (25%) Chubb (20%)	Property (Including Oil Lease Equipment)	M11BFLC006

Chartis of Canada	Control of Well	7274344

Lloyd’s of London	Excess Control of Well	10950H11

Schedule 7.12 - 2

SCHEDULE 9.02

EXISTING DEBT

QUICKSILVER RESOURCES INC.
INSTRUMENT	COUNTERPARTY	REMAINING TENOR	REMAINING OBLIGATION (AS OF 9/30/2011)

Senior Note due 2015	The Bank of New York Trust Company, N.A. as Trustee	August 1, 2015	$438,000,000

Senior Note due 2016	The Bank of New York Trust Company, N.A. as Trustee	January 1, 2016	$590,620,000

Senior Note due 2019	The Bank of New York Trust Company, N.A. as Trustee	August 15, 2019	$298,000,000

Senior Subordinated Notes	The Bank of New York Trust Company, N.A. as Trustee	April 1, 2016	$350,000,000

Convertible Debentures	JP Morgan Chase Bank	November 1, 2024	$18,000

Guarantees of any Debt listed on this Schedule 9.02	as applicable as noted on this Schedule 9.02	as applicable as noted on this Schedule 9.02	as applicable as noted on this Schedule 9.02

QUICKSILVER RESOURCES CANADA INC.
INSTRUMENT	COUNTERPARTY	REMAINING TENOR	REMAINING OBLIGATION (AS OF 9/30/2011)

Amended and Restated Global Intercompany Note dated September 6, 2011	Quicksilver Resources Inc.	n/a	US$	243,620,034.64

Accounts Payable over 90 days	Various	Various	C$	221,477

Schedule 9.02 - 1

SCHEDULE 9.03

LIENS

QUICKSILVER RESOURCES INC.
DEBTOR(S)	SECURED PARTY	STATE/ COUNTY OF FILING	DATE OF FILING	FILE NUMBER	COLLATERAL DESCRIPTION

Quicksilver Resources Inc.	GreatAmerica Leasing Corporation	Delaware	07/06/07	2007 2560612	This UCC-1 is filed pursuant to Section 9-505 of the Uniform Commercial Code for informational purposes only. This transaction is intended by the lessee and lessor to be a lease. Various Panasonic and Konica Copiers and Fax Machines with Accessories and all Products, Proceeds and Attachments 417781

Quicksilver Resources Inc.	Konica Minolta Business Solutions U.S.A., Inc.	Delaware	07/25/07	2007 2797321	This is a lease transaction and is being filed for notification purposes only. Four (4) Konica Minolta bizhub C550 color copiers.

Quicksilver Resources Inc.	Caterpillar Financial Services Corporation	Delaware	08/23/07	2007 3226569	One (1) Caterpillar 924G Wheel Loader S/N: DDA03777 and substitutions, replacement, additions and accessions thereto, now owned or hereafter acquired and proceeds thereof. This is a precautionary filing and is not to be deemed as an admission by any party that the lease agreement is other than a true lease.

Quicksilver Resources Inc.	GreatAmerica Leasing Corporation	Delaware	06/18/08	2008 2088159	Various Panasonic Copiers with Accessories and all products, proceeds and attachments. This UCC-1 is filed pursuant to Section 9-505 of the Uniform Commercial Code for informational purposes only. This transaction is intended by the lessee and lessor to be a lease.

Quicksilver Resources Inc.	Herc Exchange, LLC	Delaware	12/22/08	2008 4240832	One (1) Backhoe; Make: DEERE; Model: 310G; Serial: TO310GX947392; Herc ID: 226055166; Doc: 23947563-001

Quicksilver Resources Inc.	United Rentals	Delaware Northwest, Inc.	06/10/09	2009 1847802	Forklift Var Reach 5000 LB 16-20 Ft; Make: TEREX; Model: TX-5119; Serial #: 2306A09574; Model Year: 2003; $18,078.52

Schedule 9.03 - 1

QUICKSILVER RESOURCES INC.
DEBTOR(S)	SECURED PARTY	STATE/ COUNTY OF FILING	DATE OF FILING	FILE NUMBER	COLLATERAL DESCRIPTION

Quicksilver Resources Inc.	Konica Minolta Premier Finance	Delaware	04/07/10	2010 1202245	All Equipment, described herein or otherwise, leased to or financed for the Debtor by Secured Party under that certain Premier Advantage Agreement No. 7662395-003 including all accessories, accessions, replacements, additions, substitutions, add-ons and upgrades thereto, and any proceeds therefrom.

Quicksilver Resources Inc.	United Equipment Rentals Gulf, L.P.	Delaware	05/04/10	2010 1559420	Customer hereby grants to United Equipment Rentals Gulf, L.P. a security interest in the Equipment described as: Customer #: 992964, Equipment #: 945628, Qty: 1, Invoice/Seq #: 87303450-001, Make: SKYTRAK, Model: 8042, Description: FORKLIFT VAR REACH 8000LB *40-49 FT and the proceeds of the Equipment to secure the prompt payment and performance of Customer’s purchase price and other obligations.

Quicksilver Resources Inc.	Konica Minolta Premier Finance	Delaware	03/07/11	20110837644	All Equipment, described herein or otherwise, leased to or financed for the Debtor by Secured Party under that certain Premier Advantage Agreement No. 7662395-006 including all accessories, accessions, replacements, additions, substitutions, add-ons and upgrades thereto, and any proceeds therefrom.

Quicksilver Resources Inc.	JPMorgan Chase Bank, N.A., Toronto Branch	Delaware	09/06/11		One hundred percent of the equity interest of Quicksilver Resources Canada Inc.

Quicksilver Resources Canada Inc.	Jim Peplinski’s Leasemaster; Jim Peplinski’s Auto Leasing Ltd.	Alberta	11/29/07	07112908228	1J8HR78378C130571 2008 JE GRANDE CHEROKEE MV - Motor Vehicle

Schedule 9.03 - 2

QUICKSILVER RESOURCES INC.
DEBTOR(S)	SECURED PARTY	STATE/ COUNTY OF FILING	DATE OF FILING	FILE NUMBER	COLLATERAL DESCRIPTION

Quicksilver Resources Canada Inc.	Jim Peplinski’s Leasemaster; Jim Peplinski’s Auto Leasing Ltd.	Alberta	11/05/08	08110531419	5TBBT54148S462465 2008 TO TUNDRA 4X4 DOUBLE MV - Motor Vehicle

Quicksilver Resources Canada Inc.	Jim Peplinski’s Leasemaster; Jim Peplinski’s Auto Leasing Ltd.	Alberta	11/05/08	08110531789	JTEBU11F38K032491 2009 TO FJ CRUISER MV - Motor Vehicle

Quicksilver Resources Canada Inc.	Jim Peplinski’s Auto Leasing Ltd.; Jim Peplinski’s Leasemaster	Alberta	04/28/09	09042828858	1D3HV13T49S714528 2009 DODGE 1500 4X4 CREW MV - Motor Vehicle

Quicksilver Resources Canada Inc.	Jim Peplinski’s Leasemaster; Jim Peplinski’s Auto Leasing Ltd.	Alberta	06/30/09	09063000099	1FTFX1EV7AFA10295 2010 FO F150 4X4 SUPERCAB SB MV - Motor Vehicle

Quicksilver Resources Canada Inc.	Jim Peplinski’s Leasemaster; Jim Peplinski’s Auto Leasing Ltd.	Alberta	06/30/09	09063000101	1FTFX1EV9AFA10296 2010 FO F150 4X4 SUPERCAB SB MV - Motor Vehicle

Quicksilver Resources Canada Inc.	Jim Peplinski’s Leasemaster; Jim Peplinski’s Auto Leasing Ltd.	Alberta	08/20/09	09082000033	1D7RV1CT8AS120824 2010 DO RAM 1500 4X4 CREWCAB MV - Motor Vehicle

Quicksilver Resources Canada Inc.	Jim Peplinski’s Auto Leasing Ltd.; Jim Peplinski’s Leasemaster National	Alberta	08/31/09	09083105458	1FTFX1EV5AFA10294 2010 FO F150 4X4 SUPER MV - Motor Vehicle

Quicksilver Resources Canada Inc.	Jim Peplinski’s Auto Leasing Ltd.; Jim Peplinski’s Leasemaster National	Alberta	08/31/09	09083105574	1FTFX1EV3AFA10293 2010 FO F150 4X4 SUPER MV - Motor Vehicle

Schedule 9.03 - 3

QUICKSILVER RESOURCES INC.
DEBTOR(S)	SECURED PARTY	STATE/ COUNTY OF FILING	DATE OF FILING	FILE NUMBER	COLLATERAL DESCRIPTION

Quicksilver Resources Canada Inc.	Jim Peplinski’s Auto Leasing Ltd.; Jim Peplinski’s Leasemaster National	Alberta	09/10/09	09091003975	1FTFX1EV5AFA09808 2010 FORD F-150 MV - Motor Vehicle

Quicksilver Resources Canada Inc.	Jim Peplinski’s Leasemaster; Jim Peplinski’s Auto Leasing Ltd.	Alberta	09/29/09	09092900128	1FTFX1EV3AFA59123 2010 FORD F150 4X4 SUPERCAB SB MV - Motor Vehicle

Quicksilver Resources Canada Inc.	Jim Peplinski’s Leasemaster; Jim Peplinski’s Auto Leasing Ltd.	Alberta	09/29/09	09092900145	1FTFX1EV5AFA59124 2010 FORD F150 4X4 SUPERCAB SB MV - Motor Vehicle

Quicksilver Resources Canada Inc.	Jim Peplinski’s Leasemaster; Jim Peplinski’s Auto Leasing Ltd.	Alberta	09/29/09	09092900162	1FTFX1EV7AFA59125 2010 FORD F150 4X4 SUPERCAB SB MV - Motor Vehicle

Quicksilver Resources Canada Inc.	Jim Peplinski’s Leasemaster; Jim Peplinski’s Auto Leasing Ltd.	Alberta	09/29/09	09092900180	1FTFX1EV9AFA59126 2010 FORD F150 4X4 SUPERCAB SB MV - Motor Vehicle

Quicksilver Resources Canada Inc.	Jim Peplinski’s Leasemaster; Jim Peplinski’s Auto Leasing Ltd.	Alberta	09/29/09	09092900193	1FTFX1EV0AFA59127 2010 FORD F150 4X4 SUPERCAB SB MV - Motor Vehicle

Quicksilver Resources Canada Inc.	Jim Peplinski’s Leasemaster; Jim Peplinski’s Auto Leasing Ltd.	Alberta	04/08/10	10040820204	1FTFW1EV0AKE03985 2010 Ford F-150 LARIAT MV - Motor Vehicle

Quicksilver Resources Canada Inc.	Jim Peplinski’s Leasemaster; Jim Peplinski’s Auto Leasing Ltd.	Alberta	04/23/10	10042321325	1FTFW1EV0AFC31336 2010 Ford F-150 LARIAT MV - Motor Vehicle

Schedule 9.03 - 4

QUICKSILVER RESOURCES INC.
DEBTOR(S)	SECURED PARTY	STATE/ COUNTY OF FILING	DATE OF FILING	FILE NUMBER	COLLATERAL DESCRIPTION

Quicksilver Resources Canada Inc.	Jim Peplinski’s Auto Leasing Ltd.; Jim Peplinski’s Leasemaster	Alberta	05/20/10	10052033721	1D7RV1CT5AS219648 2010 DODGE RAM 1500 CREW CAB MV - Motor Vehicle

Quicksilver Resources Canada Inc.	Jim Peplinski’s Auto Leasing Ltd.; Jim Peplinski’s Leasemaster	Alberta	05/20/10	10052034467	1FT7W2B6XBEA27500 2011 FORD F250 CREW CAB MV - Motor Vehicle

Quicksilver Resources Canada Inc.	Jim Peplinski’s Leasemaster; Jim Peplinski’s Auto Leasing Ltd.	Alberta	06/03/10	10060314672	3GCRKTE34AG266477 2010 Chevy SILVERADO 1500 LTZ MV - Motor Vehicle

Quicksilver Resources Canada Inc.	Jim Peplinski’s Auto Leasing Ltd.; Jim Peplinski’s Leasemaster National	Alberta	06/11/10	10061126588	1FTFW1EV0AFC31336 2010 FORD F-150 LARIAT MV - Motor Vehicle

Quicksilver Resources Canada Inc.	Jim Peplinski’s Leasemaster; Jim Peplinski’s Auto Leasing Ltd.	Alberta	08/26/10	10082608057	1FT7W2B61BEA76519 2011 Ford F-250 XLT MV - Motor Vehicle

Quicksilver Resources Canada Inc.	Jim Peplinski’s Auto Leasing Ltd.; Jim Peplinski’s Leasemaster National	Alberta	08/31/10	10083100243	1FT7W2B66BEA71543 2011 FORD F-250 MV - Motor Vehicle

Quicksilver Resources Canada Inc.	Jim Peplinski’s Auto Leasing Ltd.; Jim Peplinski’s Leasemaster National	Alberta	09/14/10	10091406685	2HNYD2H7XAH001264 2010 ACURA MDX ELITE MV - Motor Vehicle

Quicksilver Resources Canada Inc.	Jim Peplinski’s Auto Leasing Ltd.; Jim Peplinski’s Leasemaster National	Alberta	10/20/10	10102011858	1FTFX1EV5AFC32284 2010 FORD F-150 MV - Motor Vehicle

Schedule 9.03 - 5

QUICKSILVER RESOURCES INC.
DEBTOR(S)	SECURED PARTY	STATE/ COUNTY OF FILING	DATE OF FILING	FILE NUMBER	COLLATERAL DESCRIPTION

Quicksilver Resources Canada Inc.	Jim Peplinski’s Auto Leasing Ltd.; Jim Peplinski’s Leasemaster National	Alberta	10/21/10	10102103309	1FT7W2B68BEA76520 2011 FORD F-250 MV - Motor Vehicle

Quicksilver Resources Canada Inc.	Jim Peplinski’s Leasemaster; Jim Peplinski’s Auto Leasing Ltd.	Alberta	10/27/10	10102700456	1D7RV1CT5BS573669 2011 DODGE RAM 1500 LARAMIE MV - Motor Vehicle

Quicksilver Resources Canada Inc.	Jim Peplinski’s Leasemaster; Jim Peplinski’s Auto Leasing Ltd.	Alberta	10/29/10	10102909423	1FTFX1EF7BFA08797 2011 Ford F-150 XLT MV - Motor Vehicle

Quicksilver Resources Canada Inc.	Jim Peplinski’s Leasemaster; Jim Peplinski’s Auto Leasing Ltd.	Alberta	12/08/10	10120800508	1FTFX1EF5BFA08796 2011 Ford F-150 XLT MV - Motor Vehicle

Quicksilver Resources Canada Inc.	IOS Financial Services	Alberta	03/10/11	11031002178	All Goods which are 16 copiers/printers together with all replacements and substitutions thereof and all parts, accessories, accessions and attachments thereto and all proceeds thereof, including all proceeds which are accounts, goods, chattel paper, securities, documents of title, instruments, money, intangibles, crops or insurance proceeds (reference lease no. 8496590-001)

Quicksilver Resources Canada Inc.	GE Canada Equipment Financing G.P.	Alberta	03/11/11	11031108785	All Goods which are copiers together with all replacements and substitutions thereof and all parts, accessories, accessions and attachments thereto and all proceeds thereof, including all proceeds which are accounts, goods, chattel paper, securities, documents of title, instruments, money, intangibles, crops or insurance proceeds (reference lease no. 8496881-001)

Schedule 9.03 - 6

QUICKSILVER RESOURCES INC.
DEBTOR(S)	SECURED PARTY	STATE/ COUNTY OF FILING	DATE OF FILING	FILE NUMBER	COLLATERAL DESCRIPTION

Quicksilver Resources Canada Inc.	Ricoh Canada Inc.	Alberta	03/14/11	11031400328	All Goods which are copiers together with all replacements and substitutions thereof and all parts, accessories, accessions and attachments thereto and all proceeds thereof, including all proceeds which are accounts, goods, chattel paper, securities, documents of title, instruments, money, intangibles, crops or insurance proceeds 8496881-001

Quicksilver Resources	Compass Compression Services Ltd.	Alberta	03/18/11	1103181519	170, natural Gas Compressor, CT95-SGH All rights, interest and title in and to a compressor unit bearing identification number C170 in the possession of the Debtor pursuant to an Equipment Rental Agreement dated 23rd day of February, 2011 between the Secured Party and the Debtor, and all components, furnishings, equipment or other parts of any kind which may from time to time be incorporated or installed in or attached to such compressor(s) for as long as the same is so attached and thereafter for so long as the same is subject to the Equipment Rental Agreement in respect thereof. Proceeds; goods, inventory, chattel paper, securities, documents of title, instruments, money, intangibles and accounts (all as defined in the Personal Property Security Act (Alberta) and insurance proceeds.

Schedule 9.03 - 7

QUICKSILVER RESOURCES INC.
DEBTOR(S)	SECURED PARTY	STATE/ COUNTY OF FILING	DATE OF FILING	FILE NUMBER	COLLATERAL DESCRIPTION

Quicksilver Resources	Compass Compression Services Ltd.	Alberta	03/18/11	11031815209	C201, Natural Gas Compressor, AR68-SGF All rights, interest and title in and to a compressor unit bearing identification number C201 in the possession of the Debtor pursuant to an Equipment Rental Agreement dated 23rd day of February, 2011 between the Secured Party and the Debtor, and all components, furnishings, equipment or other parts of any kind which may from time to time be incorporated or installed in or attached to such compressor(s) for as long as the same is so attached and thereafter for so long as the same is subject to the Equipment Rental Agreement in respect thereof. Proceeds; goods, inventory, chattel paper, securities, documents of title, instruments, money, intangibles and accounts (all as defined in the Personal Property Security Act (Alberta) and insurance proceeds.

Quicksilver Resources Canada Inc.	Emkay Canada Leasing Corp.	Alberta	03/28/11	11032825712	1FT7W2B60BEB51016 2011 Ford F-250 MV - Motor Vehicle

Quicksilver Resources Canada Inc.	Emkay Canada Leasing Corp.	Alberta	05/19/11	11051903289	1FTFX1EF8BFB35428 2011 FORD F-150 MV - Motor Vehicle

Quicksilver Resources Canada Inc.	Emkay Canada Leasing Corp.	Alberta	05/19/11	11051903338	1FTFX1EFXBFB35429 2011FORD F-150 MV - Motor Vehicle

Quicksilver Resources Canada Inc.	Emkay Canada Leasing Corp.	Alberta	06/03/11	11060301208	1D7RV1CT7BS661283 2011 DODGE RAM 1500 CREW MV - Motor Vehicle

Quicksilver Resources Canada Inc.	Emkay Canada Leasing Corp.	Alberta	06/03/11	11060308811	1D7RV1GT6BS682488 2011 DODGE RAM 1500 QUAD MV - Motor Vehicle

Quicksilver Resources Canada Inc.	Emkay Canada Leasing Corp.	Alberta	06/03/11	11060309307	1D7RV1CT7BS661283 2011 DODGE RAM 1500 CREW MV - Motor Vehicle

Schedule 9.03 - 8

QUICKSILVER RESOURCES INC.
DEBTOR(S)	SECURED PARTY	STATE/ COUNTY OF FILING	DATE OF FILING	FILE NUMBER	COLLATERAL DESCRIPTION

Quicksilver Resources Canada Inc.	Emkay Canada Leasing Corp.	Alberta	07/07/11	11070705378	1FTFW1E69BFB86231 2011 FORD F-150 MV - Motor Vehicle

Quicksilver Resources Canada Inc.	Mercedes-Benz Financial; Mercedes-Benz Financial Services Canada Corporation	Alberta	10/24/11	11102430302	WDDGF8JB9CA614092 2012 MERCEDES-BENZ C350W4M MV - Motor Vehicle All attachments, accessories, additions, alterations, replacements & repairs (whether present or future) to the vehicle collateral proceeds: all cash and non-cash proceeds of the vehicle collateral including without limitation proceeds derived directly or indirectly from any dealing with the vehicle collateral or that indemnifies or compensates the Debtor(s) for the destruction or damage to or loss of the vehicle collateral. The proceeds may take the form of any one or more of the following: goods, documents of titles, chattel paper, instruments, money, securities or intangibles. Accordingly, any of the Debtor(s) after-acquired personal property may be proceeds and therefore subject to the Secured Party’s security interest.

Quicksilver Resources Canada Inc.	Red Deer County	n/a	n/a	n/a	Cash deposits aggregating C$90,965.00 (to secure various drilling site and road repair requirements).

Quicksilver Resources Canada Inc.	Atco Pipeline	n/a	n/a	n/a	Cash deposits aggregating C$55,640.00 (to secure expected pipeline charges).

Quicksilver Resources Canada Inc.	Municipal District of Rockyview #44	n/a	n/a	n/a	Cash deposit of $50,000.00 (to secure various drilling site and road repair requirements).

Quicksilver Resources Canada Inc.	Miscellaneous	n/a	n/a	n/a	Cash deposits aggregating C$5,891.54 (to secure miscellaneous obligations)

Schedule 9.03 - 9

SCHEDULE 9.06

INVESTMENTS

1.	Quicksilver Resources Inc.

a.	Investments made prior to the Effective Date in Cowtown Drilling, Inc., a Texas corporation

b.	Investments made prior to the Effective Date in Makarios Resources International Holdings LLC, a Delaware limited liability company

c.	Investments made prior to the Effective Date in the equity interests of Quicksilver Resources Canada Inc., a corporation organized under the laws of the Province of Alberta, Canada

d.	Amended and Restated Global Intercompany Note dated September 6, 2011 between Quicksilver Resources Inc., as Intercompany Lender, and Quicksilver Resources Canada Inc., as Intercompany Debtor, in the amount of $243,620,034.64

e.	Promissory Note in the amount of $5,300,000.00 dated October 14, 2011 for the Purchase of 777 West Rosedale, Fort Worth, Texas by Safe City Commission, Inc., a Texas not- for-profit corporation.

f.	Surety Bonds in the aggregate amount of $105,000.00 posted on behalf of Breitburn Energy Partners L.P.

g.	Surety Bond in the amount of $50,000.00 posted on behalf of Crestwood Midstream Partners, L.P.

2.	Quicksilver Resources Canada Inc.

a.	Investments made prior to the Effective Date in Makarios Midstream Inc., a corporation organized under the laws of the Province of Alberta, Canada

b.	Investments made prior to the Effective Date in 1622834 Alberta Inc., a corporation organized under the laws of the Province of Alberta, Canada

c.	Cash deposits aggregating C$90,965.00 to Red Deer County to secure various drilling site and road repair requirements

d.	Cash deposits aggregating C$55,640.00 to Atco Pipeline to secure expected pipeline charges

e.	Cash deposit of C$50,000.00 to Municipal District of Rockyview #44 to secure various drilling site and road repair requirements

f.	Miscellaneous cash deposits in the amount of C$5,891.54

Schedule 9.06 - 1

SCHEDULE 9.08

NATURE OF BUSINESS

None.